UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒ Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Altaba Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ALTABA INC.

140 East 45th Street, 15th Floor

New York, New York 10017

[●], 2019

Dear Altaba Inc. Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Altaba Inc. (the “Fund”), which will be held at [●] on [●], [●] 2019 at 11:00 a.m. (Eastern time).

At the Special Meeting, you will be asked to consider and vote upon a proposal (the “Dissolution Proposal”) to approve the voluntary dissolution and liquidation of the Fund pursuant to the Plan of Complete Liquidation and Dissolution attached as Appendix A to the accompanying proxy statement (the “Plan of Liquidation and Dissolution”). If the Plan of Liquidation and Dissolution is approved by our stockholders, we expect to:

•

sell or otherwise dispose of all of the remaining ordinary shares, par value $0.000025 per share, and American Depositary Shares (“Alibaba ADSs”) of Alibaba Group Holding Limited (collectively, “Alibaba Shares”) held by the Fund (other than Alibaba ADSs, if any, to be distributed in kind) and our equity interests in Excalibur IP, LLC, to the extent any such assets have not been sold or disposed of by the Fund before the Special Meeting;

•

make a pre-dissolution liquidating distribution to stockholders (in cash, Alibaba ADSs or a combination thereof), which we currently estimate, based on the assumptions and subject to the qualifications set forth in the proxy statement, will be made in the fourth quarter of 2019 and will be in an amount between $52.12 and $59.63 per Share in cash and/or Alibaba Shares (which estimates assume, among other things, an Alibaba Share price realized on sale and, if applicable, an Alibaba Share value at the time of distribution, of $177.00 per Alibaba Share);

•

file a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), at which time we will close our stock transfer books and our common stock, par value $0.001 per share (the “Shares”), will cease to be traded on the Nasdaq Global Select Market;

•

after the filing of the Certificate of Dissolution with the Delaware Secretary of State (such time, the “Effective Time”), limit our operations and activities to those required to wind up our business affairs as required by law;

•

follow the “safe harbor” procedures under Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) to obtain an order from the Delaware Court of Chancery (the “Court”) establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the Effective Time (or such longer period of time as the Court may determine not to exceed ten years after the Effective Time) (the “Court Order”);

•

as soon as practicable after the issuance of the Court Order, pay or make reasonable provision for the Fund’s uncontested known claims and expenses and establish reserves as required by the Court Order; and

•

thereafter, to the extent that the Fund’s actual liabilities and expenses are less than the amounts required to be held as security for its outstanding claims and expenses, distribute all of our remaining assets in one or more liquidating distributions on a pro rata basis to or for the benefit of our stockholders.

We currently estimate that, based on the assumptions and subject to the qualifications set forth in the proxy statement, that we could make aggregate liquidating distributions to stockholders, including the pre-dissolution liquidating distribution referred to above, ranging between approximately $39.8 billion and $41.1 billion (approximately $76.62 and $79.22 per Share, respectively). Such estimates assume, among other things, an Alibaba Share price realized on sale and, if applicable, an Alibaba Share value at the time of distribution, of $177.00 per Alibaba Share.

The accompanying proxy statement contains important information regarding the Plan of Liquidation and Dissolution, including, among other things, the assumptions and qualifications applicable to our estimates of the pre-dissolution liquidating distribution, the aggregate liquidating distributions we expect to make and the amounts of our assets we expect to withhold from such liquidating distributions. You are urged to read the accompanying proxy statement, including the Plan of Liquidation and Dissolution attached as Appendix A thereto, carefully in its entirety.

After carefully considering the risks, timing, viability and potential impact on our stockholders of the alternatives potentially available to the Fund, our board of directors (the “Board”) unanimously determined that the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution is advisable and in the best interests of the Fund and our stockholders. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE DISSOLUTION PROPOSAL.

At the Special Meeting, stockholders will also be asked to approve a proposal (the “Adjournment Proposal”) to grant discretionary authority to the Board to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution. The Board unanimously recommends that you vote “for” approval of the Adjournment Proposal.

Your vote is important, regardless of the number of Shares you own. We cannot proceed with the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution unless the Dissolution Proposal is approved by the holders of a majority of the outstanding Shares entitled to vote thereon. Whether or not you plan to attend the Special Meeting, we urge you to complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet pursuant to the instructions on the enclosed proxy card or voting instruction form for the Altaba Inc. Special Meeting of Stockholders to be held on [●], 2019, so you will be represented at the Special Meeting. If you attend the Special Meeting and wish to vote in person, you will be able to do so, and your vote at the Special Meeting will revoke any proxy you may have submitted. Merely attending the Special Meeting, however, will not revoke any previously submitted proxy.

Thank you for your continued support.

Sincerely,

Thomas J. McInerney

Chief Executive Officer of the Fund

The attached proxy statement is dated as of [●], 2019 and is first being sent to stockholders on or about [●], 2019.

ALTABA INC. (NASDAQ: AABA)

140 East 45th Street, 15th Floor

New York, New York 10017

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on [●], 2019

Notice is hereby given to the holders of shares of common stock, par value $0.001 per share (the “Shares”), of Altaba Inc. (the “Fund”) that a special meeting of stockholders of the Fund (the “Special Meeting”) will be held at [●] on [●], [●], 2019, at 11:00 a.m. (Eastern time). The Special Meeting is being held for the following purposes:

1.

To consider and vote upon a proposal to approve the voluntary liquidation and dissolution of the Fund pursuant to the Plan of Complete Liquidation and Dissolution attached to the accompanying proxy statement as Appendix A (such plan, the “Plan of Liquidation and Dissolution,” and such proposal, the “Dissolution Proposal”).

2.

To grant discretionary authority to the Board of Directors of the Fund (the “Board”) to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (such proposal, the “Adjournment Proposal”).

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE DISSOLUTION PROPOSAL AND THE ADJOURNMENT PROPOSAL.

The Board has fixed the close of business on [●], 2019, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting and any adjournments, postponements or delays thereof.

Your vote is very important, regardless of the number of Shares you own. We cannot proceed with the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution unless the Dissolution Proposal is approved by the holders of a majority of the outstanding Shares entitled to vote thereon. Whether or not you plan to attend the Special Meeting, we urge you to complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet pursuant to the instructions on the enclosed proxy card or voting instruction form for the Altaba Inc. Special Meeting of Stockholders to be held on [●], 2019 so you will be represented at the Special Meeting. If you attend the Special Meeting and wish to vote in person, you will be able to do so and your vote at the Special Meeting will revoke any proxy you may have submitted. Merely attending the Special Meeting, however, will not revoke any previously submitted proxy.

By order of the Board:

Thomas J. McInerney

Chief Executive Officer of the Fund

New York, New York

[●], 2019

YOUR VOTE IS IMPORTANT

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR VOTE VIA TELEPHONE OR VOTING INSTRUCTION FORM. IN ORDER TO SAVE THE FUND ANY ADDITIONAL EXPENSE OF FURTHER SOLICITATION, PLEASE MAIL YOUR PROXY CARD OR VOTE VIA TELEPHONE OR THE INTERNET PROMPTLY.

IF YOU WISH TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOU WILL BE ABLE TO DO SO. IF YOU INTEND TO ATTEND THE SPECIAL MEETING IN PERSON AND YOU ARE A RECORD HOLDER OF THE FUND’S SHARES, IN ORDER TO GAIN ADMISSION, YOU MUST SHOW PHOTOGRAPHIC IDENTIFICATION, SUCH AS YOUR DRIVER’S LICENSE. IF YOU INTEND TO ATTEND THE SPECIAL MEETING IN PERSON AND YOU HOLD YOUR SHARES THROUGH A BANK, BROKER OR OTHER CUSTODIAN, IN ORDER TO GAIN ADMISSION, YOU MUST SHOW PHOTOGRAPHIC IDENTIFICATION, SUCH AS YOUR DRIVER’S LICENSE, AND SATISFACTORY PROOF OF OWNERSHIP OF SHARES OF THE FUND, SUCH AS YOUR VOTING INSTRUCTION FORM (OR A COPY THEREOF) OR BROKER’S STATEMENT INDICATING OWNERSHIP AS OF A RECENT DATE. IF YOU HOLD YOUR SHARES IN A BROKERAGE ACCOUNT OR THROUGH A BANK OR OTHER NOMINEE, YOU WILL NOT BE ABLE TO VOTE IN PERSON AT THE SPECIAL MEETING UNLESS YOU HAVE PREVIOUSLY REQUESTED AND OBTAINED A “LEGAL PROXY” FROM YOUR BROKER, BANK OR OTHER NOMINEE AND PRESENT IT AT THE SPECIAL MEETING.

ALTABA INC. (NASDAQ: AABA)

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [●], 2019

This proxy statement (“Proxy Statement”) is furnished to the holders of shares of common stock, par value $0.001 per share (“Shares”), of Altaba Inc. (the “Fund”) in connection with the solicitation by the Board of Directors of the Fund (the “Board”) of proxies to be voted at a special meeting of stockholders of the Fund (the “Special Meeting”), and any adjournments, postponements or delays thereof. The Special Meeting will be held at [●] on [●], [●], 2019, at 11:00 a.m. (Eastern time).

This Proxy Statement will give you the information you need to vote on the matters listed on the accompanying Notice of Special Meeting of Stockholders (the “Notice of Special Meeting”). Much of the information in this Proxy Statement is required under rules of the U.S. Securities and Exchange Commission (the “SEC”).

The Fund will furnish to any stockholder, without charge, a copy of the Fund’s most recent annual report to stockholders upon request. Requests should be directed to the Fund’s Secretary at 140 East 45th Street, 15th Floor, New York, New York 10017 or to Georgeson LLC toll free at 1-866-219-9786.

The Notice of Special Meeting, this Proxy Statement and the enclosed proxy card or voting instruction form for the Special Meeting are first being sent to the Fund’s stockholders on or about [●], 2019.

Summary

This summary highlights selected information included elsewhere in this Proxy Statement and may not contain all of the information that is important to you. To fully understand the proposed voluntary liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution, you should carefully read this entire Proxy Statement and the documents delivered in connection with this Proxy Statement. As used in this Proxy Statement, unless the context otherwise requires, the terms “we,” “us” and “our” refer to the Fund.

About the Fund

The Fund is an independent, publicly traded, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). The Fund is organized as a Delaware corporation. The Shares are currently listed on the Nasdaq Global Select Market (“Nasdaq”) and its ticker symbol is “AABA.” The Fund’s principal executive offices are located at 140 East 45th Street, 15th Floor, New York, New York 10017 and its telephone number is 646-679-2000.

Prior to registering as an investment company on June 16, 2017, the Fund was an operating company named Yahoo! Inc. (“Yahoo”). Yahoo sold its operating business to Verizon Communications Inc. (“Verizon”) on June 13, 2017 (such sale, the “Sale Transaction”) pursuant to a Stock Purchase Agreement entered into by Yahoo and Verizon on July 23, 2016, as amended as of February 20, 2017 (the “Stock Purchase Agreement”). On June 16, 2017, Yahoo changed its name to “Altaba Inc.” and changed its Nasdaq ticker symbol to “AABA.” As a result of the Sale Transaction, the Fund’s remaining assets consisted primarily of its equity investments, short- and long-term debt investments and cash. For a description of the Fund’s operations following the Sale Transaction, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Background of the Proposed Plan of Liquidation and Dissolution.”

As of the close of business on March 27, 2019, the Fund’s consolidated investment assets consisted of:

•

196,066,905 ordinary shares, par value $0.000025 per share (“Alibaba Ordinary Shares”) and 87,248,511 American Depositary Shares (“Alibaba ADSs” and, together with Alibaba Ordinary Shares, “Alibaba Shares”), of Alibaba Group Holding Limited, a Cayman Islands company (“Alibaba”), which had an aggregate market value of approximately $50 billion based on the closing market price of Alibaba ADSs on the New York Stock Exchange (the “NYSE”) and represented approximately 88.6% of the Fund’s total assets;

•

short- and long-term investments that primarily consist of investments in commercial paper, short- and long-term corporate debt, certificates of deposit, shares of money market investment vehicles, U.S. agency bonds, other U.S. treasuries and foreign sovereign debt (the “Marketable Debt Securities Portfolio”), which together with cash had an aggregate market value of approximately $6.1 billion and represented approximately 10.8% of the Fund’s total assets; and

•

all of the equity interests in Excalibur IP, LLC (“Excalibur”), a wholly owned subsidiary of the Fund that owns a portfolio of patent assets (the “Excalibur IP Assets”), which had an approximate fair value of $250 million, which together with other assets represented approximately 0.6% of the Fund’s total assets.

As disclosed in the Fund’s public filings with the SEC, the Fund’s investment objective is to increase the price per Share at which it trades relative to the then-current value of the Fund’s principal underlying assets. The Fund seeks to do this by reducing the discount at which it trades relative to the underlying value of its net assets (before giving effect to deferred taxes on unrealized appreciation) while simplifying its net asset base and returning capital to its stockholders in ways that are accretive and increase stockholder value.

The Special Meeting (page 33)

At the Special Meeting, you will be asked to consider and vote upon proposals (each, a “Proposal”) to:

•

approve the voluntary liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution attached to this Proxy Statement as Appendix A (such Proposal, the “Dissolution Proposal”); and

•

grant discretionary authority to the Board to adjourn the Special Meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution (such Proposal, the “Adjournment Proposal”).

Reasons for the Liquidation and Dissolution (page 39)

The Fund has pursued a number of strategies with the goal of reducing the discount at which its Shares trade relative to their net asset value, including by repurchasing the Shares, both in the open market and through an exchange offer of the Fund’s Alibaba Shares and cash for Shares and the sale of certain other assets (which concentrated the Fund’s assets in Alibaba Shares), and through other means. However, the Shares have continued to trade at a substantial discount to net asset value. See “Additional Information—Market Price of Shares.” After carefully considering the risks, timing, viability and potential impact on our stockholders of the alternatives potentially available to the Fund to achieve this goal, as well as the recommendation of management, and in consultation with the Fund’s legal, financial and tax advisors, the Board determined that the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution is advisable and in the best interests of the Fund and our stockholders.

Dissolution Generally Under Delaware Law (page 42); Description of the Plan of Liquidation and Dissolution (page 43)

Delaware law requires that the dissolution of a corporation be authorized upon (i) the determination by its board of directors that such dissolution is advisable and in the best interests of the corporation and its stockholders and (ii) the subsequent approval of the dissolution by a majority of the outstanding stock of the corporation entitled to vote thereon. See “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Dissolution Generally Under Delaware Law.” The Board unanimously approved the voluntary liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution on April 2, 2019.

If the Plan of Liquidation and Dissolution is approved by our stockholders, we expect to:

•

sell or otherwise dispose of all remaining Alibaba Shares (other than Alibaba ADSs, if any, to be distributed in kind) and Excalibur, to the extent any such assets have not been sold or disposed of by the Fund before the Special Meeting;

•	make a pre-dissolution liquidating distribution to stockholders (in cash, Alibaba ADSs or a combination thereof);

•

file a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), at which time the Fund will close its stock transfer books and the Shares will cease to be traded on Nasdaq;

•

after the filing of the Certificate of Dissolution with the Delaware Secretary of State (such time, the “Effective Time”), limit our operations and activities to those required to wind up our business affairs as required by law;

•

follow the “safe harbor” procedures under Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) to obtain an order from the Delaware Court of Chancery (the “Court”) establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the Effective Time (or such longer period of time as the Court may determine not to exceed ten years after the Effective Time) (the “Court Order”);

•

as soon as practicable after the issuance of the Court Order, pay or make reasonable provision for the Fund’s uncontested known claims and expenses and establish reserves for other claims as required by the Court Order; and

•

thereafter, to the extent that the Fund’s actual liabilities and expenses are less than the amounts required to be held as security for its outstanding claims and expenses, distribute all of our remaining assets in one or more liquidating distributions on a pro rata basis to or for the benefit of our stockholders.

The Board may modify or amend the Plan of Liquidation and Dissolution at any time, notwithstanding stockholder approval of the Plan of Liquidation and Dissolution, if the Board determines that such action would be in the best interests of the Fund and our stockholders. The Board will have authority under the Plan of Liquidation and Dissolution to make any such modification or amendment to the Plan of Liquidation and Dissolution without further stockholder approval. Moreover, prior to the Effective Time, the Board may abandon the Plan of Liquidation and Dissolution altogether without further stockholder approval.

The Fund currently expects the Certificate of Dissolution to be filed during the fourth quarter of 2019, although such filing may be delayed by the Board in its sole discretion. The Fund will issue a press release not less than five days before filing the Certificate of Dissolution to announce (i) that the Board has determined to proceed with the dissolution and (ii) the anticipated filing date of the Certificate of Dissolution.

The dissolution of the Fund would become effective upon the filing of the Certificate of Dissolution with the Delaware Secretary of State, unless we provide for a later effective time that is not more than 90 days after the filing date. However, the Fund’s existence would continue for a period of three years from the Effective Time for the purpose of prosecuting and defending suits, winding up the Fund and making distributions to stockholders, but not for the purpose of continuing to engage in any business. The three-year statutory winding-up period can be extended by the Court and is automatically extended for any proceeding commenced but not completed prior to the end of this three-year period.

After the Effective Time, the Fund may revoke the dissolution only if (i) the Board adopts a resolution recommending that the dissolution be revoked, (ii) the holders of a majority of the Shares outstanding and entitled to vote upon the dissolution on the Effective Time vote to revoke the dissolution and (iii) the Fund files a Certificate of Revocation with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

If stockholders do not approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution, the Fund will continue its corporate existence and the Board will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value. Such alternatives may include, among other things, (i) resubmitting the Plan of Liquidation and Dissolution to stockholders for reconsideration in the future, (ii) selling all or substantially all of the Fund’s Alibaba Shares for cash and returning the proceeds from such sales to the Fund’s stockholders by way of share repurchase programs or a tender offer or (iii) making an exchange offer of the Fund’s Alibaba Shares for Shares, together with cash, and selling Alibaba Shares to fund the cash portion of such exchange offer and taxes that would be incurred in such transaction.

Pre-Dissolution Liquidating Distribution (page 41)

The Fund intends to make a pre-dissolution liquidating distribution (in cash, Alibaba ADSs or a combination thereof) contingent on and as soon as reasonably practicable following stockholder approval of the Dissolution Proposal. The Fund currently estimates that the amount of the pre-dissolution liquidating distribution will be between $52.12 and $59.63 per Share in cash and/or Alibaba Shares. However, this estimate is subject to a number of assumptions and qualifications that could vary, as described in greater detail below. The Fund currently expects to make such pre-dissolution liquidating distribution during the fourth quarter of 2019, although such timing may be extended by the Board in its sole discretion. However, there is no assurance regarding whether or when such pre-dissolution liquidating distribution will be made.

The Fund’s estimate of the amount of the pre-dissolution liquidating distribution is based on:

•	the assumption that the Alibaba Share price realized on sale and, if applicable, the Alibaba Share value at the time of distribution is $177.00 per Alibaba Share;

•

the assumption that, prior to the payment of the pre-dissolution liquidating distribution, the Fund will have completed the repurchase of $5.75 billion of its Shares under the Fund’s current share repurchase program under Rule 10b5-1 (the “September 2018 Repurchase Program”) (as of March 27, 2019, there remained approximately $1.2 billion authorized for repurchases under the September 2018 Repurchase Program);

•

the assumption that the Fund’s written warrant transactions would be settled in cash with each of the Fund’s bank counterparties prior to the payment of the pre-dissolution liquidating distribution; and

•	the Board’s estimate of the Pre-Dissolution Holdback Amount (as such term is defined below) based on, among other things, the foregoing assumptions.

The amount of the pre-dissolution liquidating distribution would be dependent on the Fund’s surplus and net assets before and after making such distribution, in accordance with Delaware law. The pre-dissolution liquidating distribution would also be conditioned on the prior sale by the Fund for cash of not less than a sufficient number of Alibaba Shares to ensure that the Fund has sufficient liquid assets to cover the Pre-Dissolution Holdback Amount and to fund the cash portion of such distribution.

In addition, in light of the fact that the Board has adopted the Plan of Liquidation and Dissolution and anticipates entering into a dissolution and winding-up process, in determining the amount of the Fund’s assets that would be available for a pre-dissolution liquidating distribution, the Fund intends to retain sufficient assets to ensure the Fund’s ability to satisfy or make adequate provision for all of its liabilities, including the expansive array of potential, contingent and future liabilities the Fund would be required to provide for in the context of a dissolution and winding up in accordance with the “safe harbor” provisions under Sections 280 and 281(a) of the DGCL (see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Dissolution Generally Under Delaware Law”). Given the uncertainties with respect to certain of the Fund’s contingent and future liabilities, including potential liabilities for taxes payable to taxing authorities in the People’s Republic of China (“PRC”), in order to provide the maximum protection for our stockholders and directors under these “safe harbor” dissolution provisions, the Board has determined that it would be prudent to wait until the issuance of the Court Order before distributing assets that the Court might determine are needed to cover such contingent and future liabilities. Accordingly, before making a pre-dissolution liquidating distribution, the Fund intends to hold back an amount of assets that the Board estimates will be sufficient to cover the maximum potential reserves that might be required by the Court to satisfy the Fund’s known, contingent and potential future liabilities, which amount, due to the uncertainties described under “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters,” will include the maximum amount of potential PRC taxes on all of the Alibaba Share Transfers (as such term is defined below) without any offset or reduction for any foreign tax credits allowable under U.S. tax law (such amount of assets to be held back, the “Pre-Dissolution Holdback Amount”).

The actual amount of the pre-dissolution liquidating distribution could be higher or lower than the Fund’s current estimated range of the pre-dissolution liquidating distribution depending on, among other things, how much of the Fund’s assets, at such time, are in the form of Alibaba Shares, the actual market prices of the Alibaba Shares on and prior to the payment date of the pre-dissolution liquidating distribution (which may be higher or lower than the assumed Alibaba Share price provided above), the Fund’s anticipated ability to monetize such remaining Alibaba Shares on favorable terms, and the extent that existing and potential liabilities are resolved, new liabilities arise or facts and circumstances otherwise change or develop. It is not possible to predict with certainty what the Pre-Dissolution Holdback Amount or the amount available for the pre-dissolution liquidating distribution ultimately will be. The amount set forth above should be considered strictly as an estimate subject to the specified assumptions and qualifications. See “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of any pre-dissolution liquidating distribution.”

For additional information on the Fund’s plan to sell Alibaba Shares, in order to, among other purposes, fund the cash portion of any pre-dissolution liquidating distribution, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Pre-Dissolution Liquidating Distribution.”

Winding-Up Process (page 44)

After the Effective Time, the Fund would exist solely for purposes of prosecuting and defending suits and winding up its affairs. The Fund expects to follow the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL because following such procedures would afford greater protection to our directors and stockholders than the “default” provisions of Section 281(b) of the DGCL. The provisions of Sections 280 and 281(a) of the DGCL would protect the Fund’s directors from liability to claimants for failing to make adequate provision for the Fund’s actual and potential liabilities by providing for judicial determination of the amount and form of reserves to be set aside for pending, contingent or potential future claims and by providing that, in the absence of fraud, the judgment of the directors of the Fund is conclusive as to the provision made for payment of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Fund. With respect to stockholders, while the liability of a stockholder of the Fund for any claim against the Fund is generally limited to such stockholder’s pro rata share of such claim or the amount distributed to such stockholder in the dissolution, whichever is less, and is limited in the aggregate to the amount distributed to such stockholder in the dissolution, the procedures under Sections 280 and 281(a) of the DGCL further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period.

For a detailed description of the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL, including the adjudication process before the Court and the Court Order, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Winding-Up Process.”

The Fund intends to proceed expeditiously after the Certificate of Dissolution is filed to wind up its affairs, settle its liabilities and obtain the Court Order, after which it intends to distribute any available assets to stockholders. The Fund expects the Court Order to be issued within one year following the Effective Time, although there can be no assurance regarding the timing of the Court Order. In order to ensure the maximum protection of the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL, the Fund does not intend to make any liquidating distributions between the Effective Time and the date when the Court Order is issued, although the Fund reserves the right to do so. There can be no assurance as to the amount that the Court will ultimately determine is required to be held back by the Fund. In its petition to the Court, the Fund will provide its view as to the amount of claims and liabilities that is reasonably likely to be payable by the Fund with respect to disputed, contingent and potential future claims and liabilities. The Court will then make its own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for disputed, contingent and potential future claims and liabilities. As a result, the Fund may be required to withhold up to the maximum potential amount of each potential claim and liability. Such reserves may exceed the amounts ultimately payable with respect to such contingent liabilities and stockholders may not receive distributions of these excess amounts for a substantial period of time.

After receiving the Court Order, the Fund will take various actions, including posting security ordered by the Court for claims and making payments for claims that are mature, known and uncontested, as required by the Court and Section 281(a) of the DGCL. For additional information, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Winding-Up Process.” Thereafter, to the extent that the Fund’s actual liabilities and expenses are less than the amounts required to be held as security pursuant to the Court Order, the excess will be available to be distributed to the Fund’s stockholders in one or more post-dissolution liquidating distributions. Subject to the Fund’s compliance with the Court Order, all determinations as to the timing, amount and kind of distributions will be made by the Board in its absolute discretion and in accordance with the Plan of Liquidation and Dissolution. However, no assurances can be given either as to the ultimate amounts available for distribution to our stockholders or as to the timing of any distributions.

Any amounts proposed or determined to be set aside as security for the claims in the Fund’s petition or in the Court Order or actually held back by the Fund will not be calculated in accordance with, or by reference to, U.S. GAAP and will not reflect any change in the Fund’s position with respect to its liabilities and reserves from an accounting perspective. Rather, such amounts will be calculated solely to ensure that the Fund has sufficient assets to comply with its obligations to provide adequate security under the dissolution procedures under the DGCL, which is generally a more conservative standard than the determination required by U.S. GAAP.

Sale or Other Disposition of Our Remaining Assets (page 46)

The Plan of Liquidation and Dissolution gives the Board the power to sell, distribute or otherwise dispose of our remaining non-cash assets in order to maximize value for the Fund’s stockholders and creditors. The Plan of Liquidation and Dissolution does not specify the manner or timing in which we may sell, distribute or otherwise dispose of our non-cash assets and any such sales or dispositions will be made on such terms and at such times as the Fund may determine in its discretion. Approval of the Dissolution Proposal at the Special Meeting will constitute stockholder approval of any such sales or dispositions. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales or dispositions of assets approved by the Board. We do not anticipate amending or supplementing this Proxy Statement to reflect any such terms, unless required by law.

Prior to making any pre-dissolution liquidating distribution, we plan to sell not less than a sufficient number of Alibaba Shares to ensure that the Fund has sufficient liquid assets to cover the Pre-Dissolution Holdback Amount and fund the cash portion of such distribution. We intend to sell no more than approximately 50% of the Alibaba Shares we held at the time the Board approved the liquidation and dissolution pursuant to the Plan of Liquidation and Dissolution prior to receiving stockholder approval of the Dissolution Proposal and to sell our remaining Alibaba Shares after stockholder approval, except that any Alibaba Shares we do not need to sell to cover the Pre-Dissolution Holdback Amount may instead be distributed in kind. The Fund intends to sell its Alibaba Shares through open market transactions and/or through private dispositions not executed or recorded on a public exchange or quotation service. Regardless of the method we choose, we currently intend to provide additional information upfront regarding the manner and timing that we expect to use or sell our Alibaba Shares. The Fund intends to sell its Marketable Debt Securities Portfolio when the Board determines that doing so is in the best interests of the Fund and our stockholders. The Fund also intends to sell Excalibur, sell certain of the Excalibur IP Assets or license the Excalibur IP Assets when the Board determines that doing so is in the best interests of the Fund and our stockholders.

Liabilities; Expenses; Reserves (page 47)

Among other liabilities, the Fund’s major known, contingent and potential future liabilities include (i) potential U.S. federal, state and local and foreign tax claims (including potential PRC tax claims), which constitute a significant majority of the Fund’s known, contingent and potential future liabilities, (ii) potential liabilities arising out of certain data security incidents and other data breaches incurred by Yahoo (collectively, the “Data Breaches”) and certain other legal contingencies, and (iii) continuing obligations to indemnify former Yahoo executives.

With respect to PRC tax claims, the Fund potentially could be liable for PRC tax with respect to the following dispositions of Alibaba Shares:

•	the repurchase from the Fund by Alibaba of 523,000,000 Alibaba Shares for approximately $7.1 billion on September 18, 2012 (the “2012 Alibaba Share Transfer”);

•

the sale by the Fund’s subsidiary, Altaba Holdings Hong Kong Limited (“Altaba Hong Kong”) of 140,000,000 Alibaba Shares in Alibaba’s initial public offering for approximately $9.4 billion (net of underwriting discounts, commissions and fees) on September 24, 2014 (the “2014 Alibaba Share Transfer”);

•

the transfers of Alibaba Shares in the 2018 Exchange Offer and the Alibaba Resale (as each such term is defined in “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Background of the Proposed Plan of Liquidation and Dissolution”), including internal transfers of Alibaba Shares from Altaba Hong Kong to the Fund (the “2018 Alibaba Share Transfers”); and

•

the disposition or other transfer of the Fund’s remaining Alibaba Shares as described in this Proxy Statement, which are expected to be completed in 2019 (the “2019 Alibaba Share Transfers” and, collectively with the 2012 Alibaba Share Transfer, the 2014 Alibaba Share Transfer and the 2018 Alibaba Share Transfers, the “Alibaba Share Transfers”).

Because Alibaba, which is a Cayman Islands company, holds PRC taxable property, including equity interests in PRC resident enterprises, each of the Alibaba Share Transfers would be an indirect transfer of such property and potentially subject to PRC tax under Bulletin Regarding Certain Enterprise Income Tax Matters on Indirect Transfer of Property by Non-Resident Enterprises, SAT Bulletin [2015] No. 7 (“Bulletin 7”), other than the 2012 Alibaba Share Transfer which is covered by the predecessor PRC tax regulation with respect to indirect share transfers. If an Alibaba Share Transfer were subject to PRC tax under Bulletin 7, the tax would be 10% of the gain that the PRC taxing authorities deemed the Fund or its applicable subsidiary to have derived from such transfer. The statute of limitations period applicable to Bulletin 7 cases is ten years. The PRC taxing authorities, in particular the State Taxation Administration (the “STA”), which is the highest level taxing authority in the PRC, have wide discretion to interpret Bulletin 7 and to apply the indirect transfer rules to specific circumstances.

As described in more detail under “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters,” based on the advice of the Fund’s tax counsel and advisors and other relevant information, we believe it is more likely than not that the Alibaba Share Transfers are not, and in the case of the 2019 Alibaba Share Transfers will not be, subject to PRC tax. There can be no assurance that the PRC taxing authorities will agree with such positions. Even if the PRC taxing authorities have confirmed (which would likely be orally and not in writing) that their review of any Alibaba Share Transfer is closed and that such transaction is not taxable, the PRC taxing authorities are not foreclosed from subsequently re-examining and potentially assessing PRC tax on such transactions at any time prior to the expiration of the ten-year statute of limitations period; however, we believe based on the advice of our PRC tax advisors that it is highly unlikely they will do so where they have given oral confirmation that a transaction will not be taxed.

The Fund is a party to written warrant transactions with bank counterparties, which give each of the counterparties the right to purchase Shares from the Fund. However, the written warrant transactions began to expire on March 1, 2019 and are expected to expire and be settled in cash prior to the payment date of the pre-dissolution liquidating distribution.

In addition, the Fund would incur operating expenses through completion of the dissolution and winding-up process, including severance costs, compensation to employees who would implement the Plan of Liquidation and Dissolution, compensation to our independent directors, directors’ and officers’ insurance and other insurance premiums, income, payroll and other taxes (including any taxes that may be imposed on the sale, distribution or other disposition of our remaining non-cash assets), legal, accounting, financial advisory and consulting fees and general and administrative expenses (including the fees of the external investment advisers of our Marketable Debt Securities Portfolio).

Liquidating Distributions; Amount; Timing (page 53)

The Fund currently estimates that, assuming an Alibaba Share price realized on sale and, if applicable, an Alibaba Share value at the time of distribution of $177.00, it could make aggregate liquidating distributions to stockholders, including the pre-dissolution liquidating distribution, ranging between approximately $39.8 billion and $41.1 billion (approximately $76.62 and $79.22 per Share, respectively), based on the number of Shares expected to be outstanding following completion of the September 2018 Repurchase Program. Such estimates assume that the funds held back for certain of our potential tax liabilities (including potential PRC tax liabilities) eventually would be released and available for distribution, based on the assumed non-taxability of the Alibaba Share Transfers under Bulletin 7 or, if the Alibaba Share Transfers were taxable under Bulletin 7, the assumed utilization of related foreign tax credits for U.S. federal income tax purposes.

The aggregate amount of liquidating distributions would depend on a number of factors, including the amount of proceeds received from the sales of our Alibaba Shares and/or the value of any Alibaba Shares distributed to our stockholders, the amount of proceeds received from the sales or other dispositions of our other non-cash assets, the potential tax consequences of such sales and/or distributions of our Alibaba Shares, the resolution of outstanding known claims against the Fund (such claims, “Known Claims”), the incurrence of unexpected or greater-than-expected liabilities and expenses with respect to Litigation Claims and the assertion of Uncertain Claims (as such terms are defined in “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Winding-Up Process”) (including potential U.S. federal, state and local tax claims and potential foreign tax claims, such as potential PRC tax claims), and costs incurred to wind up our business.

We plan to make an initial post-dissolution liquidating distribution to our stockholders on our transfer books as of the Effective Time as soon as possible following entry of the Court Order. Under Section 281(a) of the DGCL, the initial post-dissolution liquidating distribution may not be made before the expiration of a period of 150 days from the date of the last notice of rejection given by the Fund with respect to Known Claims. We currently expect the Court Order to be issued within one year following the Effective Time, although there can be no assurance regarding the timing of the Court Order.

In the initial post-dissolution liquidating distribution, we intend to distribute all of the Fund’s remaining assets in excess of the amount to be used by the Fund to pay claims and fund the reserves required by the Court Order and pay the Fund’s operating expenses through the completion of the dissolution and winding-up process. The amount of the initial post-dissolution liquidating distribution would depend on, among other things, the amount that was paid in the pre-dissolution liquidating distribution and the actual amount of the reserves that we are required to establish pursuant to the Court Order. The Court Order will reflect the Court’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against the Fund. There can be no assurances that the Court will not require the Fund to withhold from the initial post-dissolution liquidating distribution amounts in excess of the amounts that we believe are sufficient to satisfy the Fund’s potential claims and liabilities. For example, based on our current views as to the applicability of PRC tax to the Alibaba Share Transfers, we currently expect to request in our petition to the Court that the Fund not be required in the Court Order to hold back any reserves in respect of potential PRC tax liabilities with respect to any of the Alibaba Share Transfers, and we believe that, if we receive confirmation (which would likely be oral and not written) from the PRC taxing authorities that they have closed their review of an Alibaba Share Transfer and that PRC taxes will not be assessed on that transaction, the Court would likely grant our request. Nevertheless, the Court may require the Fund to reserve an amount for some or all of such potential PRC tax liabilities. For more information regarding the Fund’s potential PRC tax liabilities, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters.”

For more detail on the various factors that could affect the ultimate amount of liquidating distributions, see “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of the initial post-dissolution liquidating distribution following entry of the Court Order.”

To the extent that claims for which the Fund has set aside reserves are resolved or satisfied at amounts less than such reserves, and assuming no need has arisen to establish additional reserves, the Fund would make additional distributions to stockholders of any portion of the reserves established pursuant to the Court Order that the Board determines is no longer required because the relevant claim has been resolved or satisfied. However, if the Court requires us to reserve an amount for some or all of our potential PRC tax liabilities (which are subject to a ten-year statute of limitations period) or any other potential liabilities that are not resolved prior to the issuance of the Court Order, stockholders may not receive distributions of any excess reserve amounts for a substantial period of time. If such a reserve were required for potential PRC taxes with respect to any of the Alibaba Share Transfers, then we would seek to include a provision in the Court Order that would permit the Fund to return to the Court to petition for a reduction in the Fund’s reserves if we receive oral confirmation from the PRC taxing authorities after the issuance of the Court Order, or otherwise believe there is a reasonable basis for concluding, that the PRC taxing authorities do not intend to assess PRC tax with respect to any of the Alibaba Share Transfers. There is no assurance, however, that the Court would agree to consider such a request or, if it does, that it would modify the Court Order in such a scenario. For more detail on the various factors that could affect the amount and timing of any additional liquidating distributions, see “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of any additional post-dissolution liquidating distributions to stockholders under the Plan of Liquidation and Dissolution.”

The Fund cannot assure stockholders of the timing or amount of any liquidating distributions to stockholders under the Plan of Liquidation and Dissolution. It is not possible to predict with certainty what the amount required to be reserved by the Fund in the Court Order or the amount available for the liquidating distributions ultimately will be. The amounts set forth above should be considered strictly as estimates subject to the specified assumptions and qualifications. The aggregate amount that would be distributed to stockholders could be higher or lower than the Fund’s current estimated range of the aggregate liquidating distributions depending on, among other things, the resolution of outstanding Known Claims, the incurrence of unexpected or greater-than-expected liabilities and expenses with respect to Litigation Claims and the assertion of Uncertain Claims (as such terms are defined in “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Winding-Up Process”) (including potential U.S. federal, state and local tax claims and potential foreign tax claims, such as potential PRC tax claims), the ability to receive the estimated proceeds from, and the timing and tax impact of, sales or other dispositions of our non-cash assets, and costs incurred to wind up our business. Further, if additional amounts ultimately are determined to be necessary to satisfy or make provision for any of these obligations, stockholders may receive substantially less than the current estimates. It is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Liquidation and Dissolution would not exceed the amount that the stockholder could have received upon sales of its Shares in the open market.

Under Delaware law, in the event the Fund fails to retain sufficient funds to pay the expenses and liabilities actually owed to the Fund’s creditors, each stockholder could be held liable for the repayment to those creditors who file claims before the end of the winding-up period, out of the amounts previously received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess liability (up to the full amount actually received by such stockholder). However, under the “safe harbor” provisions of Sections 280 and 281(a) of the DGCL, the liability of a stockholder of the Fund for any claim against the Fund is generally limited to such stockholder’s pro rata share of such claim or the amount distributed to such stockholder in the dissolution, whichever is less, and is limited in the aggregate to the amount distributed to such stockholder in the dissolution. The procedures under Sections 280 and 281(a) of the DGCL further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period. See “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Winding-Up Process.”

Reporting Requirements (page 57)

As an investment company registered under the 1940 Act, the Fund will be required to continue filing periodic reports required by the 1940 Act until the SEC issues an order declaring that the Fund is no longer an investment company and its registration under the 1940 Act is no longer in effect or the SEC issues an order excepting the Fund from all or a portion of its reporting requirements. We currently intend to maintain our investment company status under the 1940 Act until the liquidation and dissolution is substantially completed.

Delisting and Lack of Market for Trading of the Shares and Interests in a Liquidating Trust (page 58)

We anticipate that, upon the filing of the Certificate of Dissolution, trading in our Shares will be suspended on Nasdaq, and our Shares will thereafter be delisted. However, under the Nasdaq rules, Nasdaq has discretionary authority to suspend or terminate the listing of a company that has announced that liquidation has been authorized by its board of directors and that it is committed to proceed, even if the Shares otherwise meet all enumerated criteria for continued listing on Nasdaq.

In addition, we will close our stock transfer books and discontinue recording transfers at the Effective Time. Thereafter, record holders of the Shares generally will be prohibited from transferring record ownership of their Shares following the Effective Time (except by will, intestate succession or operation of law). The Fund will, however, request that, following the Effective Time, The Depository Trust Company (“DTC”) maintain records representing the right to receive any post-dissolution liquidating distributions, including any transfers of such rights. Consequently, the Fund expects that any transfers of such rights will be tracked by DTC. To the extent that a stockholder’s Shares are not held by a DTC participant as of the Effective Time, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

After our Shares are delisted from Nasdaq, brokers may make a market for interests in the Shares representing the right to receive any post-dissolution liquidating distributions, in the “over-the-counter” market. There is no assurance that such market will arise or, if one does arise, for how long it will be maintained or how actively such interests in the Shares will trade. Both trading prices and volumes in any such “over-the-counter” market could be volatile and erratic.

Authority of Directors and Officers (page 58)

The Board may continue to employ some or all of the Fund’s existing officers, appoint new officers, hire employees and retain independent contractors, agents and advisors in connection with the winding-up process, and would be authorized to pay compensation to the Fund’s directors, officers, employees, independent contractors, agents and advisors, which, in the case of directors, officers and employees, may be above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Liquidation and Dissolution and for retention purposes during the implementation of the Plan of Liquidation and Dissolution.

Interests of Directors and Executive Officers in the Plan of Liquidation and Dissolution (page 59)

In considering the recommendation of our Board, you should be aware that some of our directors and executive officers may have interests in the Plan of Liquidation and Dissolution that are different from, or in addition to, the interests of our stockholders generally. These potential interests include the payment of incentive awards under the Fund’s Long-Term Deferred

Compensation Incentive Plan (the “LTIP”), the payment of severance compensation to the Fund’s executive officers and/or the Fund’s continuing indemnification obligations to its directors and officers. Our Board was aware of these interests and considered them, among other matters, in approving the Plan of Liquidation and Dissolution and the transactions contemplated thereby.

Material U.S. Federal Income Tax Consequences of Liquidation and Dissolution (page 63)

In general, any distributions to our stockholders pursuant to the Plan of Liquidation and Dissolution, including any pre-dissolution liquidating distribution, will be taxable to stockholders who are U.S. Holders (as defined in the “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of Liquidation and Dissolution”) for U.S. federal income tax purposes, and such stockholders will recognize taxable gain or loss as a result of such distributions. All stockholders should review the discussion in “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of Liquidation and Dissolution” for a general summary of certain material U.S. federal income tax consequences of the Plan of Liquidation and Dissolution. Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Plan of Liquidation and Dissolution in light of each stockholder’s particular circumstances.

Risk Factors (page 22)

The Plan of Liquidation and Dissolution involves a number of risks, including:

•	The Fund cannot assure stockholders of the timing or amount of any pre-dissolution liquidating distribution.

•	The Fund cannot assure stockholders of the timing or amount of the initial post-dissolution liquidating distribution following entry of the Court Order.

•	The Fund cannot assure stockholders of the timing or amount of any additional post-dissolution liquidating distributions to stockholders under the Plan of Liquidation and Dissolution.

•

Liquidating distributions to stockholders could be substantially reduced and/or delayed due to uncertainty regarding the resolution of certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund.

•

The application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations may adversely affect the Fund’s assets and the amount and timing of any liquidating distributions to stockholders.

•

The Fund may not be able to resolve promptly, or at all, certain potential PRC tax claims on the Alibaba Share Transfers on terms favorable to the Fund, which may significantly delay or reduce any liquidating distributions to stockholders.

•

The Fund will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with reporting requirements under the 1940 Act following the Effective Time and paying its service providers, including the external investment advisers managing its Marketable Debt Securities Portfolio.

•

The amount of proceeds that might be realized from the sale of the Fund’s primary asset, the Alibaba Shares, is subject to fluctuation in the market prices of such Alibaba Shares and the Fund’s ability to monetize such Alibaba Shares on favorable terms.

•	The Fund’s ability to sell or otherwise dispose of the Alibaba Shares is subject to contractual restrictions in certain circumstances.

•	The Fund’s ability to monetize the Alibaba Shares on favorable terms may be materially and adversely affected by economic conditions in the PRC as well as globally.

•

If the Fund fails to retain sufficient funds to pay the expenses and liabilities actually owed to the Fund’s creditors, each stockholder receiving liquidating distributions could be held liable for payment to the Fund’s creditors of his, her or its pro rata share of any shortfall, up to the amount actually distributed to each stockholder in connection with the liquidation and dissolution.

•	Amounts held in the Marketable Debt Securities Portfolio will be subject to market, credit and interest rate risk.

•

The Shares will be delisted from Nasdaq, and the Fund will close its stock transfer books at the Effective Time. Accordingly, interests of the Fund’s stockholders in the Fund after the Effective Time will not be transferable, and interests of stockholders in any liquidating trust that the Fund may establish pursuant to the Plan of Liquidation and Dissolution may not be transferable.

•	Stockholders will generally not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

•

Further stockholder approval will not be required in connection with the implementation of the Plan of Liquidation and Dissolution, including the sale or disposition of all or substantially all of the Fund’s assets as contemplated in the Plan of Liquidation and Dissolution.

•

After the Effective Time, the Fund would not hold annual meetings of stockholders to elect members of the Board, and consequently the Fund’s stockholders would no longer be able to influence management of the Fund through the election of directors.

•	The Board may abandon, modify or delay implementation of the Plan of Liquidation and Dissolution, even after stockholder approval.

•	The Board and our officers may have interests in the Plan of Liquidation and Dissolution that are different from or in addition to, the interests of stockholders generally.

•

The tax treatment of any pre-dissolution liquidating distribution and any other liquidating distributions may vary from stockholder to stockholder, and stockholders should consult their own tax advisors.

In addition, if stockholders vote against the Plan of Liquidation and Dissolution, the Fund may pursue other alternatives, but there can be no assurance that any of these alternatives would result in greater stockholder value than the proposed liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution, and any alternative we select may entail additional risks.

Questions and Answers

The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the Special Meeting and the Plan of Liquidation and Dissolution. You should read this Proxy Statement carefully in its entirety, including the attached Appendix.

The Special Meeting

Why am I receiving these proxy materials?

You are receiving these proxy materials from us because you were a stockholder of record at the close of business on [●], 2019, the record date of the Special Meeting (the “Record Date”). As a stockholder of record, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your Shares. Instead, you may simply complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet pursuant to the instructions on the enclosed proxy card or voting instruction form.

When and where is the Special Meeting?

The Special Meeting will be held on [●], 2019, at 11:00 a.m. (Eastern time) at [●].

What will I be voting on at the Special Meeting?

At the Special Meeting, you will be voting on (i) the Dissolution Proposal and (ii) the Adjournment Proposal.

Will my vote make a difference?

Yes! Your vote is very important and could make a difference in the future of the Fund, no matter how many Shares you own. We cannot proceed with the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution unless the Dissolution Proposal is approved by the holders of a majority of the outstanding Shares entitled to vote thereon.

Who is asking for my vote?

The enclosed proxy card is solicited by the Board for use at the Special Meeting to be held on [●], [●], 2019, and any adjournments, postponements or delays thereof, for the purposes stated in the Notice of Special Meeting.

How does the Board recommend I vote on the proposals?

The Board unanimously recommends that you vote “FOR” the approval of the Dissolution Proposal and the Adjournment Proposal.

Who is eligible to vote?

Stockholders of record of the Fund at the close of business on the Record Date are entitled to be present and to vote at the Special Meeting or any adjournments, postponements or delays thereof. Each Share is entitled to one vote on each Proposal and a fractional vote with respect to any fractional Shares, with no cumulative voting rights. Shares represented by duly executed proxies will be voted in accordance with your instructions.

How do I vote my Shares?

Whether or not you plan to attend the Special Meeting, we urge you to complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet so your Shares will be represented at the Special

Meeting. Instructions regarding how to vote via telephone or the Internet are included on the enclosed proxy card or voting instruction form. The required control number for Internet and telephone voting is printed on the enclosed proxy card or voting instruction form. The control number is used to match proxies with stockholders’ respective accounts and to ensure that, if multiple proxies are executed, Shares are voted in accordance with the proxy bearing the latest date.

If you wish to attend the Special Meeting and vote in person, you will be able to do so. If you intend to attend the Special Meeting in person and you are a record holder of the Fund’s Shares, in order to gain admission you must show photographic identification, such as your driver’s license. If you intend to attend the Special Meeting in person and you hold your Shares through a bank, broker or other custodian, in order to gain admission you must show photographic identification, such as your driver’s license, and satisfactory proof of ownership of Shares, such as your voting instruction form (or a copy thereof) or broker’s statement indicating ownership as of a recent date. If you hold your Shares in a brokerage account or through a bank or other nominee, you will not be able to vote in person at the Special Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Special Meeting.

All Shares represented by properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon or otherwise as provided therein. If you sign the proxy card, but don’t fill in a vote, your Shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Special Meeting, your Shares will be voted at the proxies’ discretion.

Stockholders who execute proxy cards or record their voting instructions via telephone or the Internet may revoke them at any time before they are voted by filing with the Secretary of the Fund a written notice of revocation, by delivering (including via telephone or the Internet) a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Merely attending the Special Meeting, however, will not revoke any previously submitted proxy.

What vote is required to approve the matters to be voted upon at the Special Meeting?

Pursuant to Delaware law and the Fund’s bylaws:

•	the Dissolution Proposal requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon; and

•	the Adjournment Proposal requires the affirmative vote of a majority of the Shares that are represented at the Special Meeting and entitled to vote thereon.

What are the effects of not voting or abstaining?

If you do not vote by virtue of not being present in person or by proxy at the Special Meeting, it will have the effect of a vote “AGAINST” the Dissolution Proposal but will have no effect on the Adjournment Proposal. If you are present at the Special Meeting in person or by proxy but abstain from voting, it will have the effect of a vote “AGAINST” both the Dissolution Proposal and the Adjournment Proposal.

How many Shares were outstanding as of the Record Date?

At the close of business on [●], 2019, the Fund had [●] Shares outstanding.

How can I find out the results of the voting?

We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K filed with the SEC promptly following the Special Meeting.

Proposal No. 1: The Plan of Liquidation and Dissolution

What does the Plan of Liquidation and Dissolution entail?

The Plan of Liquidation and Dissolution provides for the voluntary liquidation, dissolution and winding up of the Fund.

Why is the Board recommending approval of the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution?

After carefully considering the risks, timing, viability and potential impact on our stockholders of the alternatives potentially available to the Fund, as well as the recommendation of management, and in consultation with the Fund’s legal, financial and tax advisors, the Board determined that the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution is advisable and in the best interests of the Fund and our stockholders. See “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Background of the Proposed Plan of Liquidation and Dissolution” and “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Reasons for the Liquidation and Dissolution.”

What will happen if stockholders approve the Plan of Liquidation and Dissolution?

If stockholders approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution, the Fund intends to make a pre-dissolution liquidating distribution (in cash, Alibaba ADSs or a combination thereof) to stockholders following such approval. See “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Pre-Dissolution Liquidating Distribution” below for a description of the proposed distribution, including the potential amount and timing of such distribution. The Fund currently expects the Certificate of Dissolution to be filed during the fourth quarter of 2019, although such filing may be delayed by the Board in its sole discretion. The Fund will issue a press release not less than five days before filing the Certificate of Dissolution to announce (i) that the Board has determined to proceed with the dissolution and (ii) the anticipated filing date of the Certificate of Dissolution. Following the filing of the Certificate of Dissolution, in accordance with the applicable provisions of the DGCL, the Board will proceed to wind up the Fund’s affairs. The Fund intends to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain the Court Order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the Effective Time (or such longer period of time as the Court may determine not to exceed ten years after the Effective Time). The Fund will pay or make reasonable provision for the Fund’s uncontested known claims and expenses and establish reserves for other claims as required by the Court Order. The remaining assets or cash of the Fund will be used to make liquidating distributions to stockholders. See “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process.”

Can the Board abandon or modify the Plan of Liquidation and Dissolution after stockholder approval prior to the Effective Time?

Yes. If our Board subsequently determines that the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution is no longer in the best interests of the Fund and our stockholders, our Board may direct that the Plan of Liquidation and Dissolution be abandoned, either before or after stockholder approval, or may amend or modify the Plan of Liquidation and Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval.

What are the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL and why does the Board elect to follow such procedures?

For a description of the procedures under Sections 280 and 281(a) of the DGCL, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Winding-Up Process.”

The Board has elected to follow the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL because following such procedures affords greater protection to our directors and stockholders than the “default” provisions of Section 281(b) of the DGCL. The provisions of Sections 280 and 281(a) of the DGCL would protect the Fund’s directors from liability to claimants for failing to make adequate provision for the Fund’s actual and potential liabilities by providing for a judicial determination of the amount and form of reserves to be set aside for pending, contingent or potential future claims and by providing that, in the absence of fraud, the judgment of the directors of the Fund is conclusive as to the provision made for payment of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Fund. With respect to stockholders, while the liability of a stockholder of the Fund for any claim against the Fund is generally limited to such stockholder’s pro rata share of such claim or the amount distributed to such stockholder in the dissolution, whichever is less, and is limited in the aggregate to the amount distributed to such stockholder in the dissolution, the procedures under Sections 280 and 281(a) of the DGCL further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period.

What will happen if the Plan of Liquidation and Dissolution is not approved?

If stockholders do not approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution, the Fund will continue its corporate existence and the Board will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value. Such alternatives may include, among other things, (i) resubmitting the Plan of Liquidation and Dissolution to stockholders for reconsideration in the future, (ii) selling all or substantially all of the Fund’s Alibaba Shares for cash and returning the proceeds from such sales to the Fund’s stockholders by way of share repurchase programs or a tender offer, or (iii) making an exchange offer of the Fund’s Alibaba Shares for Shares, together with cash, and selling Alibaba Shares to fund the cash portion of such exchange offer, and taxes that would be incurred in such transaction.

Do I have appraisal rights?

No. Under Delaware law, stockholders will not have appraisal rights in connection with either of the Proposals.

Will I receive any distributions before the Certificate of Dissolution is filed?

The Fund intends to make a pre-dissolution liquidating distribution (in cash, Alibaba ADSs or a combination thereof) contingent on and as soon as reasonably practicable following stockholder approval of the Dissolution Proposal. The Fund currently estimates that the amount of the pre-dissolution liquidating distribution will be between $52.12 and $59.63 per Share in cash and/or Alibaba Shares. The Fund currently expects to make such pre-dissolution liquidating distribution during the fourth quarter of 2019, although the Board reserves the right to extend such timing. However, there is no assurance regarding whether or when such pre-dissolution liquidating distribution will be made.

The amount of the pre-dissolution liquidating distribution would be dependent on the Fund’s surplus and net assets before and after making such distribution, in accordance with Delaware law. The pre-dissolution liquidating distribution would also be conditioned on the prior sale by the Fund for cash of not less than a sufficient number of Alibaba Shares to ensure that the Fund has sufficient liquid assets to cover the Pre-Dissolution Holdback Amount and to fund the cash portion of such distribution.

In addition, in light of the fact that the Board has adopted the Plan of Liquidation and Dissolution and anticipates entering into a dissolution and winding-up process, in determining the amount of the Fund’s assets that would be available for a pre-dissolution liquidating distribution, the Fund intends to hold back the Pre-Dissolution Holdback Amount before making such pre-dissolution liquidating distribution. See “—What is the Pre-Dissolution Holdback Amount?” below.

The assumptions underlying the Fund’s estimate of the amount of the pre-dissolution liquidating distribution are described in the “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Pre-Dissolution Liquidating Distribution” section of this Proxy Statement.

The actual amount of the pre-dissolution liquidating distribution could be higher or lower than the Fund’s current estimated range of the pre-dissolution liquidating distribution depending on, among other things, how much of the Fund’s assets, at such time, are in the form of Alibaba Shares, the actual market prices of the Alibaba Shares on and prior to the payment date of the pre-dissolution liquidating distribution (which may be higher or lower than the assumed Alibaba Share price), the Fund’s anticipated ability to monetize such remaining Alibaba Shares on favorable terms, and the extent that existing and potential liabilities are resolved, new liabilities arise or facts and circumstances otherwise change or develop. It is not possible to predict with certainty what the Pre-Dissolution Holdback Amount or the amount available for the pre-dissolution liquidating distribution ultimately will be. The amount set forth above should be considered strictly as an estimate subject to the specified assumptions and qualifications. See “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of any pre-dissolution liquidating distribution.”

What is the Pre-Dissolution Holdback Amount?

The “Pre-Dissolution Holdback Amount” is an amount of assets that the Fund will hold back before making the pre-dissolution liquidating distribution contemplated by the Plan of Liquidation and Dissolution. The amount will be determined by the Board based on the Board’s estimate of the amount of assets that might be required by the Court to satisfy the Fund’s known, contingent and potential future liabilities, which amount, due to the uncertainties described under “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters,” will include the maximum amount of potential PRC taxes on all of the Alibaba Share Transfers without any offset or reduction for any foreign tax credits allowable under U.S. tax law.

Given the uncertainties with respect to certain of the Fund’s contingent and future liabilities, including potential liabilities for taxes payable to taxing authorities in the PRC, in order to provide the maximum protection for our stockholders and directors under these “safe harbor” dissolution provisions of the DGCL, the Board has determined that it would be prudent to wait until the issuance of the Court Order before distributing any portion of the Pre-Dissolution Holdback Amount.

Do any reserve amounts in connection with the Plan of Liquidation and Dissolution affect the Fund’s reserves for liabilities under U.S. GAAP?

None of the current estimates of the pre-dissolution liquidating distribution, the Pre-Dissolution Holdback Amount, the amount of the reserves for disputed, contingent and potential future claims set forth in the Fund’s petition to the Court or the amounts required to be reserved by the Fund in the Court Order will be calculated in accordance with, or by reference to, U.S. GAAP and such amounts do not, and will not, reflect any change in the Fund’s position with respect to its liabilities and reserves from an accounting perspective. Rather, each of such amounts is, or will be, calculated solely to ensure that the Fund has sufficient assets to comply with its obligations to provide adequate security under the dissolution procedures under the DGCL, which is generally a more conservative standard than the determination required by U.S. GAAP.

What is the total amount of liquidating distributions that stockholders can expect to receive?

The Fund currently estimates that, assuming an Alibaba Share price realized on sale and, if applicable, an Alibaba Share value at the time of distribution of $177.00, it could make aggregate liquidating distributions to stockholders, including the pre-dissolution liquidating distribution, ranging between approximately $39.8 billion and $41.1 billion (approximately $76.62 and $79.22 per Share, respectively), based on the number of Shares expected to be outstanding following completion of the September 2018 Repurchase Program. Such estimates assume that the funds held back for certain of our potential tax liabilities (including potential PRC tax liabilities) eventually would be released and available for distribution, based on the assumed non-taxability of the Alibaba Share Transfers under Bulletin 7 or, if the Alibaba Share Transfers were taxable under Bulletin 7, the assumed utilization of related foreign tax credits for U.S. federal income tax purposes.

The aggregate amount that would be distributed to stockholders could be higher or lower than the Fund’s current estimated range of the aggregate liquidating distributions depending on, among other things, the resolution of outstanding Known Claims, the incurrence of unexpected or greater-than-expected losses with respect to Litigation Claims and the assertion of Uncertain Claims (as such terms are defined in “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Winding-Up Process”) (including potential PRC tax claims and other tax claims), the ability to receive reasonable value when disposing of our non-cash assets and costs incurred to wind up our business. Further, if additional amounts ultimately are determined to be necessary to satisfy or make provision for any of these obligations, stockholders may receive substantially less than the current estimates. Accordingly, you will not know the exact amount of any liquidating distributions you may receive as a result of the Plan of Liquidation and Dissolution when you vote on the Dissolution Proposal. You may receive substantially less than the amount that we currently estimate or that you otherwise expect to receive. It is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Liquidation and Dissolution would not exceed the amount that the stockholder could have received upon sales of its Shares in the open market.

When will stockholders receive liquidating distributions after the Certificate of Dissolution is filed?

We plan to make an initial post-dissolution liquidating distribution to our stockholders on our transfer books as of the Effective Time as soon as possible following entry of the Court Order. Under Section 281(a) of the DGCL, the initial post-dissolution liquidating distribution may not be made before the expiration of a period of 150 days from the date of the last notice of rejection given by the Fund with respect to Known Claims. We currently expect the Court Order to be issued within one year following the Effective Time, although there can be no assurances regarding the timing of the Court Order.

We are unable to predict the timing of any additional liquidating distributions following the initial post-dissolution liquidating distribution. The timing of any such additional liquidating distributions will depend upon the timing of the resolution of actual and potential claims for which we have established reserves, the amount to be paid in satisfaction of such claims, and whether a need has arisen to establish additional reserves. To the extent that claims for which the Fund has set aside reserves are resolved or satisfied at amounts less than such reserves, and assuming no need has arisen to establish additional reserves, the Fund would make additional distributions to stockholders of any portion of the reserves established pursuant to the Court Order that the Board determines is no longer required because the relevant claim has been resolved or satisfied. The Board would evaluate the Fund’s reserves and available cash on a quarterly or, as appropriate, other periodic basis and make additional liquidating distributions as it deems reasonable and appropriate. For more detail on the various factors that could affect the timing of any additional liquidating distributions, see “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of any additional post-dissolution liquidating distributions to stockholders under the Plan of Liquidation and Dissolution.”

When do you expect the dissolution and winding-up process to be completed?

Assuming the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution is approved by our stockholders, we intend to file a Certificate of Dissolution with the Delaware Secretary of State following the making of the pre-dissolution liquidating distribution. The Fund currently expects the Certificate of Dissolution to be filed during the fourth quarter of 2019, although such filing may be delayed by the Board in its sole discretion.

Pursuant to Delaware law, our corporate existence will continue for a period of at least three years following the Effective Time for the purpose of prosecuting and defending suits, winding up the Fund and making distributions to stockholders, but not for the purpose of continuing to engage in any business. The three-year statutory winding-up period can be extended by the Court and is automatically extended for any proceeding commenced but not completed prior to the end of this three-year period. As a result, the winding-up process could extend beyond three years after dissolution, and it is difficult to estimate when it will be completed.

What are the major liabilities of the Fund?

Among other liabilities, the Fund’s major known, contingent and potential future liabilities include (i) potential U.S. federal, state and local and foreign tax claims (including potential PRC tax claims), which constitute a significant majority of the Fund’s known, contingent and potential future liabilities, (ii) potential liabilities arising out of the Data Breaches and certain other legal contingencies, and (iii) continuing obligations to indemnify former Yahoo executives. For a detailed description of such liabilities, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves.”

Does the Plan of Liquidation and Dissolution present any liability to our stockholders?

If stockholders approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution, we will file a Certificate of Dissolution and initiate the dissolution process under Sections 280 and 281(a) of the DGCL. Under the DGCL, stockholders of a dissolved corporation which has complied with the procedures under Sections 280 and 281(a) of the DGCL have no liability for any claim commenced after the expiration of the winding-up period. However, stockholders may still be liable for claims that are commenced before the expiration of the winding-up period. Claimants of such claims may proceed against the Fund’s stockholders to recoup amounts distributed by the Fund, if the remaining assets of the Fund after the distribution are insufficient to satisfy such claims. Under the “safe harbor” dissolution provisions of the DGCL, a stockholder could be held liable for any such claim in the amount of the lesser of such stockholder’s pro rata share of the claim and the amount distributed to such stockholder in the dissolution from the Fund and from any liquidating trust or trusts. The aggregate liability of any stockholder of the Fund for claims against the Fund will not exceed the amount distributed to such stockholder in the dissolution. Accordingly, in such event, a stockholder could be required to return part or all of the liquidating distributions previously made to such stockholder, and could receive nothing from us under the Plan of Liquidation and Dissolution.

In addition, if a stockholder has paid taxes on amounts previously received pursuant to the Plan of Liquidation and Dissolution, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

How does the adoption of the Plan of Liquidation and Dissolution by the Board affect the September 2018 Repurchase Program?

The adoption of the Plan of Liquidation and Dissolution by the Board does not affect the Fund’s ongoing September 2018 Repurchase Program. The September 2018 Repurchase Program will continue until the earlier of (i) the Fund’s completion of the repurchase of $5.75 billion of the Fund’s Shares that are authorized to be repurchased under the September 2018 Repurchase Program or (ii) stockholder approval of the Dissolution Proposal. As of March 27, 2019, the Fund has repurchased approximately 69 million Shares for an aggregate cost of $4.5 billion pursuant to the September 2018 Repurchase Program.

How will the Fund’s sale of the Yahoo operating business to Verizon affect the Plan of Liquidation and Dissolution?

When the Fund sold the Yahoo operating business to Verizon in 2017, the Fund retained limited categories of liabilities, including liabilities relating to its investments in Alibaba and Yahoo Japan Corporation (“Yahoo Japan”), liabilities under the Fund’s then-outstanding convertible notes and related hedge and warrant transactions, liabilities relating to securityholder litigation, liabilities relating to the Fund’s status as a publicly traded company, certain director and officer indemnification obligations, and 50% of certain liabilities relating to certain historical data breaches (“User Security Liabilities”). All other liabilities resulting from or relating to the Yahoo operating business were transferred to Verizon and will not need to be paid or provided for by the Fund. However, the Fund is required to make provisions reasonably acceptable to Verizon for the satisfaction of the Fund’s obligations with respect to the User Security Liabilities and the Plan of Liquidation and Dissolution contains a provision complying with such requirement.

Are there any other risks and uncertainties associated with the Plan of Liquidation and Dissolution?

Yes. You should carefully read the section of this Proxy Statement entitled “Risk Factors.”

Do directors and executive officers have interests in the Plan of Liquidation and Dissolution that differ from mine?

In considering the Board’s recommendation to approve the Plan of Liquidation and Dissolution, you should be aware that some of our directors and executive officers may have interests in the Plan of Liquidation and Dissolution that are different from, or in addition to, the interests of our stockholders generally. These potential interests include the payment of incentive awards under the LTIP, the payment of severance compensation to the Fund’s executive officers and/or the Fund’s continuing indemnification obligations to its directors and officers. Our Board was aware of these interests and considered them, among other matters, in approving the Plan of Liquidation and Dissolution and the transactions contemplated thereby. For additional information about the interests of the Fund’s directors and officers in the Plan of Liquidation and Dissolution, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Interests of Directors and Officers in the Plan of Liquidation and Dissolution.”

Do any of the directors of the Fund intend to resign upon the filing of the Certificate of Dissolution?

No. No changes to the size or composition of the Board are contemplated upon the filing of the Certificate of Dissolution.

Can I sell my Shares once the Certificate of Dissolution is filed?

We anticipate that, upon the filing of the Certificate of Dissolution, trading in our Shares will be suspended on Nasdaq, and our Shares will thereafter be delisted. In addition, we will close our stock transfer books and discontinue recording transfers of the Shares at the Effective Time. Thereafter, certificates representing the Shares will not be assignable or transferable on our books, except by will, intestate succession or operation of law. The Fund will, however, request that, following the Effective Time, DTC, as a record holder of Shares through its Cede & Co. nominee, maintain records representing the right to receive any post-dissolution liquidating distributions in accordance with Section 4 of the Plan of Liquidation and Dissolution, including any transfers of such rights. Consequently, the Fund expects that any transfers of such rights will be tracked by DTC. To the extent that a stockholder’s Shares are not held by a DTC participant as of the Effective Time, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

After the Effective Time, brokers may make a market for interests in the Shares in the “over-the-counter” market. There is no assurance that such market will arise or, if one does arise, for how long it will be maintained or how actively interests in the Shares will trade. Both trading prices and volumes in any such “over-the-counter” market could be volatile and erratic.

What are the material U.S. federal income tax consequences of the liquidation and dissolution?

In general, any distributions to our stockholders pursuant to the Plan of Liquidation and Dissolution, including any pre-dissolution liquidating distribution, will be taxable to stockholders who are U.S. Holders (as defined in the “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of Liquidation and Dissolution”) for U.S. federal income tax purposes. Amounts received by a stockholder pursuant to the Plan of Liquidation and Dissolution will first be applied against and reduce the stockholder’s tax basis in the Shares. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of such liquidating distribution and any prior liquidating distributions received by a stockholder with respect to a Share exceeds such stockholder’s tax basis in the Share. Any loss will generally be recognized only when a stockholder receives the final distribution from us and then only if the aggregate value of all liquidating distributions with respect to a Share is less than the stockholder’s tax basis in the Share. Gain or loss recognized by a stockholder will be capital gain or loss provided the Shares are held as capital assets, and will generally be long-term capital gain or loss if the Shares have been held for more than one year.

All stockholders should review the discussion in “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of Liquidation and Dissolution” for a general summary of certain material U.S. federal income tax consequences of the Plan of Liquidation and Dissolution. The tax consequences of the Plan of Liquidation and Dissolution may vary depending upon the particular circumstances of each stockholder. Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Plan of Liquidation and Dissolution in light of each stockholder’s particular circumstances.

Proposal No. 2: Adjournment

What is the effect of voting to approve the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies?

If you vote in favor of the Adjournment Proposal, you will be voting to permit the Special Meeting to be adjourned, even if a quorum is present, in order to solicit additional votes in favor of the Dissolution Proposal. In the event that the Dissolution Proposal has not received the requisite stockholder approval, it is likely that our Board would seek to adjourn the Special Meeting to solicit additional proxies in favor of that Proposal. The receipt of sufficient votes in favor of the Adjournment Proposal would allow our Board to take such action.

Cautionary Statement Regarding Forward-Looking Information

This Proxy Statement, including the Appendix, contains forward-looking statements concerning the proposed liquidation and dissolution pursuant to the Plan of Liquidation and Dissolution. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “anticipate,” “estimate,” “project,” “believe,” “intend” or similar expressions are intended to identify forward-looking statements. These statements are not statements of historical facts and do not reflect historical information. Forward-looking statements are subject to numerous risks and uncertainties and actual results may differ materially from those statements. Such risks and uncertainties relate to, among other things: the availability, timing and amount of liquidating distributions, including prior to the filing of the Certificate of Dissolution; the amounts that will need to be set aside by the Fund; the adequacy of such reserves to satisfy the Fund’s obligations; the ability of the Fund to favorably resolve certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund; the amount of proceeds that might be realized from the sale or other disposition of the Fund’s primary asset, its Alibaba Shares; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by the Fund of expenses relating to the liquidation and dissolution; and the ability of the Board to abandon, modify or delay implementation of the Plan of Liquidation and Dissolution, even after stockholder approval. Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking statements are discussed under the section “Risk Factors” in this Proxy Statement. Please carefully consider these factors, as well as other information contained herein and in our periodic reports and documents filed with the SEC. The forward-looking statements included in this Proxy Statement are made only as of the date of this Proxy Statement. We do not undertake any obligation to update or supplement such forward-looking statements to reflect events or circumstances after the date hereof, except as required by law. Because the Fund is an investment company, the forward-looking statements in this Proxy Statement are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

Risk Factors

There are many factors that the Fund’s stockholders should consider when deciding whether to vote in favor of the Dissolution Proposal, including the risk factors set forth below. You should carefully consider the risks described below, together with all the other information included in this Proxy Statement and the documents delivered with this Proxy Statement before making a decision about voting on the Proposals.

Risks Related to the Plan of Liquidation and Dissolution

The Fund cannot assure stockholders of the timing or amount of any pre-dissolution liquidating distribution.

The Fund intends to make a pre-dissolution liquidating distribution (in cash, Alibaba ADSs or a combination thereof) contingent on and as soon as reasonably practicable following stockholder approval of the Dissolution Proposal. The Fund currently estimates that the amount of the pre-dissolution liquidating distribution will be between $52.12 and $59.63 per Share in cash and/or Alibaba Shares. However, this estimate is subject to a number of assumptions and qualifications that could vary, as described in greater detail below. The Fund currently expects to make such pre-dissolution liquidating distribution during the fourth quarter of 2019, although such timing may be extended by the Board in its sole discretion. However, there is no assurance regarding whether or when such pre-dissolution liquidating distribution will be made.

Under Delaware law, the Fund may not make a pre-dissolution liquidating distribution except (i) out of “surplus,” which is defined as the amount by which the Fund’s “net assets” (i.e., the amount by which the Fund’s total assets exceed the Fund’s total liabilities) exceed its “capital” (i.e., the sum of the aggregate par value of all of the Fund’s issued Shares), or (ii) in the case in which there is insufficient “surplus,” out of the Fund’s “net profits” for the fiscal year in which such distribution is declared and/or the preceding fiscal year. Moreover, the Fund may not make a pre-dissolution liquidating distribution if doing so would render the Fund insolvent (i.e., if its liabilities exceed its assets, or if it is unable to pay its debts as they come due) or if such distribution constitutes a fraudulent transfer. Accordingly, the amount of the pre-dissolution liquidating distribution would be dependent on the Fund’s surplus and net assets before and after making such distribution.

In addition, in light of the fact that the Board has adopted the Plan of Liquidation and Dissolution and anticipates entering into a dissolution and winding-up process, in determining the amount of the Fund’s assets that would be available for a pre-dissolution liquidating distribution, the Fund, before making a pre-dissolution liquidating distribution, intends to hold back the Pre-Dissolution Holdback Amount, i.e., an amount of assets that the Board estimates will be sufficient to cover the maximum potential reserves that might be required by the Court to satisfy the Fund’s known, contingent and potential future liabilities, which amount, due to the uncertainties described under “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters,” will include the maximum amount, including the maximum amount of potential PRC taxes on all of the Alibaba Share Transfers without any offset or reduction for any foreign tax credits allowable under U.S. tax law. For additional information on the Fund’s current estimates of the pre-dissolution liquidating distribution and the Pre-Dissolution Holdback Amount, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Pre-Dissolution Liquidating Distribution.”

Factors that could impact the Pre-Dissolution Holdback Amount, and consequently the amount of the pre-dissolution liquidating distribution, include the following:

•	whether any existing or potential liabilities are resolved prior to the payment of the pre-dissolution liquidating distribution;

•

whether, in light of new facts and circumstances, any potential claims that were previously taken into account by the Board in determining the Pre-Dissolution Holdback Amount would no longer result in any actual liabilities; and

•	whether new liabilities that were not expected by the Board arise, which would require an increase in the Pre-Dissolution Holdback Amount.

Given these uncertainties, it is not possible to predict with certainty the amount that will be ultimately available for the pre-dissolution liquidating distribution.

The Fund cannot assure stockholders of the timing or amount of the initial post-dissolution liquidating distribution following entry of the Court Order.

We plan to make an initial post-dissolution liquidating distribution to our stockholders on our transfer books as of the Effective Time as soon as possible following entry of the Court Order. Under Section 281(a) of the DGCL, the initial post-dissolution liquidating distribution may not be made before the expiration of a period of 150 days from the date of the last notice of rejection given by the Fund with respect to Known Claims. We currently expect the Court Order to be issued within one year following the Effective Time, although there can be no assurances regarding the timing of the Court Order.

In the initial post-dissolution liquidating distribution, we intend to distribute all of the Fund’s remaining assets in excess of the amount to be used by the Fund to pay claims and fund the reserves required by the Court Order and pay the Fund’s operating expenses through the completion of the dissolution and winding-up process. The Court Order will reflect the Court’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against the Fund. There can be no assurances that the Court will not require the Fund to withhold from the initial post-dissolution liquidating distribution amounts in excess of the amounts that we believe are sufficient to satisfy the Fund’s potential claims and liabilities. Accordingly, stockholders may not receive distributions of these additional amounts for a substantial period of time.

The amount of the initial post-dissolution liquidating distribution would depend on, among other things, the amount that was paid in the pre-dissolution liquidating distribution and the actual amount of the reserves that we are required to establish pursuant to the Court Order. Factors that could impact the amount of the reserves to be determined by the Court Order, and consequently the amount of the initial post-dissolution liquidating distribution, include the following:

•	whether any claim is resolved or barred pursuant to Section 280 of the DGCL;

•	whether claimants of rejected Known Claims commence proceedings against the Fund, or any other litigation is brought against the Fund or its directors and officers;

•	whether the Fund is able to obtain clarity from taxing authorities with respect to the amount of taxes, if any, owed to them;

•

whether unforeseen claims are asserted against the Fund, in which case the Fund would have to defend or resolve such claims and/or be required to establish additional reserves to provide for such claims; and

•

whether any of the expenses incurred in the winding-up process, including expenses of required personnel and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Fund, are more or less than the Fund’s estimates.

With respect to the Fund’s potential PRC tax liabilities, based on our current views as to the applicability of PRC tax to the Alibaba Share Transfers (as described under “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters”), we currently expect to request in our petition to the Court that the Fund not be required in the Court Order to hold back any reserves in respect of PRC tax liabilities with respect to any of the Alibaba Share Transfers, and we believe that, if we receive confirmation (which would likely be oral and not written) from the PRC taxing authorities that they have closed their review of an Alibaba Share Transfer and that PRC taxes will not be assessed on that transaction, the Court would likely grant our request. However, the Court will then make its own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for contingent PRC tax liabilities. There can be no assurances that the Court will not require the Fund to reserve an amount for some or all of our potential PRC tax liabilities. If the Court requires us to reserve an amount for some or all of our potential PRC tax liabilities (which are subject to a ten-year statute of limitations period), stockholders may not receive distributions of any excess reserve amounts for a substantial period of time. If such a reserve were required for potential PRC taxes with respect to any of the Alibaba Share Transfers, then we would seek to include a provision in the Court Order that would permit the Fund to return to the Court to petition for a reduction in the Fund’s reserves if we receive oral confirmation from the PRC taxing authorities after the issuance of the Court Order, or otherwise believe there is a reasonable basis for concluding, that the PRC taxing authorities do not intend to assess PRC tax with respect to any of the Alibaba Share Transfers. There is no assurance, however, that the Court would agree to consider such a request or, if it does, that it would modify the Court Order in such a scenario. For more information regarding the Fund’s potential PRC tax liabilities, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters.”

The Fund cannot assure stockholders of the timing or amount of any additional post-dissolution liquidating distributions to stockholders under the Plan of Liquidation and Dissolution.

To the extent that claims for which the Fund has set aside reserves are resolved or satisfied at amounts less than such reserves, and assuming no need has arisen to establish additional reserves, the Fund would make additional distributions to stockholders of any portion of the reserves established pursuant to the Court Order that the Board determines is no longer required because the relevant claim has been resolved or satisfied. However, there may be less funds available than currently anticipated for additional liquidating distributions to the Fund’s stockholders. The precise amount and timing of any additional liquidating distributions to the Fund’s stockholders will depend on and could be delayed or diminished due to many factors, including:

•	whether a claim is resolved for more than the amount of reserve established for such claim pursuant to the Court Order;

•	whether the Fund is unable to resolve claims with creditors or other third parties, including the PRC taxing authorities, or if such resolutions take longer than expected;

•

whether a creditor or other third party seeks an injunction against the making of additional distributions to stockholders on the basis that the amounts to be distributed are needed to satisfy the Fund’s liabilities or other obligations to the extent not previously reserved for;

•	whether due to new facts and developments, a new claim, as the Board reasonably determines, requires additional funds to be reserved for its satisfaction; and

•

whether the expenses the Fund incurs in the winding-up process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees), necessary to dissolve and liquidate the Fund are more than anticipated.

Due to these and other factors, the amounts of any additional post-dissolution liquidating distributions may be substantially less than the amounts currently estimated by the Fund.

Liquidating distributions to stockholders could be substantially reduced and/or delayed due to uncertainty regarding the resolution of certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Fund.

Among other liabilities, the Fund’s major known, contingent and potential future liabilities include (i) potential U.S. federal, state and local and foreign tax claims (including potential PRC tax claims), which constitute a significant majority of the Fund’s known, contingent and potential future liabilities, (ii) potential liabilities arising out of the Data Breaches and certain other legal contingencies, and (iii) continuing obligations to indemnify former Yahoo executives. For a detailed description of such liabilities, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves.”

We intend to follow the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to obtain the Court Order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the Effective Time (or such longer period of time as the Court may determine not to exceed ten years after the Effective Time), and pay or make reasonable provision for the Fund’s uncontested known claims and expenses and establish reserves for other claims as required by the Court Order.

Whether any additional liquidating distributions can be made to stockholders would depend on whether claims for which the Fund has set aside reserves are resolved or satisfied at amounts less than such reserves and whether a need has arisen to establish additional reserves. The Fund cannot assure stockholders that the Fund’s liabilities can be settled for less than the amounts the Fund has reserved, or that unknown liabilities that have not been accounted for will not arise. As a result, the Fund may continue to hold back funds and delay additional liquidating distributions to stockholders. It is important for the Fund to retain sufficient funds to pay the expenses and liabilities actually owed to the Fund’s creditors, because under Delaware law, if the Fund fails to do so, each stockholder could be held liable for the repayment to creditors, out of the amounts previously received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess (up to the full amount actually received by such stockholder).

The application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations may adversely affect the Fund’s assets and the amount and timing of any liquidating distributions to stockholders.

The Fund may be directly or indirectly affected by tax legislation, regulations and administrative practices or the modification of existing tax laws by U.S. or non-U.S. taxing authorities or other governmental bodies. The application of complex tax laws involves numerous uncertainties, and U.S. and non-U.S. taxing authorities may review and challenge tax positions adopted by the Fund. These challenges may result in adjustments to, or impact the timing or amount of, the Fund’s taxable income, deductions, credits or other tax items, which may adversely affect our effective tax rate and tax liability.

Even if the Plan of Liquidation and Dissolution is approved and the Fund files a Certificate of Dissolution, the Fund will continue to be subject to U.S. federal income tax on its taxable income and taxable gains until the liquidation is complete (i.e., until all of its remaining assets have been distributed to the stockholders or transferred to a liquidating trust or trusts). Accordingly, the sale or other disposition of the Fund’s remaining non-cash assets, including the remaining Alibaba Shares, will generally be taxable to the Fund for U.S. federal income tax purposes. In addition, the Fund’s prior dispositions of Alibaba Shares and shares of common stock of Yahoo Japan (“Yahoo Japan Shares”) were generally taxable to the Fund for U.S. federal income tax purposes (such dispositions, together with any future dispositions of the Fund’s remaining Alibaba Shares, “Share Dispositions”), resulting in significant tax liabilities to the Fund.

The Fund also expects to incur certain state and local income tax liabilities on the disposition of the Fund’s remaining Alibaba Shares, and it incurred such tax liabilities on prior Share Dispositions. Depending on a number of factors, including the apportionment methodologies that are applied to source the gains from Share Dispositions for state and local tax purposes, the amount of such taxes could be greater or less than the corresponding amount recorded by the Fund for financial accounting purposes and reflected within the liabilities section of the Consolidated Statement of Assets and Liabilities filed with the SEC on Form N-CSR for the fiscal year ended December 31, 2018. The appropriate apportionment methodology for Share Dispositions is uncertain in each of the state and local jurisdictions in which the Fund expects to pay tax, and could vary materially depending on the manner in which Share Dispositions are effected (e.g., as a sale, exchange, distribution or other disposition). There can be no assurance that we will be able to resolve these matters favorably with the applicable taxing authorities.

On December 22, 2017, the United States enacted tax legislation commonly known as the Tax Cuts and Jobs Act (the “TCJA”), which significantly changed existing U.S. tax law. Among other changes impacting the Fund, the TCJA imposed a one-time deemed repatriation tax on certain accumulated earnings of non-U.S. corporations owned by 10% U.S. shareholders, expanded the constructive ownership rules that are applied for purposes of determining whether a non-U.S. corporation is a “controlled foreign corporation” (“CFC”), and made other significant changes to the CFC rules. These rules are complex and subject to change or differing interpretations, possibly with retroactive effect. In addition, the application of these rules and their consequences to the Fund depend on a number of facts specific to Alibaba, Yahoo Japan, and their respective subsidiaries that are beyond our current knowledge and control. These and other uncertainties resulting from the TCJA could materially affect the Fund’s U.S. tax liabilities.

Furthermore, the treatment of the Fund and its assets, and any transactions involving such assets (including liquidating distributions by the Fund), may raise novel and complex issues under other U.S. federal, state and local and foreign tax laws. Accordingly, the application of the relevant tax laws to the Fund’s assets and any related past or future transactions, including in connection with the Plan of Liquidation and Dissolution, may be uncertain in many respects. There can be no assurance that the Fund’s treatment of such assets and transactions will not be challenged by the U.S. Internal Revenue Service (the “IRS”) or other U.S. or non-U.S. taxing authorities, and any such challenge could adversely affect the Fund’s effective tax rate and tax liability, as well as the amount and timing of any liquidating distributions to stockholders.

The Fund may not be able to resolve promptly, or at all, certain potential PRC tax claims on the Alibaba Share Transfers on terms favorable to the Fund, which may significantly delay or reduce any liquidating distributions to stockholders.

Because Alibaba, which is a Cayman Islands company, holds PRC taxable property, each of the Alibaba Share Transfers would be an indirect transfer of such property and potentially subject to PRC tax under Bulletin 7, which is the current regulation governing taxation of indirect transfers in the PRC (other than the 2012 Alibaba Share Transfer, which is covered by the predecessor PRC tax regulation with respect to indirect share transfers). If an Alibaba Share Transfer were subject to PRC tax under Bulletin 7, the tax would be 10% of the gain that the PRC taxing authorities deemed the Fund or its applicable subsidiary to have derived from such transfer. The statute of limitations period applicable to Bulletin 7 cases is ten years. The PRC taxing authorities, in particular the STA, have wide discretion to interpret Bulletin 7 and to apply the indirect transfer rules to specific circumstances.

As described in more detail under “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters,” based on the advice of the Fund’s tax counsel and advisors and other relevant information, we believe it is more likely than not that the Alibaba Share Transfers are not, and in the case of the 2019 Alibaba Share Transfers will not be, subject to PRC tax. There can be no assurance that the PRC taxing authorities will agree with such positions. Even if the PRC taxing authorities have confirmed (which would likely be orally and not in writing) that their review of any Alibaba Share Transfer is closed and that such transaction is not taxable, the PRC taxing authorities are not foreclosed from subsequently re-examining and potentially assessing PRC tax on such transactions at any time prior to the expiration of the ten-year statute of limitations period; however, we believe based on the advice of our PRC tax advisors that it is highly unlikely they will do so where they have given oral confirmation that a transaction will not be taxed.

Based on advice of the Fund’s counsel, although not free from doubt, we believe that if the Fund or any of its subsidiaries were required to pay tax on the 2018 Alibaba Share Transfers or the 2019 Alibaba Share Transfers pursuant to Bulletin 7, the Fund will be entitled to claim the amount of tax paid as a foreign tax credit against its U.S. federal income tax liability on such transfers. If Bulletin 7 tax were assessed on the 2012 Alibaba Share Transfer or the 2014 Alibaba Share Transfer, we would expect to be entitled to claim the amount of tax paid as a foreign tax credit against the Fund’s U.S. federal income tax liability on such transfers.

In order to claim a foreign tax credit with respect to any tax imposed on an Alibaba Share Transfer pursuant to Bulletin 7, the Fund would need to pay the tax assessed by the PRC taxing authorities and pursue all effective and practical remedies to contest the tax under PRC law and the tax treaty between the United States and the PRC, including invoking the assistance of the U.S. competent authority. The Fund expects that it would have to claim the benefit of such credit in the form of a refund of previously paid U.S. federal income taxes. As a result of the U.S. refund procedures and foreign tax credit requirements, including the need to ensure that the Fund has sufficient assets and liquidity to pay and contest any PRC tax imposed on any of the Alibaba Share Transfers, the Fund may need to delay the return of such assets to stockholders until resolution of the potential PRC tax liabilities and any related foreign tax credit claims, which could take a significant period of time. The rules relating to the foreign tax credit are complex and their application to a PRC tax imposed on an Alibaba Share Transfer is not entirely clear. Notwithstanding the advice of the Fund’s counsel and the Fund’s views referred to above, there can be no assurance that the IRS or a court would agree that the Fund is entitled to claim a credit for such tax.

For a more detailed description of Bulletin 7 and the U.S. refund procedures and foreign tax credit requirements, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters.”

Given the uncertainties described above, when determining the amount of the pre-dissolution liquidating distribution, we expect to hold back assets sufficient to pay the maximum amount of PRC tax that may be imposed on all of the Alibaba Share Transfers without any offset or reduction in the Fund’s reserves for U.S. tax liabilities. Further, in respect of any post-dissolution liquidating distributions, unless the Fund is able to represent to the Court that we have received reasonably satisfactory confirmation from the PRC taxing authorities (which may include an oral confirmation to the Fund’s representatives) that they have determined not to tax the Alibaba Share Transfers, or otherwise establish to the satisfaction of the Court, that such tax will not be assessed, the Fund expects that the Court Order would require us to reserve an amount of assets sufficient to cover all or a portion of the maximum potential PRC tax liabilities of the Fund. Based on the ten-year statute of limitations period applicable to the potential PRC tax liabilities, such amount of assets may be held back for a substantial number of years.

The Fund will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with reporting requirements under the 1940 Act following the Effective Time and paying its service providers, including the external investment advisers managing its Marketable Debt Securities Portfolio.

As the Fund continues to wind up, we will continue to incur expenses from operations, including severance costs, compensation to employees who would implement the Plan of Liquidation and Dissolution, compensation to our independent directors, directors’ and officers’ insurance and other insurance premiums, income, payroll and other taxes (including any taxes that may be imposed on the sale, distribution or other disposition of our remaining non-cash assets), legal, accounting, financial advisory and consulting fees and general and administrative expenses (including the fees of the external investment advisers for our Marketable Debt Securities Portfolio). We currently estimate that we will reserve between $300 million to $400 million (approximately $0.58 to $0.77 per Share) to pay such expenses. The actual amount of such expenses could be much higher than currently anticipated and will reduce the amount of assets available for ultimate distribution to stockholders.

The Fund does not intend to deregister as an investment company under the 1940 Act until substantially all of the Fund’s assets (including substantially all of the securities held in our debt portfolio) are reduced to cash. Accordingly, the Fund will continue complying with the applicable reporting requirements of the 1940 Act even though compliance with such reporting requirements will cause the Fund to incur related expenses. If the Plan of Liquidation and Dissolution is approved and the Board effects the liquidation and dissolution, in order to eliminate these expenses, we may seek relief from the SEC from the reporting requirements under the 1940 Act, but no assurances can be given as to when or if such relief will be obtained. If the Fund does not obtain such relief and, in any event, until such time as it obtains such relief, the Fund will continue to incur costs in complying with its reporting requirements as a registered investment company under the 1940 Act.

The amount of proceeds that might be realized from the sale of the Fund’s primary asset, the Alibaba Shares, is subject to fluctuation in the market prices of such Alibaba Shares and the Fund’s ability to monetize such Alibaba Shares on favorable terms.

As of March 27, 2019, the Fund’s Alibaba Shares represented approximately 88.6% of the Fund’s total assets. The trading price of Alibaba Shares has been and is likely to continue to be volatile, which could result in substantial losses to the Fund and affect the Fund’s ability to monetize such Alibaba Shares on favorable terms. For example, the high and low sale prices of Alibaba ADSs between December 31, 2017 and December 31, 2018 were $210.86 and $131.89, respectively. In addition, the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC that have listed their securities in the United States may affect the volatility in the price of and trading volumes for Alibaba Shares. Some of these companies have experienced significant volatility, including significant price declines after their initial public offerings. The trading performances of these PRC companies’ securities at the time of or after their offerings may affect the overall investor sentiment towards other PRC companies listed in the United States and consequently may impact the trading performance of Alibaba Shares.

The market price of Alibaba Shares is affected by Alibaba’s business, management, results of operations and financial condition. Alibaba files with the SEC reports containing financial and other material information about its business and risks relating to its business. You are encouraged to review the information set forth in Alibaba’s registration statements on Form F-1 and Form F-4 and annual reports on Form 20-F for additional information about Alibaba’s business, management, results of operations, financial condition and risks. You should also review Alibaba’s press releases and reports filed with the SEC on Form 6-K. This information may be obtained at the SEC’s website at: https://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001577552&owner=exclude&count=40.

Stockholders should review information filed by Alibaba with the SEC because the Fund’s ability to monetize such Alibaba Shares on favorable terms will depend heavily upon and be influenced by the value of the Alibaba Shares. Information relating to Alibaba in this Proxy Statement is derived from Alibaba’s public filings with the SEC. Such information is provided for informational purposes only and the Fund makes no representation and assumes no responsibility for the accuracy or completeness of such information.

The Fund’s ability to sell or otherwise dispose of the Alibaba Shares is subject to contractual restrictions in certain circumstances.

The Fund’s ability to sell its Alibaba Shares is subject to certain restrictions under an Amended and Restated Registration Rights Agreement, dated as of September 18, 2012, as amended on January 24, 2018, by and among Alibaba, the Fund, SoftBank Group Corp. and the other shareholders of Alibaba listed therein (the “Registration Rights Agreement”). Under the Registration Rights Agreement, among other things, the Fund generally can sell or otherwise dispose of its “Registrable Securities” (as such term is defined in the Registration Rights Agreement) without limitation or restriction provided the sale or disposition is effected through one or more private sales not executed or recorded on a public exchange or quotation service (“Off-Exchange Sales”).

Under the Registration Rights Agreement, the Fund can sell an unlimited amount of Registrable Securities in one or more transactions executed or recorded on a public exchange or quotation service within any 90-day period. However, if the Fund sells or otherwise disposes of Registrable Securities in one or more transactions executed or recorded on a public exchange or quotation service resulting in aggregate proceeds greater than $1 billion over any 90-day period (a “Large Resale”), then it can sell only up to $1 billion of Registrable Securities (excluding Off-Exchange Sales) in each of the next two 90-day periods. The Fund also is restricted in its ability to sell Alibaba Shares (as such term is defined in the Registration Rights Agreement) in public block trades (other than Off-Exchange Sales) in excess of certain threshold amounts or, unless it obtains permission from Alibaba, at a price less than 92% of the most recent prior closing price per Alibaba Share on the NYSE. If the Fund executes a Large Resale or a public block trade or requests Alibaba’s assistance in marketing the sale of Registrable Securities owned by the Fund in accordance with the terms of the Registration Rights Agreement, then the Fund cannot execute another Large Resale or public block trade or request Alibaba’s assistance in marketing another sale of Alibaba Shares during the 180-day period following such transaction, subject to a limited exception for sales pursuant to Rule 10b5-1 plans.

Additionally, if Alibaba initiates an underwritten offering and if Alibaba or the underwriters participating in such offering request that the Fund enter into a lock-up agreement to not dispose of any Registrable Securities for a period of up to 180 days, then the Registration Rights Agreement requires the Fund to enter into such a lock-up agreement to the extent that Alibaba and certain members of Alibaba management are similarly bound.

Accordingly, the Fund may not be able to sell or dispose of its Alibaba Shares to generate new cash in a timely manner, which could delay the liquidating distributions to stockholders.

The Fund’s ability to monetize the Alibaba Shares on favorable terms may be materially and adversely affected by economic conditions in the PRC as well as globally.

Alibaba has significant operations in the PRC. As a result, the Fund’s ability to monetize the Alibaba Shares on favorable terms is impacted to a significant extent by economic, political and legal developments in the PRC. Chinese equities and many American Depositary Shares issued by companies that primarily operate in the PRC, including Alibaba, have experienced increased volatility over the past few years. Although the PRC government has taken steps to seek to stabilize the PRC equity markets, it is uncertain what effect such measures will have, if any, on the PRC equity markets or on the price of American Depositary Shares issued by companies that primarily operate in the PRC. Continued price drops in the PRC equity markets and any related price drops of American Depositary Shares issued by companies that primarily operate in the PRC may adversely affect the Fund’s ability to monetize the Alibaba Shares on favorable terms in connection with the liquidation and dissolution process.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over the PRC’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on the Fund. The Fund’s ability to monetize the Alibaba Shares on favorable terms may be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to Alibaba.

In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity. Any prolonged slowdown in the Chinese economy could lead to a reduction in demand for Alibaba’s services and consequently have a material adverse effect on Alibaba’s businesses, financial condition and results of operations.

The U.S. administration under President Donald Trump has advocated greater restrictions on trade generally and significant increases on tariffs on certain goods imported into the United States, particularly from the PRC, and has recently taken steps toward restricting trade in certain goods. The PRC and other countries have retaliated in response to new trade policies, treaties and tariffs implemented by the United States. Such policy retaliations could ultimately result in further trade policy responses by the United States and other countries, and result in an escalation leading to a trade war, which would have an adverse effect on manufacturing levels, trade levels and industries, including logistics, retail sales and other businesses and services that rely on trade, commerce and manufacturing. Any such escalation in trade tensions or a trade war, or news and rumors of the escalation of a potential trade war, could affect activity levels within Alibaba’s ecosystem and have a material and adverse effect on its business, results of operations and the trading price of the Alibaba Shares.

If the Fund fails to retain sufficient funds to pay the liabilities actually owed to the Fund’s creditors, each stockholder receiving liquidating distributions could be liable for payment to the Fund’s creditors of his, her or its pro rata share of any shortfall, up to the amount actually distributed to each stockholder in connection with the liquidation and dissolution.

Under Delaware law, in the event the Fund fails to retain sufficient funds to pay the expenses and liabilities actually owed to the Fund’s creditors, each stockholder could be held liable for the repayment to those creditors who file claims before the end of the winding-up period, out of the amounts previously received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess liability (up to the full amount actually received by such stockholder).

Moreover, in the event a stockholder has paid taxes on amounts previously received pursuant to the Plan of Liquidation and Dissolution, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a reduction in taxes payable. There can be no guarantee that the reserves established by the Fund will be adequate to cover all such expenses and liabilities.

Amounts held in the Marketable Debt Securities Portfolio will be subject to market, credit and interest rate risk.

A substantial portion of the Fund’s investment assets (other than the Alibaba Shares) may be held in the Marketable Debt Securities Portfolio throughout the liquidation and dissolution process. The proceeds of the Fund’s disposition of its Alibaba Shares, to the extent not used to fund the cash portion of any pre-dissolution liquidating distribution to stockholders, may be added to the Marketable Debt Securities Portfolio and will be invested in accordance with the applicable investment policies and guidelines. Pursuant to such guidelines, the Fund generally invests excess cash in money market funds, time deposits, and liquid debt instruments of the U.S. and foreign governments and their agencies, and high credit quality corporate issuers which are classified as marketable debt securities and cash equivalents.

Investments in fixed rate and floating rate interest earning instruments carry a degree of interest rate risk. Fixed rate securities may have their fair market value adversely impacted due to a rise in interest rates, while floating rate securities may produce less income than expected if interest rates fall. Such securities also are subject to the risk that the issuer of the security will be unable to pay interest or repay principal on the security when due. Due in part to these factors, the amounts expected to be realized by the Fund in monetizing the Marketable Debt Securities Portfolio may fall short of expectations due to changes in interest rates or the Fund may suffer losses in principal if it sells securities that have declined in market value due to changes in interest rates or changes in credit quality.

The Shares will be delisted from Nasdaq, and the Fund will close its stock transfer books at the Effective Time. Accordingly, interests of the Fund’s stockholders in the Fund after the Effective Time will not be transferable, and interests of stockholders in any liquidating trust that the Fund may establish pursuant to the Plan of Liquidation and Dissolution may not be transferable.

We anticipate that, upon the filing of the Certificate of Dissolution, trading in our Shares will be suspended on Nasdaq, and our Shares will thereafter be delisted. However, under the Nasdaq rules, Nasdaq has discretionary authority to suspend or terminate the listing of a company that has announced that liquidation has been authorized by its board of directors and that it is committed to proceed, even if the Shares otherwise meet all enumerated criteria for continued listing on Nasdaq. Shortly before filing the Certificate of Dissolution, the Fund will issue a press release to announce the anticipated filing date of the Certificate of Dissolution.

In addition, we will close our stock transfer books and discontinue recording transfers at the Effective Time. Thereafter, record holders of the Shares generally will be prohibited from transferring record ownership of their Shares following the Effective Time (except by will, intestate succession or operation of law). The Fund will, however, request that, following the Effective Time, DTC, as a record holder of Shares through its Cede & Co. nominee, maintain records representing the right to receive any post-dissolution liquidating distributions in accordance with Section 4 of the Plan of Liquidation and Dissolution, including any transfers of such rights. Consequently, the Fund expects that any transfers of such rights will be tracked by DTC. To the extent that a stockholder’s Shares are not held by a DTC participant as of the Effective Time, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

Moreover, if the Fund establishes a liquidating trust, the interests of the Fund’s stockholders in such trust may not be transferable, which could adversely affect stockholders’ ability to realize the value of such interests. Even if transferable, the interests are not expected to be listed on a national securities exchange, and the extent of any trading market therein cannot be predicted. In addition, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets. Furthermore, given that the Fund’s stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to any entity which is treated as a liquidating trust for U.S. federal income tax purposes, the distribution of non-transferable interests would result in tax liability to the stockholders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Stockholders will generally not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

As a result of the Fund’s liquidation and dissolution, for U.S. federal income tax purposes, the Fund’s stockholders who are U.S. Holders will generally recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (at the time of the distribution) of any other property distributed, less any known liabilities assumed by the stockholder or to which the distributed property is subject, and (ii) such stockholder’s tax basis in the Shares. Liquidating distributions pursuant to the Plan of Liquidation and Dissolution may occur at various times and in more than one tax year. Any loss will generally be recognized only when a stockholder receives the final distribution from us and then only if the aggregate value of all liquidating distributions with respect to a Share is less than the stockholder’s tax basis in the Share. For a general summary of certain material U.S. federal income tax consequences of the Plan of Liquidation and Dissolution, see “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of Liquidation and Dissolution.”

Further stockholder approval will not be required in connection with the implementation of the Plan of Liquidation and Dissolution, including the sale or disposition of all or substantially all of the Fund’s assets as contemplated in the Plan of Liquidation and Dissolution.

The approval of the Dissolution Proposal by the requisite vote of the stockholders will grant full and complete authority to our Board and officers, without further stockholder action, to proceed with the liquidation and dissolution of the Fund pursuant to Plan of Liquidation and Dissolution in accordance with any applicable provision of Delaware law. Accordingly, the Fund may sell, distribute or otherwise dispose of its remaining non-cash assets without further stockholder approval. As a result, the Board may, in order to maximize value for the Fund’s stockholders and creditors, authorize actions in implementing the Plan of Liquidation and Dissolution, including the specific terms and prices for the sales and dispositions of its remaining assets, with which stockholders may not agree.

After the Effective Time, the Fund would not hold annual meetings of stockholders to elect members of the Board, and consequently the Fund’s stockholders would no longer be able to influence management of the Fund through the election of directors.

Under Delaware law, dissolution of the Fund would become effective upon the filing of a Certificate of Dissolution with the Delaware Secretary of State, which the Fund expects to file during the fourth quarter of 2019. Although the Fund’s existence would continue for a period of three years from the Effective Time for the purpose of prosecuting and defending suits, winding up the Fund and making distributions to stockholders, the Fund would not be permitted to continue to engage in business. As a result, the Fund would not convene annual meetings of stockholders during the winding-up period. Since the Fund would not hold annual meetings of stockholders to elect members of the Board after the Effective Time, the Fund’s stockholders would not be able to influence management of the Fund through the election of directors. Because the Fund expects to file the Certificate of Dissolution before the date when the Fund is required to convene its 2019 annual meeting of stockholders, the Fund does not expect to convene its 2019 annual meeting of stockholders. However, if the filing of the Certificate of Dissolution is materially delayed, we expect to hold an annual meeting of its stockholders in 2019.

As noted above, the approval of the Dissolution Proposal by the requisite vote of the stockholders will grant full and complete authority to our Board and officers, without further stockholder action, to proceed with the liquidation and dissolution of the Fund pursuant to Plan of Liquidation and Dissolution in accordance with any applicable provision of Delaware law. See “—Further stockholder approval will not be required in connection with the implementation of the Plan of Liquidation and Dissolution, including the sale or disposition of all or substantially all of the Fund’s assets as contemplated in the Plan of Liquidation and Dissolution.”

The Board may abandon, modify or delay implementation of the Plan of Liquidation and Dissolution, even after stockholder approval.

Even if the Fund’s stockholders approve the Dissolution Proposal, the Board has reserved the right, at its discretion, to the extent permitted by Delaware law, to abandon or delay implementation of the Plan of Liquidation and Dissolution (including determining not to file or to delay filing the Certificate of Dissolution) if such action is determined to be in the Fund’s best interests and in the best interests of its stockholders, in order, for example, to permit the Fund to pursue new business opportunities or strategic transactions that are subsequently presented to the Board. Any such decision by the Board to abandon or delay implementation of the Plan of Liquidation and Dissolution prior to the Effective Time (including determining not to file or to delay filing the Certificate of Dissolution) may result in the Fund incurring additional operating costs and liabilities, which could reduce the amount available in any potential future distribution to the Fund’s stockholders.

The Board also may modify or amend the Plan of Liquidation and Dissolution, notwithstanding stockholder approval of the Dissolution Proposal, if the Board determines that, in light of new proposals presented or changes in circumstances, such action would be in the best interests of the Fund and its stockholders. The Board will have authority under the Plan of Liquidation and Dissolution to make any such modification or amendment to the Plan of Liquidation and Dissolution without further stockholder approval, although it may determine, in its sole discretion, to submit any modification or amendment to the stockholders for approval.

The Board and our officers may have interests in the Plan of Liquidation and Dissolution that are different from or in addition to, the interests of stockholders generally.

Some of our directors and executive officers may have interests in the Plan of Liquidation and Dissolution that are different from, or in addition to, the interests of our stockholders generally. These potential interests include the payment of incentive awards under the LTIP, the payment of severance compensation to the Fund’s executive officers and/or the Fund’s continuing indemnification obligations to its directors and officers. Our Board was aware of these interests and considered them, among other matters, in approving the Plan of Liquidation and Dissolution and the transactions contemplated thereby.

In addition, the Board may continue to employ some or all of the Fund’s existing officers, appoint new officers, hire employees and retain independent contractors, agents and advisors in connection with the winding-up process, and would be authorized to pay compensation to the Fund’s directors, officers, employees, independent contractors, agents and advisors, which, in the case of directors, officers and employees, may be above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Liquidation and Dissolution and for retention purposes during the implementation of the Plan of Liquidation and Dissolution.

The tax treatment of any pre-dissolution liquidating distribution and any other liquidating distributions may vary from stockholder to stockholder, and stockholders should consult their own tax advisors.

The Fund has not requested a ruling from the IRS with respect to the anticipated U.S. federal income tax consequences of the Plan of Liquidation and Dissolution. We intend to accomplish the liquidation and dissolution in a manner that will qualify as a “complete liquidation” of the Fund within the meaning of Section 346(a) of the Internal Revenue Code of 1986, as amended (the “Code”), but there can be no assurance that our efforts to do so will be successful. If any of the anticipated tax consequences of the Plan of Liquidation and Dissolution described in this Proxy Statement proves to be incorrect, the result could be increased taxation at the corporate and/or stockholder level, thus reducing the benefit to the Fund’s stockholders and the Fund from the liquidation and dissolution. Tax considerations applicable to stockholders may vary with and be contingent upon the particular circumstances of each stockholder. Stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Plan of Liquidation and Dissolution in light of each stockholder’s particular circumstances.

Risks Related to the Fund’s Continuing Business if the Plan of Liquidation and Dissolution is Not Approved by Stockholders

If stockholders vote against the Plan of Liquidation and Dissolution, the Fund may pursue other alternatives, but there can be no assurance that any of these alternatives would result in greater stockholder value than the proposed liquidation and dissolution of the Fund, and any alternative we select may entail additional risks.

If stockholders do not approve the Dissolution Proposal, the Fund will continue its corporate existence and the Board will continue to explore what, if any, alternatives are available to return capital to stockholders in a manner intended to maximize value. There can be no assurance that any of these alternatives would result in greater stockholder value than the proposed liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution. Moreover, any alternative we select may entail additional risks.

In addition to the risks described above, you should carefully consider the risks described in our Form N-CSR for the fiscal year ended December 31, 2018 filed with the SEC and other documents we file with or furnish to the SEC.

The Special Meeting

Date, Time and Place

This Proxy Statement is being furnished to our stockholders as part of the solicitation of proxies by our Board for use at the Special Meeting to be held on [●], [●], 2019, starting at 11:00 a.m. (Eastern time) at [●], or any adjournments, postponements or delays thereof.

Proposals

At the Special Meeting, holders of Shares as of the Record Date will consider and vote upon (i) the Dissolution Proposal and (ii) the Adjournment Proposal.

Required Vote

Pursuant to Delaware law and the Fund’s bylaws:

•	the Dissolution Proposal requires the affirmative vote of a majority of the Shares outstanding and entitled to vote thereon; and

•	the Adjournment Proposal requires the affirmative vote of a majority of the Shares that are represented at the Special Meeting and entitled to vote thereon.

Record Date

The Board has fixed the close of business on [●], 2019, as the Record Date for the determination of stockholders of the Fund entitled to notice of, and to vote at, the Special Meeting. Stockholders of the Fund as of the close of business on the Record Date will be entitled to one vote on each matter to be voted on for each Share held and a fractional vote with respect to any fractional Shares, with no cumulative voting rights.

Quorum

The holders of a majority of the Shares issued and outstanding and entitled to vote on any matter at the Special Meeting, present in person or by proxy, shall constitute a quorum at the Special Meeting for purposes of conducting business on such matter. Votes withheld, abstentions and broker non-votes (i.e., Shares held by brokers or nominees as to which (i) instructions have not been received from the stockholder or the persons entitled to vote and (ii) the broker does not have discretionary voting power on a particular matter) will be counted as Shares present at the Special Meeting for quorum purposes.

Voting Your Shares

Your vote is very important, regardless of the number of Shares you own. We cannot proceed with the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution unless the Dissolution Proposal is approved by the holders of a majority of the outstanding Shares entitled to vote thereon. Whether or not you plan to attend the Special Meeting, we urge you to complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet so your Shares will be represented at the Special Meeting. Instructions regarding how to vote via telephone or the Internet are included on the enclosed proxy card or voting instruction form. The required control number for Internet and telephone voting is printed on the enclosed proxy card or on the voting instruction form. The control number is used to match proxies with stockholders’ respective accounts and to ensure that, if multiple proxies are executed, Shares are voted in accordance with the proxy bearing the latest date.

All Shares represented by properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon or otherwise as provided therein. If you sign the proxy card, but don’t fill in a vote, your Shares will be voted in accordance with the Board’s recommendation. If any other business is brought before the Special Meeting, your Shares will be voted at the proxies’ discretion.

Stockholders who execute proxy cards or record voting instructions via telephone or the Internet may revoke them at any time before they are voted by filing with the Secretary of the Fund a written notice of revocation, by delivering (including via telephone or the Internet) a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person. Merely attending the Special Meeting, however, will not revoke any previously submitted proxy.

Attending the Special Meeting

If you wish to attend the Special Meeting and vote in person, you will be able to do so. If you intend to attend the Special Meeting in person and you are a record holder of the Fund’s Shares, in order to gain admission you must show photographic identification, such as your driver’s license. If you intend to attend the Special Meeting in person and you hold your Shares through a bank, broker or other custodian, in order to gain admission you must show photographic identification, such as your driver’s license, and satisfactory proof of ownership of Shares, such as your voting instruction form (or a copy thereof) or broker’s statement indicating ownership as of a recent date. If you hold your Shares in a brokerage account or through a bank or other nominee, you will not be able to vote in person at the Special Meeting unless you have previously requested and obtained a “legal proxy” from your broker, bank or other nominee and present it at the Special Meeting.

Expenses of Proxy Solicitation

The cost of the Special Meeting, including the costs of preparing and mailing the Notice of Special Meeting, this Proxy Statement and the proxy card, and the solicitation of proxies, including reimbursement to broker-dealers and others who forwarded proxy materials to their clients, will be borne by the Fund. Certain officers of the Fund or its respective affiliates (none of whom will receive additional compensation therefore) may solicit proxies by telephone, mail, e-mail and/or personal interviews. Brokerage houses, banks and other fiduciaries may be requested to forward proxy solicitation materials to their principals to obtain authorization for the execution of proxies, and will be reimbursed by the Fund for such out-of-pocket expenses. The Fund has retained Georgeson LLC, a professional proxy solicitation firm, to assist in additional proxy solicitation. The estimated cost of solicitation by Georgeson LLC is approximately $15,000.

Proposal No. 1: Approval of the Plan of Liquidation and Dissolution

General

At the Special Meeting, our stockholders will be asked to approve the Dissolution Proposal. The Plan of Liquidation and Dissolution was unanimously approved by our Board, subject to stockholder approval, on April 2, 2019. A copy of the Plan of Liquidation and Dissolution is attached as Appendix A to this Proxy Statement and incorporated herein by reference. Certain material features of the Plan of Liquidation and Dissolution are summarized below. Stockholders are urged to carefully read the Plan of Liquidation and Dissolution in its entirety.

If stockholders approve the Dissolution Proposal, the Fund intends to make a pre-dissolution liquidating distribution (in cash, Alibaba ADSs or a combination thereof) to stockholders following such approval. See “—Pre-Dissolution Liquidating Distribution” below for a description of the proposed distribution, including the potential amount and timing of such distribution. The Fund currently expects the Certificate of Dissolution to be filed during the fourth quarter of 2019, although such filing may be delayed by the Board in its sole discretion. The Fund will issue a press release not less than five days before filing the Certificate of Dissolution to announce (i) that the Board has determined to proceed with the dissolution and (ii) the anticipated filing date of the Certificate of Dissolution. Following the filing of the Certificate of Dissolution, in accordance with the applicable provisions of the DGCL, the Board will proceed to wind up the Fund’s affairs. The Fund intends to rely on the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to, among other things, obtain the Court Order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the Effective Time (or such longer period of time as the Court may determine not to exceed ten years after the Effective Time). The Fund will pay or make reasonable provision for the Fund’s uncontested known claims and expenses and establish reserves for other claims as required by the Court Order. The remaining assets or cash of the Fund will be used to make liquidating distributions to stockholders.

If stockholders do not approve the Dissolution Proposal, the Fund will continue its corporate existence and the Board will continue to explore alternatives for returning capital to stockholders in a manner intended to maximize value. Such alternatives may include, among other things, (i) resubmitting the Plan of Liquidation and Dissolution to stockholders for reconsideration in the future, (ii) selling all or substantially all of the Fund’s Alibaba Shares for cash and returning the proceeds from such sales to the Fund’s stockholders by way of share repurchase programs or a tender offer or (iii) making an exchange offer of the Fund’s Alibaba Shares for Shares, together with cash, and selling Alibaba Shares to fund the cash portion of such exchange offer and taxes that would be incurred in such transaction.

Background of the Proposed Plan of Liquidation and Dissolution

Prior to June 16, 2017, the Fund was an operating company named “Yahoo! Inc.” Yahoo sold its operating business to Verizon on June 13, 2017 in the Sale Transaction pursuant to the Stock Purchase Agreement. On June 16, 2017, Yahoo changed its name to “Altaba Inc.” and registered as an investment company under the 1940 Act, with its consolidated investment assets consisting of Alibaba Shares, Yahoo Japan Shares, a Marketable Debt Securities Portfolio, other minority investments and all of the equity interests in Excalibur. The Fund completed a repurchase of approximately 64.5 million Shares for approximately $3.4 billion in cash pursuant to a modified “Dutch auction” self-tender offer in June 2017, for the purpose of providing liquidity to stockholders that were forced to sell their Shares at or prior to the closing of the Sale Transaction due to restrictions on holding shares of an investment company or securities that are not included in the S&P 500 index.

As disclosed in the Fund’s public filings with the SEC, the Fund’s investment objective is to increase the price per Share at which it trades relative to the then-current value of the Fund’s principal underlying assets. The Fund seeks to do this by reducing the discount at which it trades relative to the underlying value of its net assets (before giving effect to deferred taxes on unrealized appreciation) while simplifying its net asset base and returning capital to its stockholders in ways that are accretive and increase stockholder value.

In seeking to achieve its investment objective, since the date that the Fund was converted into an investment company, the Board has evaluated, in consultation with the Fund’s management and its legal, financial and tax advisors, various strategic alternatives and has authorized a number of transactions, each of which is discussed further below, with the goal of returning capital to stockholders and reducing the discount at which the Shares trade relative to their net asset value.

On July 26, 2017, the Board authorized a share purchase program in the amount of $5 billion (the “July 2017 Repurchase Program”). Pursuant to the July 2017 Repurchase Program, the Fund repurchased approximately 73.9 million Shares valued at $5 billion on the open market between July 2017 and December 2017.

On February 20, 2018, the Board authorized another repurchase program for up to $5 billion of the Fund’s Shares (the “February 2018 Repurchase Program”). Between February 20, 2018 and June 30, 2018, the Fund repurchased approximately 24.4 million Shares for an aggregate cost of approximately $1.8 billion pursuant to the February 2018 Repurchase Program.

At a meeting held on March 13, 2018, the Board explored strategies to reduce the discount at which the Shares trade relative to their net asset value and return capital to stockholders. The Board discussed, among other things, the possibility of paying a pro rata dividend in the form of Alibaba Shares, making an exchange offer of Alibaba Shares to stockholders, undertaking certain transactions that could allow the Fund to convert to a regulated investment company (a “RIC”) for U.S. federal income tax purposes, and continuing with the status quo. At the same meeting, the Board received a presentation on the dissolution process under Delaware law by the Fund’s outside counsel, Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”). At that meeting, the Board also discussed potential transactions involving the sale of the Fund’s Yahoo Japan Shares.

On April 16, 2018, Thomas J. McInerney, Chief Executive Officer of the Fund, held an in-person meeting with Joseph Tsai, Vice Chairman of Alibaba, during which Mr. Tsai expressed no interest in pursuing a strategic transaction between Alibaba and the Fund.

At a meeting held on April 23, 2018, the Board continued to evaluate strategic alternatives, including an exchange offer of the Alibaba Shares held in the Fund’s investment portfolio for the Fund’s Shares, additional repurchases of the Fund’s Shares in the open market, conversion of the Fund to an open-end investment company that could qualify as a RIC for U.S. federal income tax purposes, and a liquidation and dissolution of the Fund. At that meeting, Mr. McInerney reported to the Board on his conversation with Mr. Tsai on April 16, 2018.

On May 21, 2018 and May 22, 2018, the Board met and discussed with the Fund’s management and its financial and legal advisors proposed terms of an exchange offer and considerations with respect to other alternatives. At the meeting, representatives of Skadden reviewed with the Board its fiduciary duties relating to the matters under consideration. The Board decided to reconvene in two weeks to discuss whether an exchange offer was, at that time, the best available alternative, when compared with other options, for returning capital to stockholders and enhancing stockholder value.

On June 4, 2018, after further consideration, the Board determined that an exchange offer of the Fund’s Alibaba Shares and cash for Shares was in the best interests of the Fund and its stockholders and authorized management to proceed with an exchange offer on the terms and subject to the conditions discussed in detail during the Board’s deliberation (the “2018 Exchange Offer”).

On June 7, 2018, the Fund commenced the 2018 Exchange Offer to purchase up to 195,000,000 (approximately 24%) of the Fund’s Shares. In exchange for each Share accepted in the 2018 Exchange Offer, the Fund’s stockholders received a fractional amount of Alibaba ADSs held by the Fund in its investment portfolio and an amount in cash based on Alibaba’s volume-weighted average price.

Contemporaneously with the 2018 Exchange Offer, the Fund sold approximately 32,000,000 Alibaba ADSs for a value of approximately $5.7 billion (the “Alibaba Resale”) in order to pay certain taxes related to the 2018 Exchange Offer and the Alibaba Resale and to fund part of the cash portion of the 2018 Exchange Offer consideration. Pursuant to the 2018 Exchange Offer, which closed in August 2018, the Fund purchased 195,000,000 Shares for an aggregate cost of approximately $13.8 billion.

On July 9, 2018, during the pendency of the 2018 Exchange Offer, the Fund entered into an agreement with SoftBank Corp., a then wholly-owned subsidiary of SoftBank Group Corp., to sell up to 613,888,888 Yahoo Japan Shares it held to SoftBank Corp. for ¥360 (approximately $3.26) per Yahoo Japan Share in cash. In order to comply with Japanese legal requirements, the transaction was structured as a tender offer by SoftBank Corp (the “Yahoo Japan Tender Offer”). The Fund sold 613,750,500 of its Yahoo Japan Shares to SoftBank Corp. for approximately $2 billion in the Yahoo Japan Tender Offer, which expired on August 11, 2018. Following the Yahoo Japan Tender Offer, the Fund continued to hold approximately 26.8% of the outstanding Yahoo Japan Shares. On July 9, 2018, concurrently with the Yahoo Japan Tender Offer, SoftBank Group Corp., certain of its affiliates and the Fund agreed to terminate that certain Joint Venture Agreement, dated as of April 1, 1996, as amended, by and among such parties, which had previously governed the shareholding and other governance arrangements relating to Yahoo Japan.

At a meeting held on September 6, 2018, the Board approved the sale of the remaining portion of the Yahoo Japan Shares held by the Fund in a transaction structured as an “accelerated bookbuild offering” (the “Yahoo Japan Offering”). Pursuant to the Yahoo Japan Offering, the Fund agreed to sell the Yahoo Japan Shares to certain managers which then offered and resold the Yahoo Japan Shares to qualified institutional buyers pursuant to Rule 144A under the Securities Act, and outside the United States and Japan in accordance with Regulation S under the Securities Act. The Board also continued to discuss potential strategic alternatives, including maintaining the status quo, staged dispositions of Alibaba ADSs and other assets, a liquidation and dissolution, seeking to convert to a RIC for tax purposes, and potential transactions involving Alibaba. The Board analyzed the benefits and detriments of these strategic alternatives, including uncertainties, timing, risks, alignment with and impact on the resolution of the Fund’s current and potential liabilities, and which alternatives were feasible and within the Fund’s control.

At the September 6, 2018 meeting, the Board also authorized the September 2018 Repurchase Program to repurchase up to $5.75 billion of the Fund’s Shares, inclusive of the portion of the February 2018 Repurchase Program that was unused, in order to return to stockholders the estimated amount of the Fund’s excess net cash after giving effect to the aforementioned sales of Yahoo Japan Shares. Between September 6, 2018 and March 27, 2019, the Fund repurchased approximately 69 million Shares on the open market for an aggregate cost of $4.5 billion pursuant to the September 2018 Repurchase Program.

Following the September 6, 2018 meeting of the Board, the Board retained Sidley Austin LLP (“Sidley”) and Young Conaway Stargatt & Taylor, LLP (“Young Conaway”) as separate legal counsel to advise the Board with respect to its fiduciary duties in connection with the Board’s consideration of strategic alternatives, including a potential liquidation and dissolution of the Fund.

On September 10, 2018, the Fund publicly announced the terms of the Yahoo Japan Offering for its remaining stake in Yahoo Japan, which consisted of 1,363,531,700 Yahoo Japan Shares. One week later, on September 17, 2018, the Fund announced the successful completion of the Yahoo Japan Offering, which generated roughly $4.3 billion in proceeds for the Fund.

At a meeting held on November 28, 2018, the Board discussed the Fund’s ongoing efforts to obtain confirmation from the PRC taxing authorities as to the inapplicability of Bulletin 7 to the 2018 Alibaba Share Transfers, as well as the status of various efforts to clarify certain actual and contingent U.S. federal and state tax liabilities. Representatives from J.P. Morgan Securities LLC (“J.P. Morgan”) reviewed with the Board the Fund’s potential strategic alternatives, including, among others, maintaining the status quo, another exchange offer, a liquidation and dissolution of the Fund, and potential transactions involving Alibaba. Given the time and effort that would be required to prepare for Board approval of any of the Fund’s viable strategic alternatives, the Board directed management to proceed in parallel with preparing for a potential liquidation and dissolution of the Fund and continuing to evaluate the feasibility of other potential strategic alternatives. The Board also reviewed and discussed with management and legal counsel the process of liquidation and dissolution and received advice from Skadden, Sidley and Young Conaway regarding the Fund’s obligations in connection with a liquidation and dissolution under Delaware law.

At a meeting held on January 23, 2019, the Board continued to review with management and the Fund’s advisors the process of liquidation and dissolution. The Board discussed, among other things, a potential timeline for a dissolution of the Fund, the impact of the Fund’s dissolution on the liquidity of the Shares, and the Fund’s other potential strategic alternatives, including an additional exchange offer of Alibaba Shares for Shares. The Board also discussed the Fund’s attempts to obtain confirmation from the PRC taxing authorities as to the inapplicability of Bulletin 7 to the 2018 Alibaba Share Transfers, as well as the status of various efforts to clarify certain actual and contingent U.S. federal and state tax liabilities. The Board directed management and its legal advisors to continue discussions with the STA and U.S. federal and state tax officials with respect to the Fund’s contingent tax liabilities. Furthermore, the Board directed management to engage one or more financial advisors to assist the Board in its consideration of the Fund’s viable strategic alternatives and the potential shareholder returns associated with each such viable strategic alternative, including a liquidation and dissolution of the Fund. The Board directed management and its legal and financial advisors to continue proceeding in parallel with preparing for a potential liquidation and dissolution of the Fund and continuing to evaluate the feasibility of the Fund’s other potential strategic alternatives.

At the March 1, 2019 meeting of the Board, the Board further considered whether to approve a liquidation and dissolution of the Fund pursuant to a plan of liquidation and dissolution. At the meeting, management, representatives of J.P. Morgan and representatives of Goldman Sachs & Co. LLC (“Goldman Sachs”) (which, together with J.P. Morgan had been retained by the Fund in connection with the Board’s consideration of strategic alternatives) discussed with the Board their assessment of the benefits and issues associated with certain of the strategic alternatives available to the Fund to reduce the discount at which the Shares trade, including, among others, an exchange offer involving the Fund’s Alibaba Shares, various transactions involving Alibaba, the concept of a transaction involving a third party with significant available tax attributes such as net operating losses or foreign tax credit carryforwards, as well as monetization alternatives for the Fund’s Alibaba Shares. It was noted that Alibaba indicated that it was not interested in pursuing a strategic transaction with the Fund. Representatives of Skadden, Sidley and Young Conaway reviewed the fiduciary duties of the Board in connection with a plan of liquidation and dissolution. The Board reviewed the financial aspects of a liquidation analysis prepared by management and its advisors reflecting estimates of the Fund’s assets and potential liabilities, including (i) the estimated range of net assets available for distribution to stockholders pursuant to a plan of liquidation and dissolution after the reserve of amounts reasonably necessary to pay or provide for all known, contingent and potential future claims, and (ii) the potential returns available to stockholders under the proposed plan of liquidation and dissolution and other transactions. The Board received an update from management and the Fund’s tax advisors with respect to discussions with U.S. federal and state and PRC taxing authorities, including the Fund’s efforts to obtain confirmation from the PRC taxing authorities as to the inapplicability of Bulletin 7 to the 2018 Alibaba Share Transfers.

At the March 14, 2019 meeting of the Board, the Board further considered whether to approve a liquidation and dissolution of the Fund pursuant to a plan of liquidation and dissolution. At the meeting, management, representatives of J.P. Morgan and representatives of Goldman Sachs noted for the Board that their assessment of the benefits and issues associated with certain of the strategic alternatives available to the Fund to reduce the discount at which the Shares trade, including, among others, the concept of a transaction involving a third party with significant available tax attributes such as net operating losses or foreign tax credit carryforwards, has not changed since the previous Board meeting held on March 1, 2019. Representatives of Skadden reviewed with the Board the proposed plan of liquidation and dissolution, the draft resolutions to approve the proposed plan of liquidation and dissolution and related matters, and the draft proxy statement to be submitted to stockholders in connection with the solicitation of stockholder approval of the liquidation and dissolution of the Fund pursuant to a plan of liquidation and dissolution. The Board reviewed the financial aspects of a liquidation analysis prepared by management and its advisors reflecting estimates of the Fund’s assets and potential liabilities, which had been updated since the previous Board meeting held on March 1, 2019. The Board received a further update from management and the Fund’s tax advisors with respect to discussions with U.S. federal and state and PRC taxing authorities, including the Fund’s efforts to obtain confirmation from the PRC taxing authorities as to the inapplicability of Bulletin 7 to the 2018 Alibaba Share Transfers.

On April 2, 2019, the Board met to consider whether to approve a liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution. At the meeting, management updated the Board on its assessment of the strategic alternatives available to the Fund to reduce the discount at which the Shares trade relative to their net asset value. Representatives of Skadden, Sidley and Young Conaway reviewed the actions taken by the Board in exercising its fiduciary duties. At the meeting, representatives of J.P. Morgan and representatives of Goldman Sachs discussed with the Board updated information about the discount at which the Shares traded relative to their net asset value and considered the consequences to stockholders of maintaining the Fund’s “status quo” operations. The Board once again reviewed the financial aspects of a liquidation analysis prepared by management reflecting estimates of the Fund’s assets and potential liabilities, including the estimated range of net assets available for distribution to stockholders pursuant to a plan of liquidation and dissolution after the reserve of amounts reasonably necessary to pay or provide for all known, contingent and potential future claims. The Board considered both the risks and benefits of a decision to liquidate and dissolve the Fund. As a result of these considerations and other factors, which are discussed more thoroughly below under the caption “ —Reasons for the Liquidation and Dissolution,” the Board concluded that, under the circumstances, it is advisable and in the best interests of the Fund and our stockholders to liquidate and dissolve the Fund, unanimously approved and adopted the Plan of Liquidation and Dissolution and recommended approval of the Plan of Liquidation and Dissolution to our stockholders. In addition, upon the recommendation of the Compensation Committee of the Board (the “Compensation Committee”), the Board adopted an amendment to the LTIP in recognition of the fact that, under the Plan of Liquidation and Dissolution, the Shares would be delisted from Nasdaq and, therefore, it would not be possible to measure any reduction in the Fund’s trading discount by reference to the prices of the Shares on Nasdaq as is currently contemplated under the LTIP. The purpose of the amendment, which would become effective upon the date that the Shares are delisted from Nasdaq, is to preserve the benefits to participants under the LTIP by providing a mechanism for measuring current value by reference to the per share net asset value of the Fund, as determined in accordance with U.S. GAAP. This change is not intended to increase the magnitude of amounts potentially payable under the LTIP, but (in the context of the Shares being delisting after the filing of the Certificate of Dissolution) to provide an alternative mechanism for measuring current value that aligns management and stockholder interests. See “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Interests of Directors and Officers in the Plan of Liquidation and Dissolution—Payment of Incentive Awards under the Long-Term Deferred Compensation Incentive Plan.”

Reasons for the Liquidation and Dissolution

The decision of the Board to seek your approval for the Dissolution Proposal followed a lengthy process during which the Board consulted with management and financial, accounting and legal advisors and carefully considered the risks, timing, viability and potential impact on our stockholders of the alternatives potentially available to the Fund. Based on such consideration and analysis, the Board determined that a liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution is advisable and in the best interests of the Fund and our stockholders.

As discussed in the above section entitled “—Background of the Proposed Plan of Liquidation and Dissolution,” although the Fund has pursued a number of strategies with the goal of reducing the discount to net asset value at which the Shares trade, including repurchases of the Shares, both in the open market and through the 2018 Exchange Offer, the Yahoo Japan Tender Offer and the Yahoo Japan Offering (which concentrated the Fund’s assets in Alibaba Shares) and through other means, the Shares have continued to trade at a substantial discount to net asset value.

In addition to the considerations above, the Board also considered the following factors in favor of a liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution:

•

since the Fund was converted to an investment company following the Sale Transaction, the Board, in consultation with management and the Fund’s legal, financial and tax advisors, considered various potential strategies and transactions for achieving the Fund’s investment objectives, including maintaining the status quo, staged dispositions of Alibaba Shares and other assets, a liquidation and dissolution, becoming a RIC for U.S. federal income tax purposes, seeking Alibaba’s agreement for Alibaba to effectuate a reorganization related to the current CFC rules, and a sale of the Fund to Alibaba, among others, and determined that each of such alternatives either was not viable or entailed materially greater risk and/or time to return capital to stockholders;

•

commencing the dissolution process under the DGCL, including the mailing of notices to claimants and the requirement that claimants respond by a specified date or their claims will be barred, may facilitate an earlier resolution of certain claims against the Fund;

•

under Section 281(c) of the DGCL, by following the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL, directors of a dissolved corporation would be protected from personal liability to claimants of the dissolved corporation for failing to make adequate provision for such corporation’s actual and potential liabilities, and each stockholder’s potential liability would be limited in the aggregate to the amount distributed to such stockholder in the dissolution and further limited to claims filed before the expiration of the winding-up period;

•

the terms and conditions of the Plan of Liquidation and Dissolution permit the Board to abandon or delay implementation of the dissolution prior to the Effective Time if it determines that, in light of new proposals presented or changes in circumstances, a liquidation and dissolution is no longer advisable and in the best interests of the Fund and our stockholders;

•

the Dissolution Proposal is subject to approval by our stockholders and allows stockholders to have a direct vote on whether they concur with such Proposal as a favorable outcome for the Fund and our stockholders;

•

there are potential U.S. federal income tax benefits of the Plan of Liquidation and Dissolution to our stockholders, including that distributions received by U.S. Holders pursuant to the Plan of Liquidation and Dissolution will generally be treated first as a tax-free return of the tax basis in the stockholder’s Shares, with any excess treated as capital gain, and that any such distributions received by non-U.S. Holders will generally not be subject to U.S. federal income or withholding tax;

•	as a result of the TCJA, the rate of corporate-level U.S. federal income tax imposed on sales and other taxable transfers of Alibaba Shares after December 31, 2017 was reduced from 35% to 21%; and

•

the information provided by the Fund’s financial advisors, J.P. Morgan and Goldman Sachs to the Board about strategic alternatives considered by the Board to reduce the discount to net asset value at which the Shares trade, including maintaining the Fund’s “status quo” operations, with the proposed liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution, as well as the information they provided about monetization alternatives for the Fund’s Alibaba Shares.

The Board also considered unfavorable factors in arriving at its conclusion that liquidating and dissolving the Fund is advisable and in the best interests of the Fund and our stockholders, including, among others:

•

there are uncertainties as to the timing, nature and amount of any liquidating distributions to stockholders, and the amounts we would ultimately distribute to our stockholders pursuant to the Plan of Liquidation and Dissolution may be substantially less than the amounts we currently estimate if the amounts of our liabilities, other obligations and expenses and claims against us are higher than we currently anticipate or the price or value at which we sell or distribute our Alibaba Shares is lower than we currently anticipate;

•

it is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Liquidation and Dissolution would not exceed the amount that the stockholder could have received upon sales of its Shares in the open market;

•

the disposition of the Fund’s remaining non-cash assets, including the remaining Alibaba Shares, will be subject to corporate-level U.S. federal, state and local tax, and, in the case of the Alibaba Shares, may potentially be subject to PRC taxation;

•	uncertainties exist as to the resolution of potential Bulletin 7 tax liability, and the Court Order may require the Fund to reserve amounts for some or all of such potential liability;

•

given the amount that the Fund is expected to hold back and the length of time it may hold such amount back, the trading prices of the Shares may be adversely affected, resulting, at least in the short term, in an increase in the discount to net asset value;

•

by selling all or substantially all of our Alibaba Shares, and in any event, by filing a Certificate of Dissolution, the Fund will eliminate the possibility of a significant transaction between the Fund and Alibaba and the Fund’s ability to benefit from any increase in the value of its Alibaba Shares;

•	the Board and our officers may have interests in the Plan of Liquidation and Dissolution that are different from, or in addition to, the interests of stockholders generally;

•

in the event we fail to create adequate reserves for payment of the amounts ultimately payable in respect of expenses and liabilities, our stockholders may be required to return to certain creditors some or all of the liquidating distributions; and

•

if the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution is approved by our stockholders, holders of the Shares would generally not be permitted to transfer the Shares after the Effective Time, and such lack of liquidity and the delisting of the Shares from Nasdaq may adversely affect the trading prices of the Shares prior to the Effective Time.

Our Board also considered the other factors described in the section entitled “Risk Factors” of this Proxy Statement and under the caption “Principal Risks” in our Form N-CSR for the fiscal year ended December 31, 2018 filed with the SEC and other documents we file with or furnish to the SEC, in deciding to approve, and recommend that our stockholders approve, the Plan of Liquidation and Dissolution.

The preceding discussion is not intended to be an exhaustive description of the information and factors considered by our Board, but addresses the material information and factors considered. In view of the variety of factors considered in connection with its evaluation of the Plan of Liquidation and Dissolution, our Board did not find it practical and did not quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board may have given different weight to different factors.

At this time, our Board has considered all of the strategic alternatives the Board has to date considered feasible and has determined that it is advisable and in the best interests of the Fund and our stockholders to dissolve the Fund and return to our stockholders the Fund’s assets and/or cash that are not necessary to provide for the Fund’s liabilities. The Board, however, retains the right to consider additional alternatives that may develop and abandon or delay implementation of the Plan of Liquidation and Dissolution should a superior alternative arise before the filing of a Certificate of Dissolution with the Delaware Secretary of State.

Pre-Dissolution Liquidating Distribution

The Fund intends to make a pre-dissolution liquidating distribution (in cash, Alibaba ADSs or a combination thereof) contingent on, and as soon as reasonably practicable following, stockholder approval of the Dissolution Proposal. The Fund currently estimates that the amount of the pre-dissolution liquidating distribution will be between $52.12 and $59.63 per Share in cash and/or Alibaba Shares. However, this estimate is subject to a number of assumptions and qualifications that could vary, as described in greater detail below. The Fund currently expects to make such pre-dissolution liquidating distribution during the fourth quarter of 2019, although such timing may be extended by the Board in its sole discretion. However, there is no assurance regarding whether or when such pre-dissolution liquidating distribution will be made.

The Fund’s estimate of the amount of the pre-dissolution liquidating distribution is based on:

•	the assumption that the Alibaba Share price realized on sale and, if applicable, the Alibaba Share value at the time of distribution is $177.00 per Alibaba Share;

•

the assumption that, prior to the payment of the pre-dissolution liquidating distribution, the Fund will have completed the repurchase of $5.75 billion of its Shares under the Fund’s September 2018 Repurchase Program (as of March 27, 2019, there remained approximately $1.2 billion authorized for repurchases under such program);

•

the assumption that the Fund’s written warrant transactions would be settled in cash with each of the Fund’s bank counterparties prior to the payment of the pre-dissolution liquidating distribution; and

•	the Board’s estimate of the Pre-Dissolution Holdback Amount, based on, among other things, the foregoing assumptions.

Under Delaware law, the Fund may not make a pre-dissolution liquidating distribution except (i) out of “surplus,” which is defined as the amount by which the Fund’s “net assets” (i.e., the amount by which the Fund’s total assets exceed the Fund’s total liabilities) exceed its “capital” (i.e., the sum of the aggregate par value of all of the Fund’s issued Shares), or (ii) in the case in which there is insufficient “surplus,” out of the Fund’s “net profits” for the fiscal year in which such distribution is declared and/or the preceding fiscal year. Moreover, the Fund may not make a pre-dissolution liquidating distribution if doing so would render the Fund insolvent (i.e., if its liabilities exceed its assets, or if it is unable to pay its debts as they come due) or if such distribution constitutes a fraudulent transfer. Accordingly, the amount of the pre-dissolution liquidating distribution would be dependent on the Fund’s surplus and net assets before and after making such distribution. The pre-dissolution liquidating distribution would also be conditioned on the prior sale by the Fund for cash of not less than a sufficient number of Alibaba

Shares to ensure that the Fund has sufficient liquid assets to cover the Pre-Dissolution Holdback Amount and to fund the cash portion of such distribution.

In addition, in light of the fact that the Board has adopted the Plan of Liquidation and Dissolution and anticipates entering into a dissolution and winding-up process, in determining the amount of the Fund’s assets that would be available for a pre-dissolution liquidating distribution, the Board intends to retain sufficient assets to ensure the Fund’s ability to satisfy or make adequate provision for all of its liabilities, including the expansive array of potential, contingent and future liabilities the Fund would be required to provide for in the context of a dissolution and winding up in accordance with the “safe harbor” provisions under Sections 280 and 281(a) of the DGCL (see “—Dissolution Generally Under Delaware Law”). Given the uncertainties with respect to certain of the Fund’s contingent and future liabilities, including potential liabilities for taxes payable to taxing authorities in the PRC, in order to provide the maximum protection for our stockholders and directors under these “safe harbor” dissolution provisions, the Board has determined that it would be prudent to wait until the issuance of the Court Order before distributing assets that the Court might determine are needed to cover such contingent and future liabilities. Accordingly, before making a pre-dissolution liquidating distribution, the Fund intends to hold back the Pre-Dissolution Holdback Amount, i.e., an amount of assets that the Board estimates will be sufficient to cover the maximum potential reserves that might be required by the Court to satisfy the Fund’s known, contingent and potential future liabilities, which amount, due to the uncertainties described under “Proposal No. 1: Approval of the Plan of Liquidation and Dissolution—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters,” will include the maximum amount of potential PRC taxes on all of the Alibaba Share Transfers without any offset or reduction for any foreign tax credits allowable under U.S. tax law.

The actual amount of the pre-dissolution liquidating distribution could be higher or lower than the Fund’s current estimated range of the pre-dissolution liquidating distribution depending on, among other things, how much of the Fund’s assets, at such time, are in the form of Alibaba Shares, the actual market prices of the Alibaba Shares on and prior to the payment date of the pre-dissolution liquidating distribution (which may be higher or lower than the assumed Alibaba Share price provided above), the Fund’s anticipated ability to monetize such remaining Alibaba Shares on favorable terms, and the extent that existing and potential liabilities are resolved, new liabilities arise or facts and circumstances otherwise change or develop. It is not possible to predict with certainty what the Pre-Dissolution Holdback Amount or the amount available for the pre-dissolution liquidating distribution ultimately will be. The amount set forth above should be considered strictly as an estimate subject to the specified assumptions and qualifications. See “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of any pre-dissolution liquidating distribution.”

None of the current estimates of the pre-dissolution liquidating distribution, the Pre-Dissolution Holdback Amount, the amount of the reserves for disputed, contingent and potential future claims set forth in the Fund’s petition to the Court or the amounts required to be reserved by the Fund in the Court Order will be calculated in accordance with, or by reference to, U.S. GAAP and such amounts do not, and will not, reflect any change in the Fund’s position with respect to its liabilities and reserves from an accounting perspective. Rather, each of such amounts is, or will be, calculated solely to ensure that the Fund has sufficient assets to comply with its obligations to provide adequate security under the dissolution procedures under the DGCL, which is a generally more conservative standard than the determination required by U.S. GAAP.

Dissolution Generally Under Delaware Law

Delaware law requires that the dissolution of a corporation be authorized upon (i) the determination by its Board that such dissolution is advisable and in the best interests of the corporation and its stockholders and (ii) the subsequent approval of the dissolution by a majority of the outstanding stock of the corporation entitled to vote thereon. Once so authorized, the corporation is dissolved upon filing a certificate of dissolution with the Delaware Secretary of State.

Dissolution ends a corporation’s legal existence. It does not, however, extinguish pending litigation nor prevent the filing of suits against the dissolved corporation. Rather, a dissolved corporation can sue or be sued for up to three years after dissolution, or a longer period as determined by the Court. In fact, Section 278 of the DGCL mandates the continued legal existence of corporations for three years after dissolution, or longer if ordered by the Court, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling corporations gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. The Court may prolong the period of continued corporate life beyond three years if an application is made before the three-year period expires. The time period is also automatically extended by statute for any proceeding commenced prior to dissolution or prior to the end of the three-year period but not completed within the allotted period. As a result, dissolution does not function as a statute of limitations, and actions commenced against a corporation prior to dissolution or during the three-year statutory winding-up period do not abate by reason of dissolution or on the expiration of the winding-up period.

To fulfill the purpose of winding up a dissolved corporation’s affairs, the DGCL offers two alternative pathways: (i) the elective, court-supervised “safe harbor” procedures under Sections 280 and 281(a) of the DGCL; or (ii) the unsupervised, “default” procedures under Section 281(b) of the DGCL. The Board has determined that it will follow the “safe harbor” procedures under Sections 280 and 281(a). For a description of those procedures, see below “—Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process—Winding-Up Process.”

Under Section 281(c) of the DGCL, directors of a dissolved corporation which has complied with either the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL or the “default” procedures under Section 281(b) of the DGCL are not personally liable to the claimants of the dissolved corporation. However, whether directors have “complied” with the relevant procedures may be more open to challenge for corporations wound up under the “default” procedures without the oversight of the Court. To the extent the directors are found not to have complied with the relevant procedures, they would not be afforded the benefit of Section 281(c) of the DGCL.

Regarding stockholders, Section 282 of the DGCL provides a monetary limitation on the liability of stockholders as well as a time limit on such liability. If a corporation complies with the distribution procedures of either Section 281(a) or Section 281(b) of the DGCL, stockholder liability is limited to a pro rata share of corporate liability or the amount distributed, whichever is less. In addition, a stockholder will not be liable to creditors of a dissolved corporation in an aggregate amount exceeding the amount of assets distributed to such stockholder. The procedures under Sections 280 and 281(a) of the DGCL further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period, and thus, stockholders are fully released of all claims not filed prior to that time.

At any time prior to the expiration of the three-year statutory winding-up period following the dissolution of a corporation, the corporation may revoke the dissolution if (i) its board of directors adopts a resolution recommending that the dissolution be revoked, (ii) the holders of a majority of the stock of the corporation which was outstanding and entitled to vote upon a dissolution at the time of the corporation’s dissolution vote for the resolution to revoke the dissolution, and (iii) the corporation files a Certificate of Revocation with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

Description of the Plan of Liquidation and Dissolution and the Dissolution and Winding-Up Process

Below is a description of the material aspects of the proposed Plan of Liquidation and Dissolution. While we believe that the description covers the material terms of the Plan of Liquidation and Dissolution, it may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the Plan of Liquidation and Dissolution attached as Appendix A to this Proxy Statement, for a more complete understanding of the Plan of Liquidation and Dissolution.

Approval of the Plan of Liquidation and Dissolution

To become effective, the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution must be approved by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon. The approval of the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution by the requisite vote of the holders of the Shares will grant full and complete authority to our Board and officers, without further stockholder action, to proceed with the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution in accordance with any applicable provision of Delaware law.

As discussed above, the Fund intends to make a pre-dissolution liquidating distribution (in cash, Alibaba ADSs or a combination thereof) to stockholders following stockholder approval and before the filing of a Certificate of Dissolution.

Effective Time of Dissolution

The Fund currently expects the Certificate of Dissolution to be filed during the fourth quarter of 2019, although such filing may be delayed by the Board in its sole discretion. For example, the Board may determine that dissolving the Fund by filing a Certificate of Dissolution may impair the Fund’s attempts to voluntarily resolve certain potential claims. The date of the filing of the Certificate of Dissolution is the Effective Time unless the Certificate of Dissolution specifies otherwise.

We will close our stock transfer books and discontinue recording transfers of Shares at the Effective Time. Thereafter, record holders of Shares would not be able to assign or otherwise transfer their Shares, except for assignments by will, intestate succession or operation of law. All liquidating distributions from us or a liquidating trust on or after the Effective Time would be made to stockholders of record according to their holdings of Shares on the Fund’s stock ledger. The record holders and number of Shares held by such holders reflected on the Fund’s stock ledger would be the holders and number of Shares as of the Effective Time, subject to any transfers subsequently reflected on our stock ledger by reason of assignments by will, intestate succession or operation of law. See also “—Delisting and Lack of Market for Trading of the Shares and Interests in a Liquidating Trust.”

Winding-Up Process

After the Effective Time, the Fund would exist solely for purposes of prosecuting and defending suits and winding up its affairs. The Fund expects to follow the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL because following such procedures would afford greater protection to our directors and stockholders than the “default” provisions of Section 281(b) of the DGCL. The provisions of Sections 280 and 281(a) of the DGCL would protect the Fund’s directors from liability to claimants for failing to make adequate provision for the Fund’s actual and potential liabilities by providing for judicial determination of the amount and form of reserves to be set aside for pending, contingent or potential future claims and by providing that, in the absence of fraud, the judgment of the directors of the Fund is conclusive as to the provision made for payment of all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Fund.

Under Sections 280 and 281(a) of the DGCL, following the filing of a Certificate of Dissolution, the Fund would provide a notice of the Fund’s dissolution containing the information required by Section 280(a) of the DGCL by certified or registered mail, return receipt requested, to:

•	Known Claims;

•	all persons with claims asserted against the Fund in a pending action, suit or proceeding to which the Fund is a party (such claims, “Pre-existing Litigation Claims”); and

•	all persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured (such claims, “Contingent Contractual Claims”).

The Fund would also publish such notice at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the office of the Fund’s last registered agent in Delaware is located and in the Fund’s principal place of business and at least once in all editions of a daily newspaper with a national circulation, declaring that all claims must be received by a certain date not earlier than 60 days from the date of notice (the “Bar Date”). In addition, the Fund may give notice to significant claimants whose claims would be the subject of the Fund’s petition to be subsequently filed with the Court (see below for a description of the petitioning process).

Any Known Claim (other than Pre-existing Litigation Claims) or Contingent Contractual Claim required to be presented is barred if the relevant claimant received actual notice and does not present such claim by the Bar Date referred to in the notice.

Within 90 days following receipt of any Known Claim made pursuant to the above notice (and at least 150 days before the end of the three-year statutory winding-up period), the Fund may reject any such Known Claim (other than Pre-existing Litigation Claims), in whole or in part. Any such Known Claim is barred if the claimant whose claim is rejected by the Fund does not commence an action, suit or proceeding with respect to the claim within 120 days after the mailing of the Fund’s rejection notice.

Within 90 days following receipt of any Contingent Contractual Claim made pursuant to the above notice (and at least 150 days before the end of the three-year statutory winding-up period), the Fund must offer the relevant claimant such security as the Fund determines would be sufficient to provide compensation to the claimant if the claim matures. Any security offered with respect to a Contingent Contractual Claim is deemed accepted if the relevant claimant does not reject the security within 120 days after the receipt of such offer of security.

The Fund then would petition the Court to determine the amount and form of reserves that:

•

will be reasonably likely to be sufficient to provide compensation for Pre-existing Litigation Claims, and rejected Known Claims as to which the claimant commenced an action suit or proceeding within 120 days after the Fund’s mailing of the rejection notice (such claims, together with the Pre-existing Litigation Claims, “Litigation Claims”);

•	will be sufficient to provide compensation for Contingent Contractual Claims for which offered security is rejected by the applicable claimants; and

•

will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Fund or that have not arisen but that, based on facts known to the Fund, are likely to arise or to become known to the Fund within five years after the Effective Time or such longer period of time, as the Court may determine, not to exceed ten years after the Effective Time (“Uncertain Claims” and, together with the Litigation Claims and the Contingent Contractual Claims for which offered security is rejected by the applicable claimants, the “Petitioned Claims”).

The Fund’s petition would include the amount and form of reserves the Board believes in good faith is reasonably likely to be sufficient to provide compensation for the claims against the Fund. All of the claimants whose claims are the subject of the Fund’s petition would have an opportunity to appear before the Court and present their positions with respect to such claims.

Upon completion of the adjudication process, the Court would enter the Court Order determining the amount and form of reserves the Fund is required to establish with respect to the Petitioned Claims. The Fund intends to proceed expeditiously after the Certificate of Dissolution is filed to wind up its affairs, settle its liabilities and obtain the Court Order, after which it intends to distribute any available assets to stockholders. The Fund expects the Court Order to be issued within one year following the Effective Time, although there can be no assurance regarding the timing of the Court Order. In order to ensure the maximum protection of the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL, the Fund does not intend to make any liquidating distributions between the Effective Time and the date when the Court Order is issued, although the Fund reserves the right to do so. There can be no assurance as to the amount that the Court will ultimately determine is required to be held back by the Fund. In its petition to the Court, the Fund will provide its view as to the amount of claims and liabilities that is reasonably likely to be payable by the Fund with respect to the Petitioned Claims. The Court will then make its own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for the Petitioned Claims. As a result, the Fund may be required to withhold up the maximum potential amount of each potential claim and liability. Such reserves may exceed the amounts ultimately payable with respect to such contingent liabilities and stockholders may not receive distributions of these excess amounts for a substantial period of time.

After receiving the Court Order, the Fund would:

•	pay Known Claims that are not rejected by the Fund;

•	post the security offered for Contingent Contractual Claims and not rejected by the claimants;

•	post any security ordered by the Court for other Petitioned Claims; and

•

pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Fund (such claims, “Additional Uncontested Claims”). Under the DGCL, in the

absence of actual fraud, the judgment of the directors of the Fund as to the provision made for payment of Additional Uncontested Claims would be conclusive.

As discussed below, to the extent that the Fund’s actual liabilities and expenses are less than the amounts required to be held as security pursuant to the Court Order, the excess will be available to be distributed to the Fund’s stockholders in one or more post-dissolution liquidating distributions. Subject to the Fund’s compliance with the Court Order, all determinations as to the timing, amount and kind of distributions will be made by the Board in its absolute discretion and in accordance with the Plan of Liquidation and Dissolution. However, no assurances can be given either as to the ultimate amounts available for distribution to our stockholders or as to the timing of any distributions.

Any amounts proposed or determined to be set aside as security for the claims in the Fund’s petition or in the Court Order or actually held back by the Fund will not be calculated in accordance with, or by reference to, U.S. GAAP and will not reflect any change in the Fund’s position with respect to its liabilities and reserves from an accounting perspective. Rather, such amounts will be calculated solely to ensure that the Fund has sufficient assets to comply with its obligations to provide adequate security under the dissolution procedures under the DGCL, which is generally a more conservative standard than the determination required by U.S. GAAP.

Sale or Other Disposition of Our Remaining Assets

The Plan of Liquidation and Dissolution gives the Board the power to sell, distribute or otherwise dispose of our remaining non-cash assets in order to maximize value for the Fund’s stockholders and creditors. The Plan of Liquidation and Dissolution does not specify the manner or timing in which we may sell, distribute or otherwise dispose of our non-cash assets and any such sales or dispositions will be made on such terms and at such times as the Fund may determine in its discretion. Approval of the Dissolution Proposal at the Special Meeting will constitute stockholder approval of any such sales or dispositions. We will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales or dispositions of assets approved by the Board. We do not anticipate amending or supplementing this Proxy Statement to reflect any such terms, unless required by law.

Prior to making any pre-dissolution liquidating distribution, we plan to sell not less than a sufficient number of Alibaba Shares to ensure that the Fund has sufficient liquid assets to cover the Pre-Dissolution Holdback Amount and fund the cash portion of such distribution. We intend to sell no more than approximately 50% of the Alibaba Shares we held at the time the Board approved the Plan of Liquidation and Dissolution prior to receiving stockholder approval of the Dissolution Proposal and to sell our remaining Alibaba Shares after stockholder approval, except that any Alibaba Shares we do not need to sell to cover the Pre-Dissolution Holdback Amount may instead be distributed in kind. The Fund intends to sell its Alibaba Shares through open market transactions and/or through private dispositions not executed or recorded on a public exchange or quotation service. Regardless of the method we choose, we currently intend to provide additional information upfront regarding the manner and timing that we expect to use to sell our Alibaba Shares. The Fund intends to sell its Marketable Debt Securities Portfolio when the Board determines that doing so is in the best interests of the Fund and our stockholders. The Fund also intends to sell Excalibur, sell certain of the Excalibur IP Assets or license the Excalibur IP Assets when the Board determines that doing so is in the best interests of the Fund and our stockholders.

The Fund’s disposition of its Alibaba Shares may cause the Fund to no longer invest 25% or more of its total assets in securities issued by companies in the online services and e-commerce industry. After the Fund’s investments in securities of companies in the online services and e-commerce industry drops below 25% of the Fund’s total assets, the Fund will no longer maintain a policy to concentrate its investment in such securities.

As of the close of business on March 27, 2019, the Fund’s cash and Marketable Debt Securities Portfolio had an aggregate market value of approximately $6.1 billion and represented approximately 10.8% of the Fund’s total assets.

The proceeds of the Fund’s disposition of its Alibaba Shares, to the extent not used to fund the cash portion of any pre-dissolution liquidating distribution to stockholders, may be added to the Marketable Debt Securities Portfolio and will be invested in accordance with the applicable investment policies and guidelines. A substantial portion of the Fund’s investment assets (other than the Alibaba Shares) may be held in the Marketable Debt Securities Portfolio throughout the liquidation and dissolution process. Following stockholder approval of the Plan of Liquidation and Dissolution, the Fund intends to continue to manage the Marketable Debt Securities Portfolio in accordance with the current policies and guidelines applicable to the Marketable Debt Securities Portfolio. The Marketable Debt Securities Portfolio is managed by BlackRock Advisors, LLC and Morgan Stanley Smith Barney LLC as external investment advisers, who, in doing so, apply the investment guidelines set by the Fund. In general, the Fund will seek to match the maturity of an applicable portion of its Marketable Debt Securities Portfolio to the expected maturity date of its liabilities. The monetization of the Marketable Debt Securities Portfolio following the Effective Time will be made from time to time under the supervision of the Board.

Liabilities; Expenses; Reserves

Among other liabilities, the Fund’s major known, contingent and potential future liabilities include (i) potential U.S. federal, state and local and foreign tax claims (including potential PRC tax claims), which constitute a significant majority of the Fund’s known, contingent and potential future liabilities, (ii) potential liabilities arising out of the Data Breaches and certain other legal contingencies, and (iii) continuing obligations to indemnify former Yahoo executives.

Potential Tax Claims

U.S. Federal, State, and Local Income Tax Matters

Even if the Plan of Liquidation and Dissolution is approved and the Fund files a Certificate of Dissolution, the Fund will continue to be subject to U.S. federal income tax on its taxable income and taxable gains until the liquidation is complete (i.e., until all of its remaining assets have been distributed to the stockholders or transferred to a liquidating trust or trusts). Accordingly, the sale or other disposition of the Fund’s remaining non-cash assets, including the remaining Alibaba Shares, will generally be taxable to the Fund for U.S. federal income tax purposes. In addition, the Fund’s prior dispositions of Alibaba Shares and Yahoo Japan Shares were generally taxable to the Fund for U.S. federal income tax purposes, resulting in significant tax liabilities to the Fund.

With respect to the 2018 Exchange Offer, the Fund recognized taxable gain equal to the excess of (i) the fair market value of the Alibaba Shares exchanged in the 2018 Exchange Offer on the date of the exchange over (ii) the Fund’s tax basis in such Alibaba Shares. For these purposes, the valuation of the Alibaba Shares exchanged in the 2018 Exchange Offer is uncertain. In general, the trading price of publicly traded stock is normally presumed to be its fair market value for tax purposes. However, courts and the IRS have recognized that it may be appropriate to apply a “blockage discount” in valuing a large block of stock that cannot be sold in a reasonable time without depressing the market. Due to the large number of Alibaba Shares exchanged in the 2018 Exchange Offer, the 2018 Exchange Offer could support a position that such Alibaba Shares should be valued after the application of a blockage discount that takes into account the size and illiquidity of the block. There is no assurance that the IRS or a court would agree with this position.

The Fund will generally recognize gain or loss upon any liquidating distribution of Alibaba Shares or other non-cash property to stockholders or to a liquidating trust as if such property were sold at its fair market value at the time of the distribution. There is no assurance that the IRS will not challenge our valuation of any property so distributed, including any potential blockage or other discount claimed in respect of a liquidating distribution of Alibaba Shares.

The Fund also expects to incur certain state and local income tax liabilities on the disposition of the Fund’s remaining Alibaba Shares, and it incurred such tax liabilities on prior Share Dispositions. Depending on a number of factors, including the apportionment methodologies that are applied to source the gains from Share Dispositions for state and local tax purposes, the amount of such taxes could be greater or less than the corresponding amount recorded by the Fund for financial accounting purposes and reflected within the liabilities section of the Consolidated Statement of Assets and Liabilities filed with the SEC on Form N-CSR for the fiscal year ended December 31, 2018. The appropriate apportionment methodology for Share Dispositions is uncertain in each of the state and local jurisdictions in which the Fund expects to pay tax, and could vary materially depending on the manner in which Share Dispositions are effected (e.g., as a sale, exchange, distribution or other disposition). There can be no assurance that we will be able to resolve these matters favorably with the applicable taxing authorities.

On December 22, 2017, the United States enacted the TCJA, which significantly changed existing U.S. tax law. Among other changes impacting the Fund, the TCJA imposed a one-time deemed repatriation tax on certain accumulated earnings of non-U.S. corporations owned by 10% U.S. shareholders, expanded the constructive ownership rules that are applied for purposes of determining whether a non-U.S. corporation is a CFC, and made other significant changes to the CFC rules. These rules are complex and subject to change or differing interpretations, possibly with retroactive effect. In addition, the application of these rules and their consequences to the Fund depend on a number of facts specific to Alibaba, Yahoo Japan, and their respective subsidiaries that are beyond our current knowledge and control. These and other uncertainties resulting from the TCJA could materially affect the Fund’s U.S. tax liabilities.

PRC Tax Matters

The Fund potentially could be liable for PRC tax with respect to the following dispositions of Alibaba Shares:

•	the 2012 Alibaba Share Transfer, which was the repurchase from the Fund by Alibaba of 523,000,000 Alibaba Shares for approximately $7.1 billion on September 18, 2012;

•

The 2014 Alibaba Share Transfer, which was the sale by Altaba Hong Kong of 140,000,000 Alibaba Shares in Alibaba’s initial public offering for approximately $9.4 billion (net of underwriting discounts, commissions and fees) on September 24, 2014;

•

the 2018 Alibaba Share Transfers, which were the transfers of Alibaba Shares in the 2018 Exchange Offer and the Alibaba Resale, including internal transfers of Alibaba Shares from Altaba Hong Kong to the Fund; and

•	the 2019 Alibaba Share Transfers, which would be the disposition or other transfer of the Fund’s remaining Alibaba Shares described in this Proxy Statement, which are expected to be completed in 2019.

PRC taxation of indirect transfers of PRC taxable property is currently governed by Bulletin 7. Under Bulletin 7, an “indirect transfer” of PRC taxable property, which occurs when a foreign company that is not resident in the PRC transfers shares in another foreign company that is not resident in the PRC, and the company whose shares are transferred directly or indirectly holds PRC taxable property, including equity interests in PRC resident enterprises, may be recharacterized and treated as a direct transfer of PRC taxable property and subject to PRC tax, if such arrangement does not have a reasonable commercial purpose. An arrangement is deemed to lack a reasonable commercial purpose if the primary purpose of the arrangement is to avoid tax. The PRC taxing authorities, in particular the STA, which is the highest level taxing authority in the PRC, have wide discretion to interpret Bulletin 7 and to apply the indirect transfer rules to specific circumstances.

Because Alibaba, which is a Cayman Islands company, holds PRC taxable property, each of the Alibaba Share Transfers would be indirect transfers under Bulletin 7 (or, in the case of the 2012 Alibaba Share Transfer, the predecessor PRC tax regulation with respect to indirect share transfers). If an Alibaba Share Transfer were subject to PRC tax under Bulletin 7, the tax would be 10% of the gain that the PRC taxing authorities deemed the Fund or its applicable subsidiary to have derived from such transfer. While the rules for determining gain for purposes of Bulletin 7 are complex, the Fund believes that the tax basis that would be applied would be fairly low, resulting in a substantial gain to which the Bulletin 7 tax would apply. In addition, if the PRC tax is deemed applicable and is not timely paid, interest accrues until the tax is paid or settled by the transferor. Further, a transferee who has paid consideration for the transferred shares is a withholding agent and can be subject to a penalty for failure to withhold the PRC tax payable by the transferor in an amount up to three times the amount of the tax. The statute of limitations period applicable to Bulletin 7 cases is ten years.

Based on the advice of the Fund’s PRC tax counsel and advisors and other relevant information, including the discussions referred to in the following paragraph, we believe it is more likely than not that the Alibaba Share Transfers are not, and in the case of the 2019 Alibaba Share Transfers will not be, subject to PRC tax. There can be no assurance that the PRC taxing authorities will agree with such positions.

The transferee and transferor can each voluntarily report an indirect transfer of PRC taxable property to the PRC taxing authorities. Voluntary reporting may entitle the transferor to a lower rate of interest on the PRC tax payable and gives the transferee a possible exemption or reduction of the penalty for failure to withhold. When an indirect transfer is voluntarily reported, the PRC taxing authorities will in the first instance review the case to determine whether the indirect transfer is potentially taxable and, if so, whether to open a formal investigation. If the PRC taxing authorities conclude at this stage that an indirect transfer is not taxable under Bulletin 7 and therefore decide not to open a formal investigation, they will close their review of the case in accordance with their internal procedures and will communicate that conclusion orally to the parties. We voluntarily reported the 2018 Alibaba Share Transfers to the PRC taxing authorities. As part of the voluntary reporting process, we and our advisors have engaged the STA and other PRC taxing authorities and are seeking confirmation that such Alibaba Share Transfers are not taxable under Bulletin 7. We currently intend to follow a similar process with respect to the 2019 Alibaba Share Transfers. Even if the PRC taxing authorities have confirmed (which would likely be orally and not in writing) that an Alibaba Share Transfer is not subject to PRC tax, the PRC taxing authorities are not foreclosed from subsequently re-examining and potentially assessing Bulletin 7 tax on such transaction at any time prior to the expiration of the ten-year statute of limitations period, although we believe based on the advice of our PRC tax advisors that it is highly unlikely they will do so where they have given oral confirmation that a transaction will not be taxed.

Based on advice of the Fund’s counsel, although not free from doubt, we believe that if the Fund or any of its subsidiaries were required to pay tax on the 2018 Alibaba Share Transfers or the 2019 Alibaba Share Transfers pursuant to Bulletin 7, the Fund will be entitled to claim the amount of tax paid as a credit against its U.S. federal income tax liability on such transfer. If Bulletin 7 tax were assessed on the 2012 Alibaba Share Transfer or the 2014 Alibaba Share Transfer, we would expect to be entitled to claim the amount of tax paid as a foreign tax credit against the Fund’s U.S. federal income tax liability on such transfers. Among other requirements for claiming a foreign tax credit, a taxpayer must exhaust all effective and practical remedies, including invocation of competent authority procedures available under applicable tax treaties, to reduce, over time, the taxpayer’s liability for foreign tax (including liability pursuant to an audit adjustment). Where a taxpayer pays an assessed foreign tax to stop interest and penalties from accruing, or because the foreign country requires payment of the tax before the taxpayer may further contest its tax liability, the taxpayer generally becomes entitled to claim a foreign tax credit upon payment of the tax (subject to adjustment if the tax is later refunded or additional tax is determined to be due).

Under PRC law, a taxpayer is generally required to pay a tax assessed under Bulletin 7 in order to contest the tax through an administrative review process and/or administrative litigation in the PRC courts. The STA may also be unlikely to enter into a competent authority proceeding pursuant to a PRC tax treaty unless the taxpayer has already paid the tax. Accordingly, in order to claim a foreign tax credit with respect to any tax imposed on any of the Alibaba Share Transfers pursuant to Bulletin 7, the Fund would need to pay the tax assessed by the PRC taxing authorities and pursue all effective and practical remedies to contest the tax under PRC law and the tax treaty between the United States and the PRC, including invoking the assistance of the U.S. competent authority. The Fund expects that it would have to claim the benefit of such credit in the form of a refund of previously paid U.S. federal income taxes. To obtain such a refund, the Fund would need to file a claim for refund (which could take the form of a protective refund claim) within ten years of the due date for the Fund’s U.S. federal income tax return for the taxable year in which the Alibaba Share Transfer occurred. Any such refund claim would be subject to review and approval by both the IRS and the Joint Committee on Taxation, a nonpartisan committee of Congress responsible for reviewing refund claims in excess of certain thresholds. As a result of the U.S. refund procedures and foreign tax credit requirements, including the need to ensure that the Fund has sufficient assets and liquidity to pay and contest any PRC tax imposed on any of the Alibaba Share Transfers, the Fund may need to delay the return of such assets to stockholders until resolution of the potential PRC tax liabilities and any related foreign tax credit claims, which could take a significant period of time. The rules relating to the foreign tax credit are complex and their application to a PRC tax imposed on an Alibaba Share Transfer is not entirely clear. Notwithstanding the advice of the Fund’s counsel and the Fund’s views referred to above, there can be no assurance that the IRS or a court would agree that the Fund is entitled to claim a credit for such tax.

Given the uncertainties described above, we expect to hold back assets sufficient to pay the maximum amount of PRC tax that may be imposed on the all of the Alibaba Share Transfers, without any offset or reduction in the Fund’s reserves for U.S. tax liabilities, when determining the amounts of the Pre-Dissolution Holdback Amount and, consequently, the pre-dissolution liquidating distribution. Further, in respect of any liquidating distributions following issuance of the Court Order, unless the Fund is able to represent to the Court that we have received reasonably satisfactory confirmation from the PRC taxing authorities (which may include an oral confirmation to the Fund’s representatives) that they have determined not to tax the Alibaba Share Transfers, or we are otherwise able to establish to the satisfaction of the Court that such tax will not be assessed, the Fund expects that the Court Order would require us to reserve an amount of assets sufficient to cover all or a portion of the maximum potential PRC tax liabilities of the Fund. Based on the ten-year statute of limitations period applicable to the potential PRC tax liabilities, such amount of assets may be held back for a substantial number of years. In that event, then we would seek to include a provision in the Court Order that would permit the Fund to return to the Court to petition for a reduction in the Fund’s reserves if we receive oral confirmation from the PRC taxing authorities after the issuance of the Court Order, or otherwise believe there is a reasonable basis for concluding, that the PRC taxing authorities do not intend to assess PRC tax with respect to any of the Alibaba Share Transfers. There is no assurance, however, that the Court would agree to consider such a request or, if it does, that it would modify the Court Order in such a scenario.

Legal Contingencies

General

As described below, the Fund is involved in claims, suits, government investigations and proceedings arising from the ordinary course of the Fund’s previously owned Yahoo business, and for which the Fund continues to bear potential liability, including actions with respect to intellectual property claims, privacy, consumer protection, information security, data protection or law enforcement matters, commercial claims, stockholder derivative actions, purported class action lawsuits and other matters.

Data Breach Litigation

On September 22, 2016, the Fund disclosed that a copy of certain user account information for approximately 500 million user accounts was stolen from the Fund’s network in late 2014 (the “2014 Data Breach”). On December 14, 2016, the Fund disclosed that, based on its outside forensic expert’s analysis of data files provided to the Fund in November 2016 by law enforcement, the Fund believed an unauthorized third party stole data associated with more than one billion user accounts in August 2013 (the “2013 Data Breach”). Verizon subsequently disclosed that the 2013 Data Breach involved over three billion user accounts. In November and December 2016, the Fund disclosed that, based on an investigation by its outside forensic experts, it believed an unauthorized third party accessed the Fund’s proprietary code to learn how to forge certain cookies. The outside forensic experts have identified approximately 32 million user accounts for which they believe forged cookies were used or taken in 2015 and 2016 (the “Cookie Forging Activity”). The 2013 Data Breach, the 2014 Data Breach and the Cookie Forging Activity collectively constitute the Data Breaches. The total amount accrued related to the Data Breaches was $152 million.

Numerous putative consumer class action lawsuits were filed against the Fund in U.S. federal and state courts, and in foreign courts, relating to the Data Breaches, including the following: (1) In Re: Yahoo! Inc. Customer Data Security Breach Litigation, U.S. District Court for the Northern District of California Case No. 5:16-md-02752-LHK (the “Federal Consumer Class Action”); (2) Yahoo! Inc. Private Information Disclosure Cases, Superior Court of California, County of Orange Case No. JCCP 4895 (the “California Consumer Class Action”); (3) Demers v. Yahoo! Inc., et al., Province of Quebec, District of Montreal Superior Court Case Nos. 500-06-000841-177 and 500-06-000842-175; (4) Gill v. Yahoo! Canada Co., et al., Supreme Court of British Columbia, Vancouver Registry Case No. S-168873; (5) Karasik v. Yahoo! Inc., et al., Ontario Superior Court of Justice Case No. CV-16-566248-00CP; (6) Larocque v. Yahoo! Inc., et al., Court of Queen’s Bench for Saskatchewan Case No. QBG 1242 of 2017; (7) Sidhu v. Yahoo Canada Co., et al., Court of Queen’s Bench for Alberta Case No. 1603-22837; (8) Lahav v. Yahoo! Inc., Tel Aviv-Jaffa District Court Case No. 61020-09-16 (“Lahav”); and (9) Reinzilber v. Yahoo! Inc., Tel Aviv-Jaffa District Court Case No. 7406-08-17 (“Reinzilber”). Plaintiffs, who purport to represent various classes of users, generally claim to have been harmed by the Fund’s alleged actions and/or omissions in connection with the Data Breaches and assert a variety of common law and statutory claims seeking monetary damages or other related relief.

In October 2018, the Fund announced that it has reached an agreement with plaintiffs’ counsel to resolve all pending claims in the Federal Consumer Class Action and the California Consumer Class Action. The agreement is subject to certain conditions, including court approval and therefore may not result in a final settlement. On December 3, 2018, the Tel Aviv-Jaffa District Court granted plaintiffs’ counsel petition to dismiss the Lahav and Reinzilber actions, in view of the proposed settlement of the federal consumer class action.

On January 28, 2019, the court in the Federal Consumer Class Action denied the plaintiff’s motion for preliminary approval of the proposed settlement. The court instructed the parties to file a joint status report indicating whether they intend to negotiate a revised settlement agreement and renewed motion for preliminary approval or to resume litigation. The parties have advised the court that they intend to file a revised settlement agreement and renewed motion for preliminary approval, which will be filed by April 8, 2019.

In addition, as described below, putative stockholder class actions were filed against the Fund and certain current officers of the Fund on behalf of persons who purchased or otherwise acquired the Fund’s stock between April 30, 2013 and December 14, 2016; an additional putative class action was filed against certain former directors and officers of the Fund on behalf of stockholders of the Fund; and six stockholder derivative actions have been filed purportedly on behalf of the Fund against its former directors and officers, each asserting claims related to the Data Breaches.

Additional lawsuits and claims related to the Data Breaches may be asserted by or on behalf of users, partners, shareholders or others seeking damages or other related relief.

In addition, the Fund is cooperating with federal, state and foreign governmental officials and agencies seeking information and/or documents about the Data Breaches and related matters, including, the SEC, a number of state attorneys general and the U.S. Attorney for the Southern District of New York.

On April 24, 2018, the SEC announced the settlement of its investigation of Yahoo related to the Data Breaches, which the Fund disclosed on September 22, 2016 and in the 2016 Form 10-K filed on March 1, 2016. The Fund agreed to settle with the SEC, without admitting or denying the allegations described in the SEC’s settlement order. The SEC’s settlement order requires the Fund to cease and desist from any further violations of Sections 17(a)(2) and 17(a)(3) of the Securities Act and Section 13(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-11, 13a-13, and 13a-15 promulgated thereunder.

Under the Reorganization Agreement, dated as of July 23, 2016, entered into by Yahoo and Yahoo Holdings, Inc. (an entity formed for purposes of the Sale Transaction) in connection with the Sale Transaction (the “Reorganization Agreement”), the Fund continues to be responsible for 50% of the User Security Liabilities and bears all of any liability under the SEC action against the Fund.

Other Legal Contingencies

On January 27, 2016, a stockholder action captioned UCFW Local 1500 Pension Fund v. Marissa Mayer, et al., 3:16-cv-00478-RS, was filed in the U.S. District Court for the Northern District of California against the Fund, and certain then-current and former officers and directors of the Fund. On April 29, 2016, the plaintiff filed an amended complaint. The amended complaint asserted derivative claims, purportedly on behalf of the Fund, for violations of the 1940 Act, breach of fiduciary duty, unjust enrichment, violations of Section 124 of the DGCL and violations of California Business & Professions Code Section 17200. The amended complaint sought to rescind the Fund’s employment contracts with the individual defendants because those defendants allegedly caused the Fund to illegally operate as an unregistered investment company. The plaintiff sought disgorgement in favor of the Fund, rescission and an award of attorneys’ fees and costs. In addition, the amended complaint asserted a direct claim against the Fund for alleged violation of Section 124(1) of the DGCL, based on the allegation that the Fund had illegally operated as an unregistered investment company. Pursuant to this claim, the plaintiff sought injunctive relief preventing the Fund from entering into any future contracts, including any contracts to sell its assets. On October 19, 2016, the court dismissed the amended complaint, with leave to amend. On November 18, 2016, the plaintiff filed a second amended complaint seeking substantially the same relief as it did in the amended complaint. On February 10, 2017, the court dismissed the second amended complaint with prejudice. On March 10, 2017, the plaintiff filed a notice of appeal, which was docketed in the United States Court of Appeals for the Ninth Circuit as Case No. 17-15435. On July 12, 2018, the Ninth Circuit issued a decision affirming the court’s dismissal. This case is now resolved.

In January 2017, a stockholder action was filed in the U.S. District Court for the Northern District of California against the Fund and certain of its former officers, In re Yahoo! Inc. Securities Litigation, Case No. 5:17-cv-00373-LHK (the “Federal Securities Class Action”). In March 2017, a similar stockholder action captioned Talukder v. Yahoo! Inc., et al., was filed in the U.S. District Court for the Northern District of California. In April 2017, the court consolidated the two cases. In June, the plaintiffs filed a first amended complaint purporting to represent a class of investors who purchased or otherwise acquired the Fund’s stock between April 30, 2013 and December 14, 2016. The complaint asserted claims under Sections 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder. The complaint alleged that the Fund’s public disclosures about its business, operations and compliance policies were materially misleading in light of the Data Breaches. The complaint sought class certification, damages, interest and an award of attorneys’ fees and costs. On September 7, 2018, the court granted final approval to a class action settlement reached by the parties. This case is now resolved.

In February 2017, stockholder derivative actions were filed in the U.S. District Court for the Northern District of California purportedly on behalf of the Fund against certain of its then-current and former directors and officers, In re: Yahoo! Inc. Shareholder Derivative Litigation, Case No. 5:17-cv-00787-LHK (the “Federal Shareholder Derivative Litigation”). The complaints allege that defendants failed to disclose the Data Breaches and caused or allowed the Fund to issue materially false and misleading statements in its public filings and other public statements. The complaints assert derivative claims, purportedly on behalf of the Fund, for breach of fiduciary duty, unjust enrichment and violations of Sections 14(a) and 20(a) of the Exchange Act. The complaints seek unspecified damages, disgorgement of profits and compensation obtained by the defendants, an award of attorneys’ fees and costs, and other related injunctive and equitable forms of relief. In May 2017, the court consolidated the two cases, and on July 6, 2017, plaintiffs filed a consolidated stockholder derivative complaint asserting the same claims, as well as claims of insider trading, purportedly on behalf of Yahoo, against certain defendants under California Corporations Code sections 25402 and 25403. In September 2017, the court granted a joint motion to stay the Federal Shareholder Derivative Litigation pending resolution of the Federal Securities Class Action and the Federal Consumer Class Action.

In March 2017, a stockholder derivative and class action, Spain v. Marissa Mayer, et al., Case No. 17CV207054, was filed in the Superior Court of California for the County of Santa Clara. In May 2017, the plaintiff filed an amended complaint. The complaint asserts claims for breach of fiduciary duty, purportedly on behalf of the Fund, against certain of the Fund’s then-current and former directors and officers. The complaint alleges that defendants failed to prevent and disclose the Data Breaches and caused or allowed the Fund to issue materially false and misleading statements in its public filings and other public statements. The complaint also asserts claims of insider trading, purportedly on behalf of the Fund, against certain defendants under California Corporations Code sections 25402 and 25403. The complaint also asserts direct claims, purportedly on behalf of the then-current Fund stockholders, against the individual defendants for breach of fiduciary duty relating to disclosures in the proxy statement relating to the Sale Transaction concerning the negotiation and approval of the Stock Purchase Agreement and against Verizon for aiding and abetting the individual defendants’ alleged breach of fiduciary duty. The complaint seeks class certification, unspecified damages, an award of attorneys’ fees and costs and other related injunctive and equitable forms of relief. Multiple shareholder plaintiffs have filed stockholder derivative actions making similar claims, including: The LR Trust, et al. v. Marissa Mayer, et al., Case No. 17CV306525 (Cal. Sup. Ct.); Plumbers and Pipefitters National Pension Fund v. Marissa Mayer, et al., Case No. 17CV310992 (Cal. Sup. Ct.) and Oklahoma Firefighters Pension and Retirement System v. Eric Brandt, et al., Case No. 2017 0133 SG (Del. Ch. Ct.) (the “Delaware Shareholder Derivative Litigation”).

In July 2018, the parties to the Delaware Shareholder Derivative Litigation and the Federal Shareholder Derivative Litigation reached an agreement in principle to resolve such cases, subject to court approval. On January 9, 2019, final court approval of the settlement was granted. Following final approval of the settlement, each of the Federal Shareholder Derivative Litigation and the Delaware Shareholder Derivative Litigation was also dismissed with prejudice.

Under the Reorganization Agreement, the Fund retained all liabilities arising from securityholder claims. The ultimate outcome of legal proceedings involves judgments, estimates and inherent uncertainties, and cannot be predicted with certainty. Furthermore, in the case of the Data Breaches described herein, alleged damages have not been specified, there is uncertainty as to the likelihood of a class or classes being certified or the ultimate size of any class if certified, and there are significant factual and legal issues to be resolved. The Fund will continue to evaluate information as it becomes known.

In the event of a determination adverse to the Fund, its subsidiary, directors or officers in these matters, the Fund may incur substantial monetary liability and be required to change its business practices. The Fund may also incur substantial legal fees in defending against these claims.

From time to time, the Fund may enter into confidential discussions regarding the potential settlement of pending proceedings, claims or litigation. There are a variety of factors that influence our decisions to settle and the amount (if any) we may choose to pay, including the strength of our case, developments in the litigation, the behavior of other interested parties, the demand on management time and the possible distraction of our employees associated with the case and/or the possibility that we may be subject to an injunction or other equitable remedy. In light of the numerous factors that go into a settlement decision, it is difficult to predict whether any particular settlement is possible, the appropriate terms of a settlement or the opportune time to settle a matter. The settlement of any pending litigation or other proceedings could require us to make substantial settlement payments and result in us incurring substantial costs.

Continuing Obligations to Indemnify Yahoo Executives

Pursuant to the Reorganization Agreement, the Fund retains liability for indemnification obligations with respect to directors and officers of Yahoo and certain subsidiaries of Yahoo (i) arising from acts and omissions relating to the “Excluded Assets” or “Retained Liabilities”, as such terms are defined in the Reorganization Agreement, or (ii) in their respective capacities as directors and/or officers of Yahoo.

Written Warrant Transactions

The Fund is a party to written warrant transactions with bank counterparties, which give each of the counterparties the right to purchase Shares from the Fund. However, the written warrant transactions began to expire on March 1, 2019 and are expected to expire and be settled in cash prior to the payment date of the pre-dissolution liquidating distribution.

Expenses

The Fund would incur operating expenses through completion of the dissolution and winding-up process, including severance costs, compensation to employees who would implement the Plan of Liquidation and Dissolution, compensation to our independent directors, directors’ and officers’ insurance and other insurance premiums, income, payroll and other taxes (including any taxes that may be imposed on the sale, distribution or other disposition of our remaining non-cash assets), legal, accounting, financial advisory and consulting fees, and general and administrative expenses.

Reserves

We intend to follow the “safe harbor” procedures under Sections 280 and 281(a) of the DGCL to obtain the Court Order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the Effective Time (or such longer period of time as the Court may determine not to exceed ten years after the Effective Time), and pay or make reasonable provision for the Fund’s uncontested known claims and expenses and establish reserves as required by the Court Order.

As discussed above, any amounts of reserves for the Fund’s liabilities and expenses set forth in the Fund’s petition or in the Court Order or actually held back by the Fund will not be calculated in accordance with, or by reference to, U.S. GAAP and will not reflect any change in the Fund’s position with respect to its liabilities and reserves from an accounting perspective. Rather, such amounts will be calculated solely to ensure that the Fund has sufficient assets to comply with its obligations to provide adequate security under the dissolution procedures under the DGCL, which is generally a more conservative standard than the determination required by U.S. GAAP.

Liquidating Distributions; Amount; Timing

The Fund currently estimates that, assuming an Alibaba Share price realized on sale and, if applicable, an Alibaba Share value at the time of distribution of $177.00, it could make aggregate liquidating distributions to stockholders, including the pre-dissolution liquidating distribution, ranging between approximately $39.8 billion and $41.1 billion (approximately $76.62 and $79.22 per Share, respectively), based on the number of Shares expected to be outstanding following completion of the September 2018 Repurchase Program. Such estimates assume that the funds held back for certain of our potential tax liabilities (including potential PRC tax liabilities) eventually would be released and available for distribution, based on the assumed non-taxability of the Alibaba Share Transfers under Bulletin 7 or, if the Alibaba Share Transfers were taxable under Bulletin 7, the assumed utilization of related foreign tax credits for U.S. federal income tax purposes.

The aggregate amount of liquidating distributions would depend on a number of factors, including the amount of proceeds received from the sales of our Alibaba Shares and/or the value of any Alibaba Shares distributed to our stockholders, the amount of proceeds received from the sales or other dispositions of our other non-cash assets, the potential tax consequences of such sales and/or distributions of our Alibaba Shares, the resolution of outstanding Known Claims, the incurrence of unexpected or greater-than-expected liabilities and expenses with respect to Litigation Claims and the assertion of Uncertain Claims (as such terms are defined in “—Winding-Up Process”) (including potential U.S. federal, state and local tax claims and potential foreign tax claims, such as potential PRC tax claims), and costs incurred to wind up our business.

We plan to make an initial post-dissolution liquidating distribution to our stockholders on our transfer books as of the Effective Time as soon as possible following entry of the Court Order. Under Section 281(a) of the DGCL, the initial post-dissolution liquidating distribution may not be made before the expiration of a period of 150 days from the date of the last notice of rejection given by the Fund with respect to Known Claims. We currently expect the Court Order to be issued within one year following the Effective Time, although there can be no assurance regarding the timing of the Court Order.

In the initial post-dissolution liquidating distribution, we intend to distribute all of the Fund’s remaining assets in excess of the amount to be used by the Fund to pay claims and fund the reserves required by the Court Order and pay the Fund’s operating expenses through the completion of the dissolution and winding-up process. The amount of the initial post-dissolution liquidating distribution would depend on, among other things, the amount that was paid in the pre-dissolution liquidating distribution and the actual amount of the reserves that we are required to establish pursuant to the Court Order. The Court Order will reflect the Court’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against the Fund. There can be no assurances that the Court will not require the Fund to withhold from the initial post-dissolution liquidating distribution amounts in excess of the amounts that we believe are sufficient to satisfy the Fund’s potential claims and liabilities. For example, based on our current views as to the applicability of PRC tax to the Alibaba Share Transfers (as described in —Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters), we currently expect to request in our petition to the Court that the Fund not be required in the Court Order to hold back any reserves in respect of potential PRC tax liabilities with respect to any of the Alibaba Share Transfers, and we believe that, if we receive confirmation (which would likely be oral and not written) from the PRC taxing authorities that they have closed their review of an Alibaba Share Transfer and that PRC taxes will not be assessed on that transaction, the Court would likely grant our request. Nevertheless, the Court may require the Fund to reserve an amount for some or all of such potential PRC tax liabilities. For more information regarding the Fund’s potential PRC tax liabilities, see “—Liabilities; Expenses; Reserves—Potential Tax Claims—PRC Tax Matters.”

To the extent that claims for which the Fund has set aside reserves are resolved or satisfied at amounts less than such reserves, and assuming no need has arisen to establish additional reserves, the Fund would make additional distributions to stockholders of any portion of the reserves established pursuant to the Court Order that the Board determines is no longer required because the relevant claim has been resolved or satisfied. However, if the Court requires us to reserve an amount for some or all of our potential PRC tax liabilities (which are subject to a ten-year statute of limitations) or any other potential liabilities that are not resolved prior to the issuance of the Court Order, stockholders may not receive distributions of any excess reserve amounts for a substantial period of time. If such a reserve were required for potential PRC taxes with respect to any of the Alibaba Share Transfers, then we would seek to include a provision in the Court Order that would permit the Fund to return to the Court to petition for a reduction in the Fund’s reserves if we receive oral confirmation from the PRC taxing authorities after the issuance of the Court Order, or otherwise believe there is a reasonable basis for concluding, that the PRC taxing authorities do not intend to assess PRC tax with respect to any of the Alibaba Share Transfers. There is no assurance, however, that the Court would agree to consider such a request or, if it does, that it would modify the Court Order in such a scenario.

For more detail on the various factors that could affect the amount and timing of liquidating distributions, see “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of any additional post-dissolution liquidating distributions to stockholders under the Plan of Liquidation and Dissolution.”

The following table sets forth the calculations giving rise to our estimates of the aggregate liquidating distributions, including the pre-dissolution liquidating distribution. The following table is based upon, among other things, the assumptions set forth above and elsewhere in this Proxy Statement and estimates of certain liabilities.

Estimated Liquidating Distribution to Stockholders

(in millions, except for per share amounts)

	Range of Estimates
	Low	High
Cash and cash equivalents as of March 27, 2019(1)	$1,831	$1,831
Proceeds from sales of Alibaba Shares(2)	50,147	50,147
Estimated interest income and cash from sale of other assets	250	500

Total cash for distribution	52,228	52,478
Estimated operating expense through Dissolution Period	(400)	(300)
Reserves for potential tax liabilities(3)	(11,861)	(11,012)
Reserves for other and contingent liabilities, net	(200)	(50)

Estimated cash to distribute to stockholders	$39,767	$41,116
Assumed Shares outstanding(4)	519,022,091	519,022,091
Estimated liquidating distribution per share	$76.62	$79.22

(1)

Estimated range of cash and cash equivalents, assuming purchase of an additional 17.1 million Shares under the September 2018 Repurchase Program, the settlement in cash of the Fund’s written warrant transactions with the Fund’s bank counterparties and is net of cash required for the repayment of the Fund’s margin loan.

(2)

Assumes all of the Alibaba Shares owned by the Fund will be sold for cash prior to filing a Certificate of Dissolution, at a price of $177.00, with total consideration of $50.0 billion. Note that fluctuation in the average sale price of the Alibaba Shares affects the ranges of reserves for certain liabilities, particularly potential tax liabilities. See the sensitivity analysis that follows these notes.

(3)

Both the low end and the high end of the estimated range of liquidating distribution reserves assume that no tax under Bulletin 7 or any predecessor statute is assessed on any of the Alibaba Share Transfers or that any payments of such assessments would be fully offset by foreign tax credits under U.S. federal income tax law.

(4)	Based on Shares outstanding as of March 27, 2019. Assumes purchase of an additional 17.1 million Shares under the September 2018 Repurchase Program.

Set forth below is a sensitivity analysis showing the aggregate liquidating distributions to stockholders, including the pre-dissolution liquidating distribution, assuming 10% to 20% variations in the Alibaba Share price at the time of distribution and/or realized on sale. Such variations in the Alibaba Share price would directly impact the amount of cash proceeds the Fund would generate from sales of Alibaba Shares and the total amount of taxes that would be payable on those Alibaba Share sales, which would in turn affect the aggregate liquidating distributions that the Fund’s stockholders may ultimately receive.

(in millions, except for per share amounts)
		Low Distribution		High Distribution
	Alibaba Share Price	Total Amount	Per Share	Total Amount	Per Share
Assumed + 20%	$212.40	$47,494	$91.51	$48,886	$94.19
Assumed + 10%	194.70	43,631	84.06	45,001	86.70
Assumed	177.00	39,767	76.62	41,116	79.22
Assumed - 10%	159.30	35,904	69.18	37,231	71.73
Assumed - 20%	141.60	32,040	61.73	33,346	64.25

The foregoing estimates, which are qualified by the assumptions set forth above, are subject to numerous uncertainties. The estimates may not reflect the total range of possible outcomes, and actual amounts may differ materially from such estimates. We have attempted to make reasonable estimates and assumptions, but if any of such estimates or assumptions are inaccurate, the actual amount we distribute to our stockholders may be lower or higher than the estimated range. It is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Liquidation and Dissolution would not exceed the amount that the stockholder could have received upon sales of its Shares in the open market. It is not possible to predict with certainty what the amount of aggregate liquidating distributions ultimately will be. See “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of the initial post-dissolution liquidating distribution following entry of the Court Order” and “Risk Factors—Risks Related to the Plan of Liquidation and Dissolution—The Fund cannot assure stockholders of the timing or amount of any additional post-dissolution liquidating distributions to stockholders under the Plan of Liquidation and Dissolution.”

Under Delaware law, in the event the Fund fails to retain sufficient funds to pay the expenses and liabilities actually owed to the Fund’s creditors, each stockholder could be held liable for the repayment to those creditors who file claims before the end of the winding-up period, out of the amounts previously received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess liability (up to the full amount actually received by such stockholder). However, under the “safe harbor” provisions of Sections 280 and 281(a) of the DGCL, the liability of a stockholder of the Fund for any claim against the Fund is generally limited to such stockholder’s pro rata share of such claim or the amount distributed to such stockholder in the dissolution, whichever is less, and is limited in the aggregate to the amount distributed to such stockholder in the dissolution. The procedures under Sections 280 and 281(a) of the DGCL further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period.

Any liquidating distributions from us will be made to stockholders of record according to their holdings of Shares on the Fund’s stock ledger as of the Effective Time, which we expect to be the date on which we close our stock transfer books, subject to any transfers subsequently reflected on our stock ledger by reason of assignments by will, intestate succession or operation of law.

Liquidating Trust

If deemed necessary, appropriate or desirable by the Board for any reason, we may, from time to time, transfer any of our unsold assets and any portion of our reserves to one or more liquidating trusts established for the benefit of our stockholders, which property would thereafter be sold or distributed on terms approved by its trustee(s). Our Board may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where our Board determines that it would not be in the best interests of the Fund, our creditors and our stockholders for such assets to be distributed directly to the stockholders at such time. If all of our assets are not sold or distributed prior to the third anniversary of the effectiveness of the dissolution, we would expect either to seek an extension of the three-year winding-up period from the Court or to transfer in final distribution such remaining assets to a liquidating trust. Our Board may also elect in its discretion, as applicable, to transfer the reserves, if any, or any portion thereof, to such a liquidating trust.

The purpose of a liquidating trust would be to distribute such property, or to sell such property on terms satisfactory to the liquidating trustee(s) and distribute the proceeds of such sale, after paying our liabilities, if any, assumed by the trust, to our stockholders, based on their proportionate ownership interest in the trust. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the reserves transferred to the liquidating trust are exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

The Plan of Liquidation and Dissolution authorizes our Board to appoint one or more individuals, who may include persons who are also officers or directors of the Fund, or entities to act as trustee or trustees of the liquidating trust or trusts and to cause us to enter into a liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board. It is anticipated that our Board would select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our creditors and our stockholders.

The trust would be evidenced by a trust agreement between the Fund and the trustees. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to our stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust, there would be no certificates or other tangible evidence of such interests and no holder of our Shares would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange Shares in order to receive the interests.

Amendment, Modification or Revocation of Plan of Liquidation and Dissolution

Once the dissolution of the Fund becomes effective, it cannot be revoked without stockholder approval. In general, however, the Plan of Liquidation and Dissolution, as the blueprint for the liquidation of the Fund following its dissolution, is subject to modification or amendment by the Board without stockholder approval, if the Board determines that such action would be in the best interests of the Fund and our stockholders. Although the Board will have the authority under the Plan of Liquidation and Dissolution to make any such modification or amendment to the Plan of Liquidation and Dissolution without stockholder approval, the Board may determine, in its sole discretion, to submit any modification or amendment to the stockholders for approval.

If for any reason our Board determines after the Effective Time that revocation of the dissolution would be in the best interests of the Fund and our stockholders, our Board may, in its sole discretion, at any time before the cessation of our corporate existence, adopt a resolution recommending that the dissolution be revoked and directing that the question of the revocation of our dissolution be submitted for approval to the stockholders of record on the date the dissolution becomes effective. If the holders of a majority of the Shares which was outstanding and entitled to vote upon a dissolution at the time of the Fund’s dissolution approve the revocation of the dissolution, the Fund would, among other things, file a Certificate of Revocation with the Delaware Secretary of State, which would become effective upon the effective time of such filing. The Plan of Liquidation and Dissolution would be void upon the effective time of any such revocation.

Winding Up of the Fund’s Subsidiaries

Pursuant to the Plan of Liquidation and Dissolution, the Board and the management of the Fund will take all action as they determine to be necessary, appropriate or advisable to cause the dissolution, liquidation and winding up of any and all subsidiaries of the Fund (including Altaba Hong Kong, Altaba HK MC Limited and Excalibur), or the sale or other disposition of the Fund’s ownership interest in any such subsidiaries, whether by merger, sale of equity or otherwise.

Reporting Requirements

As an investment company registered under the 1940 Act, the Fund will be required to continue filing periodic reports required by the 1940 Act until the SEC issues an order declaring that the Fund is no longer an investment company and its registration under the 1940 Act is no longer in effect or the SEC issues an order excepting the Fund from all or a portion of its reporting requirements.

Among other circumstances not relevant here, an investment company is permitted to file a Form N-8F to seek to deregister if it has distributed substantially all of its assets to stockholders, and has completed, or is in the process of, winding up its affairs. We do not expect that the Fund will be able to deregister from the 1940 Act until substantially all of the Fund’s assets (including substantially all of the securities held in our Marketable Debt Securities Portfolio) are reduced to cash. As such, we currently intend to maintain our investment company status under the 1940 Act until the liquidation and dissolution is substantially completed and continue to make the periodic filings required under the 1940 Act.

Delisting and Lack of Market for Trading of the Shares and Interests in a Liquidating Trust

We anticipate that, upon the filing of the Certificate of Dissolution, trading in our Shares will be suspended on Nasdaq, and our Shares will thereafter be delisted. However, under the Nasdaq rules, Nasdaq has discretionary authority to suspend or terminate the listing of a company that has announced that liquidation has been authorized by its board of directors and that it is committed to proceed, even if the Shares otherwise meet all enumerated criteria for continued listing on Nasdaq. Shortly before filing the Certificate of Dissolution, the Fund will issue a press release to announce the anticipated filing date of the Certificate of Dissolution.

In addition, we will close our stock transfer books and discontinue recording transfers at the Effective Time. Thereafter, record holders of the Shares generally will be prohibited from transferring record ownership of their Shares following the Effective Time (except by will, intestate succession or operation of law). The Fund will, however, request that, following the Effective Time, The Depository Trust Company, or DTC, as a record holder of Shares through its Cede & Co. nominee, maintain records representing the right to receive any post-dissolution liquidating distributions in accordance with Section 4 of the Plan of Liquidation and Dissolution, including any transfers of such rights. Consequently, the Fund expects that any transfers of such rights will be tracked by DTC. To the extent that a stockholder’s Shares are not held by a DTC participant as of the Effective Time, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

After the delisting from Nasdaq, brokers may make a market for interests in the Shares representing the right to receive any post-dissolution liquidating distributions, in the “over-the-counter” market. There is no assurance that such market will arise or, if one does arise, for how long it will be maintained or how actively such interests in the Shares will trade. Both trading prices and volumes in any such “over-the-counter” market could be volatile and erratic.

It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. Even if transferable, any such interests are not expected to be listed on a national securities exchange or quoted through Nasdaq, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

Authority of Directors and Officers

Our Board may continue to employ some or all of our existing officers, appoint new officers, hire employees and retain independent contractors, agents and advisors in connection with the winding-up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors, agents and advisors, which, in the case of directors, officers and employees, may be above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Liquidation and Dissolution. Approval of the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution by the requisite vote of our stockholders will constitute approval by our stockholders of any such compensation.

The approval of the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution by our stockholders also will authorize, without further stockholder action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Liquidation and Dissolution and the transactions contemplated thereby, including all filings or acts required by any state or federal law or regulation to wind up its affairs.

Government Approvals

Except for the filing of a Certificate of Dissolution with the Delaware Secretary of State, the filing of a Form N-8F with the SEC and receipt of a deregistration order in connection therewith, and compliance with applicable Delaware law and the rules and regulations of the SEC and the Code, no United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution.

Absence of Appraisal Rights

Stockholders are not entitled to assert appraisal rights in connection with dissolution of the Fund under the DGCL.

Interests of Directors and Officers in the Plan of Liquidation and Dissolution

Some of our directors and executive officers may have interests in the Plan of Liquidation and Dissolution that are different from, or in addition to, the interests of our stockholders generally. These potential interests include the payment of incentive awards under the LTIP, the payment of severance compensation to the Fund’s executive officers and/or the Fund’s continuing indemnification obligations to its directors and officers. Our Board was aware of these interests and considered them, among other matters, in approving the Plan of Liquidation and Dissolution and the transactions contemplated thereby.

Stock Ownership

Certain members of our Board and our executive officers own, as of March 27, 2019, an aggregate of 80,484 Shares. In connection with any liquidating distributions, certain of our directors and our executive officers will be entitled to the same pro rata cash distributions as our stockholders based on their ownership of the Shares.

The table below sets forth the number of Shares beneficially owned by each of our directors and executive officers as of March 27, 2019. As of March 27, 2019, the directors and executive officers set forth in the table below, individually and as a group, owned less than 1% of the outstanding Shares:

Name of Director or Executive Officer	Shares Owned
Tor R. Braham, Director	9,434
Eric K. Brandt, Director	8,545
Thomas J. McInerney, Chief Executive Officer and Director	45,862
Alexi Wellman, Chief Financial and Accounting Officer	16,643

Catherine J. Friedman, a member of our Board, currently holds vested cash-settled restricted stock units (“RSUs”) granted to her in connection with her service as a member of the Board prior to the sale of the Yahoo business and conversion of the Fund into an investment company, pursuant to which a cash amount having a value equal to 8,545 Shares is scheduled to be distributed to her on September 1, 2020. Because our Shares would be delisted in connection with the filing of the Certificate of Dissolution such that the amount payable to Ms. Friedman under her RSUs will not be readily determinable, the RSUs have been amended to provide that on September 1, 2020, Ms. Friedman will instead receive an amount calculated based on the per Share net asset value of the Fund, as adjusted to eliminate any impact from share price movements of Alibaba Shares.

Payments under Executive Officer Offer Letters

Each of the Fund’s executive officers, including Mr. McInerney, Arthur Chong, General Counsel and Secretary, and Alexi Wellman, Chief Financial and Accounting Officer, entered into an offer letter in connection with his or her commencement of employment. Such offer letters set forth the terms of his or her employment with the Fund. Pursuant to each of the offer letters, in the event an executive officer’s employment terminates without “cause” or as a result of a resignation for “good reason” (each, as defined in the offer letters), the executive officer will be entitled to receive the following payments and benefits, subject to the execution of an effective release of claims against the Fund: (i) a lump sum payment equal to 12 months (or, for Mr. McInerney, 18 months) of base salary (the “Base Salary Amount”); (ii) a pro rata portion of the executive officer’s annual incentive award based on actual performance, payable at the time such award would otherwise have been paid, (iii) any portion of the deferred compensation to which the executive officer is entitled pursuant to the terms of the LTIP and (iv) subject to the executive officer’s timely and proper election for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement by the Fund for COBRA premiums paid by the executive officer for a period of 12 months (or, for Mr. McInerney, 18 months) following the executive officer’s involuntary termination; provided that if such termination occurs on or after the date of payment of the first distribution to stockholders following issuance of the Court Order, then the pro rata annual incentive award described in clause (ii) above shall be based on the executive officer’s target bonus and, in addition to the payments and benefits described in clauses (i) through (iii) above, the executive officer will be entitled to an amount equal to his or her full target bonus. The executive officer’s pro rata annual incentive award based on target bonus and full target bonus amount will be payable in a lump sum within ten business days following the effective date of the release of claims. In the event of a “change in control” (as defined in the offer letters), subject to the executive officer’s execution of an effective release of claims against the Fund, each executive officer will automatically receive the payments and benefits described above that would be payable on an involuntary termination (but substituting a change in control for an involuntary termination); provided that, in lieu of the pro rata annual incentive award described in clause (ii) above, the executive officer will be entitled to an amount equal to his or her full target bonus, payable in lump sum within ten business days following the effective date of the release of claims.

The following table sets forth the estimated aggregate dollar value of (i) any cash severance payments and (ii) health care and welfare benefits, for the Fund’s three most highly compensated officers (as identified in the Fund’s 2018 proxy statement), Mr. McInerney, Mr. Chong and Ms. Wellman, in each case, which may become payable assuming an involuntary termination had occurred on March 27, 2019:

Name	Type of Event	Cash(a)(b)	Continued Benefits Coverage(c)	Total
Thomas J. McInerney, Chief Executive Officer and Director	Involuntary Termination	$3,504,110	$58,305	$3,562,415
Arthur Chong, General Counsel and Secretary	Involuntary Termination	$1,252,055	$26,713	$1,278,768
Alexi Wellman, Chief Financial and Accounting Officer	Involuntary Termination	$594,521	$38,870	$ 633,391

(a)

Reflects the sum of the Base Salary Amount (as defined above) ($3,000,000 for Mr. McInerney, $1,000,000 for Mr. Chong and $500,000 for Ms. Wellman, respectively) plus the prorated value of each executive officer’s annual incentive award ($2,000,000 for Mr. McInerney, $1,000,000 for Mr. Chong and $375,000 for Ms. Wellman, respectively), in each case, payable within 10 business days of the release’s effective date.

(b)

Annual incentive awards to be paid in accordance with the terms and conditions of the offer letters for an involuntary termination, based on achievement of target levels. Amounts paid may vary depending on the date of the involuntary termination and the actual level of performance achieved.

(c)

Reflects the cost of 18 months of continued health insurance coverage (medical, dental and vision) for Mr. McInerney and his dependents and 12 months of continued health insurance coverage (medical, dental and vision) for Mr. Chong and Ms. Wellman and each of their dependents, respectively.

Indemnification of Directors and Officers

Pursuant to the Plan of Liquidation and Dissolution, the Fund will continue to indemnify and provide for advancement of expenses to its officers, directors, employees, agents and representatives in accordance with the Fund’s Amended and Restated

Certificate of Incorporation, as amended, its bylaws, any contractual arrangements and applicable law (including the 1940 Act), for acts or omissions of such persons in connection with the implementation of the Plan of Liquidation and Dissolution and the winding up of the affairs of the Fund. The Fund’s obligation to indemnify (or advance expenses to) such persons may also be satisfied out of insurance proceeds or the assets of any trust created pursuant to the Plan of Liquidation and Dissolution.

The Board or any trustee(s) or agent(s) as may be appointed by the Board under the Plan of Liquidation and Dissolution, as applicable, is authorized to obtain and maintain insurance as may be necessary, appropriate or desirable to cover the Fund’s obligations under the Plan of Liquidation and Dissolution including its existing directors’ and officers’ liability insurance policy or any replacement policy.

Payment of Incentive Awards under the Long-Term Deferred Compensation Incentive Plan

The LTIP, adopted by the Fund’s stockholders at its 2017 annual meeting of stockholders, is intended to attract, retain and appropriately incentivize the Fund’s executive officers and other key employees by providing them with grants of incentive cash awards and the non-employee members of the Board by providing them with the opportunity to defer director fees into a deferral account under the LTIP, in each case, as determined by the Compensation Committee pursuant to the terms of the LTIP.

The value of these incentive awards and deferral accounts under the LTIP are currently determined based on measurement of the change in the Fund’s trading discount relative to the pre-tax value of the Fund’s net assets, as adjusted to eliminate any impact from share price movements of Alibaba Shares and to reflect certain other adjustments, against certain targeted performance levels, with resulting payout multipliers determined by the Compensation Committee. As discussed below under “—Amendments to the LTIP in Connection with the Plan of Liquidation and Dissolution,” at the time the Board adopted the Plan of Liquidation and Dissolution, the Compensation Committee recommended and the Board adopted an amendment to the LTIP to address the suspension of trading in the Shares and their delisting in connection with the filing of the Certificate of Dissolution which would cause the LTIP to cease to operate as a result of the absence of a public trading price for the Shares on which to calculate the trading discount under the LTIP. The LTIP amendment automatically becomes effective upon the delisting of the Shares from Nasdaq pursuant to the Plan of Liquidation and Dissolution.

Incentive Awards

Assuming the maximum payout multiplier applicable to incentive awards, the maximum amount that may become payable to a LTIP participant in any fiscal year of the Fund is $24 million and the maximum amount that may become payable with respect to all awards granted to participants under the LTIP is $52 million (although, the aggregate grant date value of awards granted to participants to date is less than the maximum). The LTIP provides for an award granted to the participant and a range of payments that each officer may receive based on attainment of the pre-established performance targets:

•	Mr. McInerney’s deferred compensation will have an initial incentive award of $6 million, which may result in payments of between $0 and $24 million;

•	Mr. Chong’s deferred compensation will have an initial incentive award of $3 million, which may result in payments of between $0 and $12 million; and

•	Ms. Wellman’s deferred compensation will have an initial incentive award of $1.5 million, which may result in payments of between $0 and $6 million.

Each incentive award is subject to a three-year vesting schedule, commencing on June 13, 2017, which may accelerate upon an involuntary termination or change in control. The amount of an incentive award that may become payable to a participant is currently based on the trading discount as measured on the applicable vesting anniversary date. The Fund assesses the trading discount and payout multiplier on a quarterly basis of the vesting period and records the applicable liability.

The terms of the LTIP as originally adopted did not contemplate a dissolution of the Fund and, as discussed below under “—Amendments to the LTIP in Connection with the Plan of Liquidation and Dissolution,” absent additional amendment the LTIP would cease to operate when the Shares are suspended from trading and delisted in connection with the filing of the Certificate of Dissolution because of the absence of a public trading price for the Shares on which to calculate the trading discount for purposes of the LTIP. Assuming that the Plan of Liquidation and Dissolution were not to be approved and the Shares remained listed on Nasdaq through the final vesting date under the LTIP, then under the LTIP’s current terms and assuming the trading discount as of March 27, 2019 remains unchanged through June 13, 2020, then as of June 13, 2020, or if earlier, their involuntary termination of employment, Mr. McInerney, Mr. Chong and Ms. Wellman would be entitled to cumulative payments under the LTIP of approximately $10.1 million, $5.0 million and $2.5 million, respectively, and would remain eligible to receive additional distributions (but not in excess of the maximum amounts specified above). For so long as Mr. McInerney, Mr. Chong and Ms. Wellman remain employed by the Fund, then on the fourth anniversary of the LTIP’s effective date and each six-month anniversary thereafter, they are generally eligible to receive additional payments under the LTIP based on the then-applicable payout multiplier if such payout multiplier would have resulted in additional payments under the LTIP had it been applicable to the determination of their LTIP payments as of a prior vesting date. In the event of an LTIP participant’s involuntary termination, if the Trading Discount Reduction as defined in the LTIP measured as of the first anniversary of the date of termination (or a change of control if it occurs earlier than said first anniversary) exceeds the Trading Discount Reduction as defined in the LTIP measured as of the date of termination, then the LTIP participant shall be entitled to a payment in an amount equal to the difference between (x) the amount of the LTIP award calculated based on the payout multiplier as in effect on the first anniversary of the date of termination (or a change of control if it occurs earlier than said first anniversary) and (y) the amount of the award calculated based on the payout multiplier as in effect on the date of termination.

Deferral Accounts

Each independent director who is designated as a participant by the Compensation Committee under the LTIP is required to defer a portion of not less than 50% and up to 100% of his or her director fees payable in cash for services rendered by such director during the period following his or her deferral election and up to the earliest of such participant’s separation from service for any reason or a change in control of the Fund. The amount of director fees so deferred is credited to the participant’s deferral account under the LTIP as of the regularly scheduled payment date of such fees, and the participant will be fully vested in his or her deferral account. The amounts deferred are subject to increase in accordance with the same performance goals as apply to the incentive awards granted to the Fund’s executive officers and other key employees and will become payable in a single lump sum cash payment upon the earlier to occur of the participant’s separation from service for any reason or a change in control of the Fund.

Amendments to the LTIP in Connection with the Plan of Liquidation and Dissolution

As described above, the LTIP currently calculates incentive award payouts based on the change in the Fund’s trading discount relative to the pre-tax value of the Fund’s net assets, as adjusted to eliminate any impact from share price movements of Alibaba Shares, against a baseline level with resulting payout multipliers established by the Fund’s Compensation Committee. The amount of the deferred compensation incentive award that may become payable to a participant is currently subject to the achievement of a reduction in the Fund’s trading discount (if any) as compared to the baseline level established by the Compensation Committee. The LTIP currently measures these changes based on the publicly traded share price of the Shares. However, as discussed under “—Payment of Incentive Awards under the Long-Term Deferred Compensation Incentive Plan” above, in connection with the Plan of Liquidation and Dissolution, the Shares will cease to be publicly traded. As a result, the Compensation Committee has recommended and the Board adopted an amendment to the LTIP that will automatically become effective as of the date the Shares cease to be listed on Nasdaq, to determine changes in the Fund’s trading discount by reference to the per Share net asset value of the Fund, as determined in accordance with U.S. GAAP and as adjusted to eliminate any impact from share price movements of Alibaba Shares and to reflect certain other adjustments (such adjustments being consistent with the LTIP as originally adopted).

The pre-established performance targets and vesting schedule described above will remain unchanged under the amended LTIP. Likewise, the maximum amounts payable under the LTIP, as well as the individual incentive award opportunities described above will remain unchanged. The LTIP’s terms as applicable to each independent director will also remain unchanged, other than to similarly reflect that increases of deferred amounts will be calculated based on changes to the trading discount by reference to the per Share net asset value of the fund, and to provide that each independent director’s deferrals will be measured as of the first distribution to stockholders following issuance of the Court Order based on the trading discount at that time, and will subsequently be credited with interest based on the prime rate of interest until an independent director’s separation from service.

Under the LTIP’s terms as amended as of the date the Shares are delisted and assuming the per Share net asset value of the Fund, as determined in accordance with U.S. GAAP and as adjusted to eliminate any impact from share price movements of Alibaba Shares and to reflect certain other adjustments (such adjustments being consistent with the LTIP currently in effect) as of March 27, 2019 remains unchanged through June 13, 2020, then as of June 13, 2020, or if earlier, their involuntary termination of employment, Mr. McInerney, Mr. Chong and Ms. Wellman would be entitled to cumulative payments under the LTIP of approximately $21.0 million, $10.5 million and $5.3 million, respectively, and would remain eligible to receive additional distributions (but not in excess of the maximum amounts specified above) in connection with future distributions from the Fund. These payment amounts are identical to that which these LTIP participants would have received under the LTIP prior to its amendment, assuming 100% of the net assets of the Fund were distributed to stockholders and making the same assumptions described above. The net effect of the LTIP amendments, based on the assumptions described above, is not intended to increase the magnitude of amounts potentially payable under the LTIP, but is intended (in the context of the Shares being delisted after the filing of the Certificate of Dissolution) to provide for an alternative mechanism for measuring current value that aligns management and stockholder interests.

Under the LTIP’s terms as amended, the deferral accounts of independent directors will remain subject to the terms described above; provided that, with respect to independent directors who remain in continuous service on the Board through the first distribution to stockholders following issuance of the Court Order, as of the date of the first distribution to stockholders following issuance of the Court Order, their deferral accounts will be credited by reference to the then-per Share net asset value of the Fund, as determined in accordance with U.S. GAAP and as adjusted to eliminate any impact from share price movements of Alibaba Shares and to reflect certain other adjustments (such other adjustments being consistent with the LTIP as originally adopted), and will thereafter be credited based on a fixed rate of interest equal to the prime rate of interest as of the date of the first distribution to stockholders following issuance of the Court Order until distributed in accordance with the terms of the LTIP as originally adopted. Independent directors who do not remain in continuous service on the Board through the first distribution to stockholders following issuance of the Court Order will receive a prorated distribution determined by reference to per Share net asset value of the Fund (as described herein) on the date of their separation from service, with the proration factor being determined by the number of days the director served after June 12, 2019 divided by 365.

Incentive award amounts under the LTIP which become vested prior to the date the Shares cease to be listed on Nasdaq will be calculated and become payable in accordance with the LTIP’s terms as in effect before such delisting date.

Material U.S. Federal Income Tax Consequences of Liquidation and Dissolution

The following is a general summary of certain material U.S. federal income tax consequences of the Plan of Liquidation and Dissolution that are applicable to our stockholders. This summary is included for general information purposes only and is not tax advice. This summary is based on the Code, Treasury Regulations promulgated thereunder, published rulings, administrative pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. We have not sought and do not intend to seek a ruling from the IRS concerning the U.S. federal income tax consequences of the Plan of Liquidation and Dissolution. The tax consequences described in the following discussion are not binding on the IRS or the courts, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court.

This summary addresses only stockholders who hold their Shares as capital assets within the meaning of the Code and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances or to certain types of stockholders subject to special treatment under the Code, including pass-through entities (including partnerships and S corporations for U.S. federal income tax purposes) and investors in such entities, certain financial institutions, brokers, dealers or traders in securities, insurance companies, certain accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, expatriates, mutual funds, real estate investment trusts, cooperatives, tax-exempt organizations, persons who are subject to the alternative minimum tax, persons who hold their Shares as part of a straddle, hedge, conversion, constructive sale, synthetic security, integrated investment, or other risk-reduction transaction for U.S. federal income tax purposes, stockholders that have a functional currency other than the U.S. dollar, and persons who acquired their Shares upon the exercise of stock options or otherwise as compensation. This summary does not address any U.S. federal estate, gift, or other non-income tax consequences, the effects of the Medicare contribution tax on net investment income, or any state, local, or foreign tax consequences. Stockholders are urged to consult their own tax advisors as to the specific tax consequences of the Plan of Liquidation and Dissolution to them in light of each stockholder’s particular circumstances.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of Shares that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the United States, (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any State or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person. A “Non-U.S. Holder” is a beneficial holder of Shares that is neither a U.S. Holder nor a partnership, or other entity treated as a partnership, for U.S. federal income tax purposes.

If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A partner in a partnership holding Shares should consult its tax advisor regarding the tax consequences of the Plan of Liquidation and Dissolution.

U.S. Federal Income Taxation of the Fund

Even if the Plan of Liquidation and Dissolution is approved and the Fund files a Certificate of Dissolution, the Fund will continue to be subject to U.S. federal income tax on its taxable income and taxable gains until the liquidation is complete (i.e., until all of its remaining assets have been distributed to the stockholders or transferred to a liquidating trust or trusts). Accordingly, the sale or other disposition of the Fund’s remaining non-cash assets, including the remaining Alibaba Shares, will generally be taxable to the Fund for U.S. federal income tax purposes.

The Fund will generally recognize gain or loss upon any liquidating distribution of Alibaba Shares or other non-cash property to stockholders or to a liquidating trust as if such property were sold at its fair market value at the time of the distribution. There is no assurance that the IRS will not challenge our valuation of any property so distributed, including any potential blockage or other discount claimed in respect of a liquidating distribution of Alibaba Shares.

U.S. Federal Income Tax Consequences to Stockholders

We intend to accomplish the liquidation and dissolution in a manner that will qualify as a “complete liquidation” of the Fund within the meaning of Section 346(a) of the Code, but there can be no assurance that our efforts to do so will be successful. The term “complete liquidation” is not defined in the Code, and the approval of the Plan of Liquidation and Dissolution does not ensure that any liquidating distributions by the Fund will be treated as distributions in “complete liquidation” by the IRS.

Based on advice of the Fund’s counsel, we believe that if the Fund liquidates and dissolves in the manner contemplated by the Plan of Liquidation and Dissolution, all distributions by the Fund to its stockholders after a vote of the stockholders approving the Plan of Liquidation and Dissolution will be treated for U.S. federal income tax purposes as distributions in complete liquidation of the Fund. The remainder of this summary assumes such treatment. If any such distribution does not so qualify, it would generally be treated as a dividend to stockholders to the extent of the Fund’s earnings and profits, and the U.S. federal income tax consequences of the Plan of Liquidation and Dissolution would differ materially from the consequences described in this summary. Stockholders should consult their own tax advisors regarding the treatment of the liquidation and dissolution as a complete liquidation and the potential consequences of a failure to qualify for such treatment.

Consequences to U.S. Holders. Amounts received by stockholders pursuant to the Plan of Liquidation and Dissolution (including amounts treated as received by stockholders as described below in “—U.S. Federal Income Tax Consequences of a Liquidating Trust”) will generally be treated as full payment in exchange for their Shares. As described below, a U.S. Holder will generally recognize gain or loss equal to the difference between (i) the amount of cash and the fair market value (at the time of the distribution) of any other property distributed, less any known liabilities assumed by the stockholder or to which the distributed property is subject and (ii) such stockholder’s tax basis in the Shares.

Amounts received by a U.S. Holder pursuant to the Plan of Liquidation and Dissolution will first be applied against and reduce the stockholder’s tax basis in the Shares. If a U.S. Holder holds different blocks of Shares (generally as a result of having acquired Shares at different times or at different prices), gain or loss is calculated separately with respect to each such block. In general, a U.S. Holder must allocate a liquidating distribution proportionately to each block of Shares and compare the allocated portion of the liquidating distribution with the stockholder’s tax basis in each such block. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of such liquidating distribution and any prior liquidating distributions received by a stockholder with respect to a Share exceeds such stockholder’s tax basis in the Share. Any loss will generally be recognized only when a stockholder receives the final distribution from us and then only if the aggregate value of all liquidating distributions with respect to a Share is less than the stockholder’s tax basis in the Share. Gain or loss recognized by a U.S. Holder with respect to a Share will be long-term capital gain or loss if the Share has been held for more than one year. Certain U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

In the event of a distribution of Alibaba Shares or other non-cash property to a U.S. Holder, the stockholder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of the distribution.

After the close of our taxable year, we intend to provide stockholders and the IRS with a statement of the amount of cash distributed to our stockholders (or transferred to a liquidating trust) and our best estimate as to the fair market value of any property distributed to them (or transferred to a liquidating trust) during that year, at such time and in such manner as required by the Treasury Regulations. There is no assurance that the IRS will not challenge our valuation of any property so distributed or transferred. In the event such a challenge is made successfully, the amount of gain or loss recognized by stockholders could change materially. A distribution that includes Alibaba Shares or other non-cash property could result in tax liability to a U.S. Holder exceeding the amount of cash received, requiring the stockholder to meet the tax obligations from other sources or by selling all or a portion of the property received.

If a U.S. Holder is required to satisfy any liability of the Fund not fully covered by our reserves, payments by the stockholder in satisfaction of such liability would generally produce a capital loss in the year paid, which, in the hands of an individual U.S. Holder, could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.

Consequences to Non-U.S. Holders. A Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax with respect to any gain realized on a liquidating distribution unless (i) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), (ii) in the case of a Non-U.S. Holder that is a nonresident alien individual, the Non-U.S. Holder is present in the United States for 183 or more days in the taxable year of the liquidating distribution and certain other requirements are met or (iii) the Fund is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the liquidating distribution or the period that the Non-U.S. Holder held the Shares, and the Non-U.S. Holder owns or owned (actually or constructively) more than 5% of the Shares at any time during the shorter of the two periods mentioned above. Although there can be no assurances in this regard, we believe that the Fund is not, and has not been during the preceding five years, a United States real property holding corporation.

If gain realized on a liquidating distribution by a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), such gain will generally be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if the Non-U.S. Holder were a U.S. Holder. In the case of a Non-U.S. Holder that is a corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). If a Non-U.S. Holder is an individual that is present in the United States for 183 or more days in the taxable year of the exchange and certain other requirements are met, the Non-U.S. Holder will generally be subject to a flat income tax at a rate of 30% (or a lower applicable treaty rate) on any gain realized on a liquidating distribution, which may be offset by certain U.S. source capital losses.

U.S. Federal Income Tax Consequences of a Liquidating Trust

If we transfer assets to a liquidating trust in connection with the Plan of Liquidation and Dissolution, we intend to structure the liquidating trust so that it will not be treated as an association taxable as a corporation for U.S. federal income tax purposes based upon the anticipated activities of the liquidating trust. As a result, it is intended that the liquidating trust itself will not be subject to U.S. federal income tax.

Stockholders will be treated for U.S. federal income tax purposes as having received a distribution (at the time of the transfer) of their pro rata share of cash and the fair market value of other property transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed such property to the liquidating trust. The U.S. federal income tax consequences of the distribution will generally be as described above in “U.S. Federal Income Tax Consequences to Stockholders.”

As owners of the liquidating trust, stockholders will generally be required to take into account for U.S. federal income tax purposes their pro rata portion of any income, expense, gain or loss recognized by the liquidating trust. The income, expense, gain or loss recognized by the liquidating trust will not affect a stockholder’s basis in the Shares.

As a result of the transfer of property to a liquidating trust and the ongoing activities of the liquidating trust, stockholders should be aware that they may be subject to U.S. federal income tax whether or not they have received any actual liquidating distributions from the liquidating trust or the Fund with which to pay such tax.

We have not obtained any IRS ruling as to the tax status of any liquidating trust, and there is no assurance that the IRS will agree with our conclusion that the liquidating trust should be treated as a liquidating trust for U.S. federal income tax purposes. If, contrary to our expectation, it were determined that the liquidating trust should be classified for U.S. federal income tax purposes as an association taxable as a corporation, income expenses, gains and losses of the liquidating trust would be reflected on its own tax return rather than being passed through to stockholders, and the liquidating trust would be required to pay U.S. federal income taxes at the applicable corporate tax rate. Furthermore, much of the above discussion would no longer be accurate. For instance, all or a portion of any distribution made to the stockholders from the liquidating trust could be treated as a dividend subject to tax at ordinary income tax rates (or, in the case of a Non-U.S. Holder, withholding tax at a rate of 30% (or a lower applicable treaty rate)). Stockholders should consult their own tax advisors as to the tax consequences to them of owning an interest in a liquidating trust in light of their particular circumstances.

Information Reporting and Backup Withholding for Non-U.S. Holders

In general, information reporting requirements will apply to liquidating distributions made to Non-U.S. Holders that are not exempt recipients. We must annually report to the IRS and to each Non-U.S. Holder the amount of distributions made on the Shares held by the stockholder and the amount of tax withheld with respect to such distributions, regardless of whether withholding is required. Under the provisions of an applicable income tax treaty or other agreement, copies of the information returns reporting such distributions and withholding may also be made available to the taxing authorities in the country in which the Non-U.S. Holder resides. In addition, U.S. federal backup withholding may apply to distributions paid to certain Non-U.S. Holders unless the stockholder furnishes to the payer a properly executed IRS Form W-8BEN or other applicable form certifying the stockholder’s status as a non-U.S. person, or the stockholder otherwise establishes an exemption and the payer does not have actual knowledge or reason to know that the stockholder is a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a stockholder’s U.S. federal income tax liability; provided that the required information is timely furnished to the IRS. Certain penalties may be imposed by the IRS on a Non-U.S. Holder that is required to furnish information but does not do so in the proper manner. Non-U.S. Holders should consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury Regulations.

Accounting Treatment

As an investment company registered under the 1940 Act, the Fund would be exempt from applying liquidation accounting and would continue to apply U.S. GAAP. The Fund anticipates remaining registered under the 1940 Act until substantially all of the Fund’s assets (including substantially all of the securities held in our Marketable Debt Securities Portfolio) are reduced to cash. Upon deregistration under the 1940 Act, the Fund would change its basis of accounting to the liquidation basis of accounting.

Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated ultimate settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Liquidation and Dissolution. For periodic reporting, we will prepare a statement of net assets in liquidation, which will summarize the assets expected to be received and liabilities expected to be paid as described above, a schedule of investments in liquidation and a statement of changes in net assets in liquidation, which will present the changes during the period in net assets available for distribution to investors and other claimants during the liquidation. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Liquidation and Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Liquidation and Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates recorded in annual or interim financial statements.

Recommendation of Our Board

Our Board has determined that the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution is in our best interests and the best interests of our stockholders. OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DISSOLUTION PROPOSAL.

Proposal No. 2: Approval of Adjournment of Special Meeting to Solicit Additional Proxies

General

At the Special Meeting, we may ask our stockholders to vote on the Adjournment Proposal to adjourn the Special Meeting to another date, time or place, if deemed necessary or appropriate in the discretion of the Board, for the purpose of soliciting additional proxies to vote in favor of the Dissolution Proposal.

Any adjournment of the Special Meeting may be made without notice, other than by the announcement made at the Special Meeting, if the Adjournment Proposal is approved by the affirmative vote of a majority of the Shares that are represented at the Special Meeting and entitled to vote thereon. However, if the adjournment is for more than 30 days from the date set for the original meeting, a new notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the adjourned meeting.

If we adjourn the Special Meeting to a later date, we will transact the same business and, unless we must fix a new record date, only the stockholders who were eligible to vote at the original meeting will be permitted to vote at the adjourned meeting. Any adjournment of the Special Meeting will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned.

Recommendation of Our Board

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADJOURNMENT PROPOSAL.

Additional Information

Description of Business

The Fund is an independent, publicly traded, non-diversified, closed-end management investment company registered under the 1940 Act. The Fund is organized as a Delaware corporation. The Shares are currently listed on Nasdaq and its ticker symbol is “AABA.” The Fund’s principal executive offices are located at 140 East 45th Street, 15th Floor, New York, New York 10017 and its telephone number is 646-679-2000.

For a description of our business as historically conducted, our properties and any material pending legal proceedings to which we are a party or subject, see (i) our Registration Statement on Form N-2, dated June 16, 2017, as amended by Amendment No. 1 to Registration Statement, dated August 28, 2017, Amendment No. 2 to Registration Statement, dated February 26, 2018, and Amendment No. 3 to Registration Statement, dated July 10, 2018 and (ii) our Form N-CSR for the fiscal year ended December 31, 2018, filed on February 27, 2019.

Administrator

U.S. Bancorp Fund Services, LLC serves as the Fund’s administrator pursuant to an administration agreement. U.S. Bancorp Fund Services, LLC is located at 615 East Michigan Street, Milwaukee, Wisconsin 53202.

Market Price of Shares

Our Shares currently trade on Nasdaq under the symbol “AABA.” The following table sets forth, for each of the calendar quarters indicated, the high and low closing market prices for the Shares on Nasdaq, the net asset value per Share and the premium or discount to net asset value per Share at which the Shares were trading.

During Quarter Ended	Market Price per Share		Net Asset Value per Share on Date of Market Price High and Low(1)		Premium/(Discount) on Date of Market Price High and Low(2)
	High	Low	High	Low	High	Low
March 31, 2019	$76.01	$55.53	$102.39	$71.86	-25.77%	-22.73%
December 31, 2018	$67.25	$55.65	$87.14	$72.32	-22.82%	-23.05%
September 30, 2018	$77.53	$63.80	$105.03	$85.30	-26.18%	-25.20%
June 30, 2018	$82.36	$67.55	$110.98	$92.42	-25.79%	-26.91%
March 31, 2018	$80.30	$69.15	$111.61	$96.11	-28.05%	-28.05%
December 31, 2017	$72.93	$65.40	$103.60	$93.81	-29.60%	-30.29%
September 30, 2017	$67.43	$54.45	$97.20	$79.06	-30.63%	-31.13%
June 30, 2017(3)	$55.09	$52.58	$80.32	$76.66	-31.41%	-31.41%

(1)	Based on the Fund’s computations.

(2)	Calculated based on the information presented. Percentages are rounded.

(3)	The Fund commenced investment operations on June 16, 2017. Prior to June 16, 2017, the Shares were listed for trading on Nasdaq under the symbol “YHOO.”

Principal Stockholders

As of the Record Date, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of any class of securities of the Fund, except as set forth below:

Stockholder Name and Address*	Class of Shares	Share Holdings	Percentage Owned
David Filo 380 Hamilton Ave., P.O. Box 1411 Palo Alto, California 94302	Common Stock	31,510,285	5.2%

*	The information contained in this table is based on Mr. Filo’s Schedule 13G/A filed with the SEC on February 13, 2019.

Privacy Principles of the Fund

The Fund is committed to maintaining the privacy of stockholders and to safeguarding their non-public personal information. The following information is provided to help you understand what personal information the Fund collects, how the Fund protects that information and why, in certain cases, the Fund may share information with select other parties.

Generally, the Fund does not receive any non-public personal information relating to its stockholders, although certain non-public personal information may become available to the Fund. The Fund does not disclose any non-public personal information about its stockholders or former stockholders to anyone, except as permitted by law or as is necessary in order to service stockholder accounts (for example, to a transfer agent or third-party administrator).

The Fund restricts access to non-public personal information about its stockholders to only those employees with a legitimate business need for the information. The Fund maintains physical, electronic and procedural safeguards designed to protect the non-public personal information of its stockholders.

Stockholder Proposals and Nominations

Since the Fund expects to file the Certificate of Dissolution during the fourth quarter of 2019, we do not currently intend to hold an annual meeting of stockholders in 2019. However, if the filing of the Certificate of Dissolution is materially delayed and we do hold an annual meeting of stockholders in 2019, stockholder proposals intended for inclusion in the Fund’s proxy statement in connection with the Fund’s 2019 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Fund’s Secretary at the Fund’s principal executive offices by May 7, 2019.

Stockholders who do not wish to submit a proposal for inclusion in the Fund’s proxy statement and form of proxy for the 2019 annual meeting in accordance with Rule 14a-8 under the Exchange Act may submit a proposal for consideration at the Fund’s 2019 annual meeting of stockholders in accordance with the Fund’s bylaws. The Fund’s bylaws require compliance with certain procedures for a stockholder to properly make a nomination for election as a director or to propose other business for the Fund. If a stockholder who is entitled to do so under the Fund’s bylaws wishes to nominate a person or persons for election as a director or propose other business for the Fund, that stockholder must provide a written notice to the Secretary of the Fund at the Fund’s principal executive offices. Such notice must include certain information about the proponent and the proposal, or in the case of a nomination, the nominee. A copy of the Fund’s bylaws, which include the provisions regarding the requirements for stockholder nominations and proposals, may be obtained by sending a written request to the Fund’s Secretary at 140 East 45th Street, 15th Floor, New York, New York 10017. Any stockholder considering making a nomination or other proposal should carefully review and comply with those provisions of the Fund’s bylaws. Notice of any such business must be in writing and received at the Fund’s principal executive office between June 18, 2019 and July 18, 2019.

Householding of Proxy Statement

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of our proxy materials to households at which two or more stockholders reside (“Householding”). Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to Householding, either affirmatively or implicitly by not objecting to Householding, received only one copy of our proxy materials. A stockholder who wishes to participate in Householding in the future must contact his or her broker, bank or other intermediary directly to make such request. Alternatively, a stockholder who wishes to revoke his or her consent to Householding and receive separate proxy materials for each stockholder sharing the same address must contact his or her broker, bank or other intermediary to revoke such consent. Stockholders may also obtain a separate Proxy Statement or may receive a printed or an e-mail copy of this Proxy Statement without charge by sending a written request to the Fund’s Secretary at 140 East 45th Street, 15th Floor, New York, New York 10017 or to Georgeson LLC toll free at 1-866-219-9786. We will promptly deliver a copy of this Proxy Statement upon request. Householding does not apply to stockholders with Shares registered directly in their name.

Where You Can Find More Information

The Fund files annual, semi-annual and current reports, proxy statements and other documents with the SEC under the Exchange Act. The Fund’s SEC filings made electronically through the SEC’s EDGAR system are available to the public on the SEC’s website at http://www.sec.gov or on the SEC Filings section of the Fund’s website at https://www.altaba.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington D.C. 20549-1004. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room.

Appendix A

Plan of Complete Liquidation and Dissolution of Altaba Inc.

This Plan of Complete Liquidation and Dissolution (this “Plan”) is intended to accomplish the complete liquidation and dissolution of Altaba Inc., a Delaware corporation (the “Fund”), in accordance with Sections 280 and 281 of the General Corporation Law of the State of Delaware (the “DGCL”) and Section 331 of the Internal Revenue Code of 1986, as amended (the “Code”).

1. Approval of this Plan. The Board of Directors of the Fund (the “Board”) has adopted this Plan in accordance with the Amended and Restated Certificate of Incorporation of the Fund, as amended (the “Charter”), and Section 275 of the DGCL. This Plan shall be submitted to the stockholders of the Fund for approval or disapproval by them in accordance with the resolutions adopted by the Board and shall become effective as of the date that this Plan is approved and adopted by the requisite vote of holders of a majority of the shares of the Fund’s common stock issued and outstanding and entitled to vote thereon.

2. Certificate of Dissolution. Subject to Section 14 hereof, at such time as may be determined by the appropriate officers of the Fund following the approval and adoption of this Plan by the Fund’s stockholders, the Fund shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with Section 275(d) of the DGCL (the time of such filing, or such later effective time as stated therein, the “Effective Time”).

3. Cessation of Business Activities. After the Effective Time, the Fund shall exist solely for purposes of prosecuting and defending suits, whether civil, criminal or administrative, by or against the Fund, and of enabling the Fund gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the Fund was organized.

4. Dissolution Process. From and after the Effective Time, the Fund shall proceed to liquidate and wind up its affairs in accordance with the procedures set forth in Sections 278, 280 and 281(a) of the DGCL. In this respect, the Fund shall follow the procedures set forth in Section 280 of the DGCL, and in conformity with the requirements of Section 281(a) of the DGCL:

(a)	Shall pay the claims made and not rejected in accordance with Section 280(a) of the DGCL;

(b)	Shall post the security offered and not rejected pursuant to Section 280(b)(2) of the DGCL;

(c)	Shall post any security ordered by the Court of Chancery of the State of Delaware in any proceeding under Section 280(c) of the DGCL; and

(d)	Shall pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by the Fund.

Such claims or obligations shall be paid in full and any such provision for payment shall be made in full, in each case, if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority, and, among claims of equal priority, ratably to the extent of assets available therefor. Any remaining assets shall be distributed to the stockholders of the Fund in accordance with the terms of the Charter; provided, however, that no such distribution shall be made before the expiration of one-hundred and fifty (150) days from the date of the last notice of rejection given pursuant to Section 280(a)(3) of the DGCL. The Fund may make multiple distributions, which shall be in cash and/or assets, in such amounts, and at such time or times, as the Board (or any trustee(s) or agent(s) as may be appointed by the Board under this Plan) may determine, subject in each case to compliance with Sections 280 and 281(a) of the DGCL. For the avoidance of doubt, the Fund shall make adequate provision in satisfaction of the Fund’s obligations with respect to the User Securities Liabilities (as defined in that certain Stock Purchase Agreement, dated as of July 23, 2016, as amended as of February 20, 2017 (the “Stock Purchase Agreement”), by and between the Fund (f/k/a Yahoo! Inc.) and Verizon Communications, Inc.) pursuant to the Reorganization Agreement (as defined in the Stock Purchase Agreement) in accordance with and pursuant to Section 4.21(b) of the Stock Purchase Agreement. In the absence of actual fraud, the judgment of the Board, or any trustee(s) or agent(s) as may be appointed by the Board under this Plan, as the case may be, as to the provision made for the payment of all obligations under paragraph (d) of this Section 4 shall be conclusive.

Notwithstanding anything contained herein to the contrary, the Board (or any trustee(s) or agent(s) as may be appointed by the Board under this Plan) may opt to dissolve the Fund in accordance with the procedures set forth in Section 281(b) of the DGCL.

5. Liquidating Trust. If deemed necessary, appropriate or desirable by the Board, in its sole and absolute discretion, in furtherance of the liquidation and distribution of the Fund’s assets to the stockholders, as a final liquidating distribution or from time to time, the Fund may transfer to one or more liquidating trustees, for the benefit of the stockholders, under one or more liquidating trusts, all, or a portion, of the assets and liabilities of the Fund. If assets are transferred to a liquidating trust, each stockholder shall receive an interest (each, an “Interest”) in such liquidating trust pro rata based on its proportionate entitlement to any liquidating distribution(s) under the Charter on that date. All distributions from such liquidating trust will be made pro rata in accordance with the Interests. The Interests shall not be transferable except by operation of law or upon death of the recipient. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Fund, to act as the trustee(s) of such liquidating trust for the benefit of the stockholders and to receive any assets of the Fund. Any such conveyance to the trustee(s) shall be in trust for the stockholders of the Fund. The Fund, as authorized by the Board, in its sole and absolute discretion, may enter into a liquidating trust agreement(s) with the trustee(s), on such terms and conditions as the Board may deem necessary, appropriate or desirable. Adoption of this Plan by the stockholders of the Fund shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement as their act and as a part hereof as if herein written.

6. Closing of Stock Transfer Books; Cancellation of Stock. At the Effective Time, the Fund shall close its stock transfer books and discontinue recording transfers of shares of capital stock of the Fund and thereafter certificates representing shares of capital stock of the Fund will not be assignable or transferable on the books of the Fund except by operation of law or upon death of the recipient. From and after the Effective Time, and subject to applicable law, each stockholder of the Fund shall cease to have any rights in respect thereof, except the right to receive distributions, if any, in accordance with Section 4 hereof. With respect to any capital stock of the Fund represented by certificates, the Fund may, but need not, require the surrender of the certificates representing the capital stock of the Fund (or evidence satisfactory to the Fund of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Fund) as a condition to payment of any liquidating distribution to stockholders. The Fund shall request that, following the Effective Time, The Depository Trust Company (“DTC”), as a holder of capital stock through its Cede & Co. nominee, maintain records representing the right to receive distributions, if any, in accordance with Section 4 hereof, including any transfers of such rights.

7. Absence of Appraisal Rights. The Fund’s stockholders shall not be entitled to appraisal rights under Delaware law for their shares of capital stock in connection with the transactions contemplated by this Plan.

8. Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing the capital stock (as and to the extent required hereunder) or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Fund, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Fund.

9. Stockholder Consent to Sale of Assets. Approval and adoption of this Plan by the stockholders of the Fund shall constitute the approval of the stockholders of the sale, exchange or other disposition of any and all of the property and assets of the Fund, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute approval, adoption and ratification of any contracts for sale, exchange or other disposition entered into in contemplation of approval and adoption of this Plan. The Fund shall not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of its properties and assets in connection with the implementation of this Plan.

10. Expenses of Dissolution. The Board and officers of the Fund shall take all action required to be taken by the Fund, including, without limitation, authorizing and directing the payment of or making provision for the payment of all expenses, liabilities and obligations of the Fund incurred in connection with the dissolution, liquidation and winding up of the Fund as provided for herein. Without limiting the foregoing, in connection with and for the purposes of implementing and assuring completion of this Plan, the Fund may, in the sole and absolute discretion of the Board (or any trustee(s) or agent(s) as may be appointed by the Board under this Plan), retain brokers, lawyers, accountants and other advisors and pay any investment advisory, brokerage, agency, professional and other fees and expenses of persons rendering services to the Fund in connection with the collection, management, sale, exchange or other disposition of the Fund’s property and assets and the implementation of this Plan.

11. Authority of Officers and Directors.

(a) After the Effective Time, the Board and the officers of the Fund shall continue in their respective positions for the purpose of winding up the affairs of the Fund as contemplated by the DGCL. The Board may appoint officers, hire employees and retain independent contractors as it deems necessary or desirable to supervise or facilitate the dissolution, and is authorized to pay to the Fund’s officers, directors, employees and independent contractors, or any of them, compensation or additional compensation (including retention and severance payments) above their regular compensation, in money or other property, and may provide for indemnification (including advancement of expenses) to such persons, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the successful implementation of this Plan. To the fullest extent permitted by law, adoption of this Plan by the stockholders of the Fund shall constitute approval of the payment of any such compensation.

(b) The adoption of this Plan by the stockholders of the Fund shall constitute full and complete authority for the Board and the officers of the Fund, without further stockholder action, to do and perform any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of any kind and character that the Board or such officers deem necessary, appropriate or advisable: (i) to dissolve the Fund in accordance with the DGCL and cause its withdrawal from all jurisdictions in which it is authorized to do business; (ii) to sell, dispose, convey, transfer and deliver the assets of the Fund; (iii) to satisfy or provide for the satisfaction of the Fund’s obligations in accordance with Sections 280 and 281 of the DGCL and the Code; (iv) to dispute, defend, adjudicate or settle claims and to resolve and clarify liabilities with respect to such claims; and (v) to distribute all of the remaining funds of the Fund to the stockholders of the Fund, in each case, to the fullest extent permitted by law.

12. Indemnification. The Fund shall continue to indemnify and provide for advancement of expenses to its officers, directors, employees, agents and representatives in accordance with its Charter, its bylaws, any contractual arrangements and applicable law, for acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Fund. The Fund’s obligation to indemnify (or advance expenses to) such persons may also be satisfied out of insurance proceeds or the assets of any trust created pursuant to this Plan. The Board or any trustee(s) or agent(s) as may be appointed by the Board under this Plan, as applicable, is authorized to obtain and maintain insurance as may be necessary, appropriate or desirable to cover the Fund’s obligations under this Plan including its existing directors’ and officers’ liability insurance policy or any replacement policy.

13. Modification or Abandonment of this Plan. In its sole and absolute discretion, the Board may amend or modify this Plan at any time, notwithstanding stockholder approval of this Plan, and the Board need not submit any such amendment or modification to the stockholders of the Fund for approval. In its sole and absolute discretion, the Board may abandon this Plan and all actions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL. Upon the abandonment of this Plan, this Plan shall be void and of no further force and effect.

14. Concentration of Investments. In connection with the liquidation and distribution of the Fund’s assets to stockholders, the Fund’s disposition of its ordinary shares and American Depositary Shares of Alibaba Group Holding Limited may cause the Fund to no longer invest 25 percent or more of its total assets in securities issued by companies in the online services and e-commerce industry. After the Fund’s investments in securities of companies in the online services and e-commerce industry drops below 25 percent of the Fund’s total assets, the Fund will no longer maintain a policy to concentrate its investment in such securities.

ADOPTED BY BOARD OF DIRECTORS

OF ALTABA INC.

ON APRIL 2, 2019

Altaba ote 0 2 C V Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 031GUE + + 2. To grant discretionary authority to the Board of the Fund to adjourn the special meeting, even if a quorum is present, to solicit additional proxies in the event that there are insufficient votes at the time of the special meeting to approve the liquidation and dissolution of the Fund pursuant to the Plan of Liquidation and Dissolution. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below: qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2019 Special Meeting Proxy Card For Against Abstain Altaba Inc.’s (“Altaba” or the “Fund”) Board of Directors (the “Board”) recommends a vote “FOR” each of Proposal 1 and 2: 1. To consider and vote upon a proposal to approve the voluntary liquidation and dissolution of the Fund pursuant to the Plan of Complete Liquidation and Dissolution attached to the proxy statement as Appendix A (such plan, the “Plan of Liquidation and Dissolution”). 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 1 7 2 3 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Î” â‰^ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/AABA or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/AABA Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 2:00 a.m., Eastern Time, on , 2019. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/AABA Notice of 2019 Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting Month Day, 2019 Notice is hereby given to the holders of shares of common stock, par value $0.001 per share (“Shares”), of Altaba that a special meeting of stockholders of the Fund (the “Special Meeting”) will be held at [•] on [•], [•], 2019, at 11:00 a.m. (Eastern time). The Special Meeting is being held for the purposes as defined in Proposals 1 and 2. YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. ANY STOCKHOLDER COMPLETING THIS PROXY THAT FAILS TO MARK ONE OF THE BOXES FOR ANY PROPOSAL WILL BE DEEMED TO HAVE GIVEN THE PROXY HOLDERS COMPLETE DISCRETION IN VOTING HIS, HER, OR ITS SHARES AT THE SPECIAL MEETING ON SUCH PROPOSAL. IN THAT CASE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED, AS APPLICABLE, “FOR” EACH OF THE PROPOSALS 1 AND 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting and any adjournment or postponement thereof. (Items to be voted appear on reverse side) Altaba Inc. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Non-Voting Items + + Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. Change of Address — Please print new address below.